             As filed with the Securities and Exchange Commission on May 8, 1996
                                                 Registration No. 333-__________


================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           ==========================

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           ==========================

     MOBIL CORPORATION                       MOBIL G.B. 388 FINANCE INC.
(EXACT NAME OF REGISTRANT AS                (EXACT NAME OF REGISTRANT AS
  SPECIFIED IN ITS CHARTER)                   SPECIFIED IN ITS CHARTER)
         Delaware                                     Delaware
(STATE OR OTHER JURISDICTION                (STATE OR OTHER JURISDICTION
OF INCORPORATION OR ORGANIZATION)          OF INCORPORATION OR ORGANIZATION)
            2911                                         2911
  (Primary Standard Industrial                (Primary Standard Industrial
   Classification Code Number)                 Classification Code Number)
       13-2850309                                     75-2577579
(I.R.S. EMPLOYER IDENTIFICATION NO.)        (I.R.S. EMPLOYER IDENTIFICATION NO.)

                              3225 GALLOWS ROAD
                         FAIRFAX, VIRGINIA 22037-0001
                                (703) 846-3000
         (ADDRESS INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
           AREA CODE, OF REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)

                              CHARLES H. DUBOIS
                                  SECRETARY
                              MOBIL CORPORATION
                              3225 GALLOWS ROAD
                         FAIRFAX, VIRGINIA 22037-0001
                                (703) 846-3000
              (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
              NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                  COPIES TO:
RALPH N. JOHANSON, JR., ESQ.                         JONATHAN L. FREEDMAN, ESQ.
 ASSISTANT GENERAL COUNSEL                                DEWEY BALLANTINE
     MOBIL CORPORATION                              1301 AVENUE OF THE AMERICAS
     3225 GALLOWS ROAD                             NEW YORK, NEW YORK 10019-6092
FAIRFAX, VIRGINIA 22037-0001

          Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

          If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:
[ ]



                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================


                                       Amount                 Proposed                    Proposed
Title of Each Class of                 to be                   Maximum                     Maximum                  Amount of
Securities to be Registered          Registered         Offering Price(1)(2)         Aggregate Offering         Registration Fee
- ---------------------------          ----------         --------------------         ------------------         ----------------

Series 1995-B1-B6                   $92,185,000                 100%                    $92,185,000                $31,787.93
Mobil Guaranty                           NA                      NA                          NA                        NA
Total                               $92,185,000                 100%                    $92,185,000                $31,787.93
- ------------------------------------------------------------------------------------------------------------------------------------

(1) No separate consideration will be received for the New Certificates issuable upon exchange of the outstanding Old Certificates.
(2)  No separate consideration will be received for the Mobil Guaranty.

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                               MOBIL CORPORATION
                          MOBIL G.B. 388 FINANCE INC.

                             CROSS REFERENCE SHEET

          (PURSUANT TO ITEM 501(b) OF REGULATION S-K SHOWING LOCATION
     IN PROSPECTUS OF INFORMATION REQUIRED BY ITEMS OF PART I OF FORM S-4)


      REGISTRATION STATEMENT
      ITEM NUMBER AND CAPTION                           CAPTION OR LOCATION IN PROSPECTUS
1.   Forepart of Registration Statement and
     Outside Front Cover Page of Prospectus.......... Outside Front Cover Page
2.   Inside Front and Outside Back Cover              Inside Front Cover Page; Outside Back Cover
     Pages of Prospectus............................. Page
                                                      Summary; Ratio of Earnings to Fixed Charges;
3.   Risk Factors, Ratio of Earnings to               Selected Consolidated Financial Data; The
     Fixed Charges and Other Information............. Exchange Offer; Tax Considerations
                                                      Outside Front Cover Page:  Summary; The
                                                      Exchange Offer; Description of the New
4.   Terms of the Transaction........................ Certificates; Tax Considerations
5.   Pro-Forma Financial Information................. Inapplicable
6.   Material Contracts with the Company
     Being Acquired.................................. Inapplicable
7.   Additional Information Required for
     Reoffering by Persons and Parties
     Deemed to be Underwriters....................... Inapplicable
8.   Interests of Named Experts and Counsel.......... Legal Matters; Experts
9.   Disclosure of Commission Position on
     Indemnification for Securities Act
     Liabilities..................................... Inapplicable
10.  Information with Respect to S-3
     Registrants..................................... Documents Incorporated by Reference
11.  Incorporation of Certain Information by
     Reference....................................... Documents Incorporated by Reference
12.  Information with Respect to S-2 or S-3
     Registrants..................................... Inapplicable
13.  Incorporation of Certain Information by
     Reference....................................... Inapplicable
14.  Information with Respect to Registrants other
     than S-3 or S-2 Registrants..................... Inapplicable
15.  Information with Respect to S-3
     Companies....................................... Inapplicable
16.  Information with Respect to S-3 or S-2
     Companies....................................... Inapplicable
17.  Information with respect to Companies
     Other Than S-3 or S-2 Companies................. Inapplicable
18.  Information if Proxies, Consents or
     Authorizations are to be Solicited.............. Inapplicable
19.  Information if Proxies, Consents or
     Authorizations are not to be Solicited or
     in an Exchange Offer............................ Documents Incorporated by Reference

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

Information contained herein is subject to completion or amendment. A Registration Statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

PROSPECTUS                              SUBJECT TO COMPLETION, DATED MAY 8, 1996

                               MOBIL CORPORATION
                          MOBIL G.B. 388 FINANCE INC.
             TENDER FOR ALL OUTSTANDING PASS THROUGH CERTIFICATES,
      SERIES 1995-A1 THROUGH 1995-A6 OF MOBIL CORPORATION IN EXCHANGE FOR
           PASS THROUGH CERTIFICATES, SERIES 1995-B1 THROUGH 1995-B6

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON ___________
                             1996, UNLESS EXTENDED.
                           __________________________

    Mobil Corporation, a Delaware corporation ("Mobil"), and Mobil G.B. 388 Finance Inc., a Delaware corporation ("MGB"), hereby offer, upon the terms and subject to the conditions set forth in this Prospectus (the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal" which, together with the Prospectus, constitute the "Exchange Offer"), to cause the Pass Through Trustee (as defined herein) to exchange the Pass Through Certificates, Series 1995-B1 through 1995-B6 (the "New Certificates"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the Registration Statement of which this Prospectus is a part, for a like principal amount of issued and outstanding Pass Through Certificates, Series 1995-A1 through 1995-A6 (the "Old Certificates"), of which an aggregate of $92,185,000 in principal amount is outstanding. The New Certificates will evidence the same fractional undivided interest in one of six Mobil Corporation 1995-A Pass Through Trusts (the "Pass Through Trusts") which were formed pursuant to six separate pass through trust agreements (the "Agreements") among Mobil, MGB and First Security Bank of Utah, National Association, as Pass Through Trustee (the "Pass Through Trustee") as was evidenced by the Old Certificates (which they replace) and will be entitled to the benefits of the Agreements. The Old Certificates and the New Certificates are referred to herein collectively as the "Certificates." The Old Certificates were offered and sold in the Original Offering (as defined herein) that closed on December 12, 1995. The form and terms of the New Certificates will be identical in all material respects to the form and terms of the Old Certificates except that the New Certificates will have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof and will not contain certain provisions included in the terms of the Old Certificates relating to a contingent increase in the interest rate and holders of the New Certificates will not be entitled to any rights under the Registration Rights Agreement. See "The Exchange Offer" and "Description of the New Certificates." Because the Exchange Offer has been commenced prior to June 12, 1996, holders of Old Certificates, whether or not tendered, will not be entitled to the contingent increase in the interest rate provided for in the Old Certificates.

    The property of the Pass Through Trusts consists of secured notes (the "Secured Notes") issued on a nonrecourse basis by the Owner Trustee (as defined herein) of an owner trust pursuant to a leveraged lease transaction which financed 72.83% of the Lessor's Cost (as hereinafter defined) of a 40% undivided interest (the "Undivided Interest") in an oil and gas drilling and production system (the "Production System") that was acquired by the Owner Trustee from MGB and leased to MGB. Although neither the Certificates nor the Secured Notes are direct obligations of, or guaranteed by, MGB or Mobil, the amounts unconditionally payable by MGB for the lease of the Undivided Interest will be at least sufficient to pay in full when due all payments of principal of, premium, if any, or interest on the Secured Notes held in the Pass Through Trusts. Mobil has fully and unconditionally guaranteed to the holders from time to time of Certificates the full and prompt payment of all amounts payable by MGB under the Lease (as hereinafter defined) when and as the same shall become due and payable.

    The Secured Notes issued by the Owner Trustee were issued in six series. Each of the Pass Through Trusts purchased Secured Notes of one series from the Owner Trustee, and all of the Secured Notes held in each Pass Through Trust have an interest rate corresponding to the interest rate applicable to Certificates issued by such Pass Through Trust. The maturity dates of the Secured Notes acquired by each Pass Through Trust occur on or before the final distribution date applicable to the Certificates issued by such Pass Through Trust. The Secured Notes are secured by a security interest in the Undivided Interest and in the Lease relating thereto, including the right to receive rentals payable in respect of the Undivided Interest by MGB. Interest paid on the Secured Notes held in the Pass Through Trusts will be passed through to the Certificateholders (as hereinafter defined) on each January 2 and July 2 of each year, commencing July 2, 1996, at the rate per annum set forth herein for each Pass Through Trust until the final distribution date. Principal payments on the Secured Notes held in Pass Through Trusts 1995-A1 through 1995-A5 will be passed through to the Certificateholders of each such Pass Through Trust in full at their respective maturity dates. Principal payments on the Secured Notes held in Pass Through Trust 1995-A6 will be passed through to the Certificateholders of such Pass Through Trust in scheduled amounts on January 2 or July 2, or both, of each year, commencing on January 2, 2002, and continuing until the final distribution date, for such Pass Through Trust set forth herein. For

                                                        (Continued on next page)
                           __________________________

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
                                    EXCHANGE
  COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
        ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.
                           __________________________

                             ________________, 1996

(Cover Page Continued)

circumstances under which distributions to the Certificateholders may be made prior to the final distribution date, see "Description of the New
Certificates--Payments and Distributions."

     Any and all Old Certificates validly tendered (and not timely withdrawn) prior to 5:00 p.m., New York City time, during the period ending on the date that is 60 days after the date upon which notice of effectiveness of the Registration Statement is mailed to each Certificateholder, unless extended by Mobil and MGB (such date, or such later date to which the Exchange Offer may be extended, the "Expiration Date") will be accepted for exchange. Tenders of Old Certificates may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Certificates being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions, which may be waived by Mobil and MGB. See "The Exchange Offer."

     Any waiver, extension or termination of the Exchange Offer will be publicly announced by Mobil and MGB through a release to the Dow Jones News Service and as otherwise required by applicable law or regulations.

     Based on no-action letters issued by the staff of the Securities and Exchange Commission (the "Commission") to unrelated parties, Mobil and MGB believe that New Certificates issued pursuant to the Exchange Offer in exchange for Old Certificates may be offered for resale, resold, and otherwise transferred by a holder thereof (other than broker-dealers, as set forth below, and any holder that is an "affiliate" of Mobil within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holder is acquiring the New Certificates in the ordinary course of its business and has no arrangement or understanding with any person to participate in the distribution of the New Certificates. Eligible holders of Old Certificates wishing to accept the Exchange Offer must represent to Mobil and MGB in the Letter of Transmittal that such conditions have been met. See "The Exchange Offer--Purpose and Effect of the Exchange Offer." Each broker-dealer that receives New Certificates for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Certificates. The Letter of Transmittal states that by so acknowledging and by delivering such prospectus, such broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by such broker-dealer in connection with resale of New Certificates received for such broker-dealer's own account in exchange for Old Certificates where such Old Certificates were acquired by such broker-dealer as a result of market-making activities or other trading activities. Mobil and MGB have agreed that, for a period of 90 days after the Expiration Date, they will make this Prospectus available to any such broker-dealer for use in connection with any such resale. See "Plan of Distribution."

    The New Certificates constitute a new issue of securities with no established trading market. Mobil and MGB do not intend to list the New Certificates on any securities exchange or to seek approval for quotation through any automated quotation system. Morgan Stanley & Co. Incorporated ("MS&Co.") has indicated to Mobil and MGB that it intends to effect offers and sales of the New Certificates in market-making transactions at negotiated prices related to prevailing market prices at the time of sales, but is not obligated to do so and such market-making activities may be discontinued at any time. MS&Co. may act as principal or agent in such transactions. There can be no assurance that an active market for the New Certificates will develop. Any Old Certificates not tendered and accepted in the Exchange Offer will remain outstanding and will continue to accrue interest and be entitled to distributions of principal and interest. Following consummation of the Exchange Offer, the holders of Old Certificates will continue to be subject to the existing restrictions upon transfer thereof and Mobil and MGB will have no further obligation to such holders to provide for the registration under the Securities Act of the Old Certificates held by them. To the extent that Old Certificates are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Certificates could be adversely affected. It is not expected that an active market for the Old Certificates will develop while they are subject to restrictions on transfer.

    This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders of Old Certificates as of ___________, 1996.

                            AVAILABLE INFORMATION

     Mobil and MGB have filed with the Commission a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act covering the New Certificates offered hereby. This Prospectus, which constitutes a part of the Registration Statement, omits certain information contained in the Registration Statement as permitted by the rules and regulations of the Commission. For further information with respect to Mobil, MGB and the Exchange Offer, reference is made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as a part thereof, which may be inspected at the public reference facilities of the Commission, at the addresses set forth below.
With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, the material terms of each of which are summarized in this Prospectus, reference is made to the exhibit for a more complete description of the document or matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

     Mobil is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Commission. The Registration Statement, as well as such reports and other information filed by Mobil pursuant to the Exchange Act, may be inspected and copied (at prescribed rates) at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at 75 Park Place, New York, New York 10007 and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. In addition, reports, proxy statements and other information may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, upon which the common stock of Mobil is traded.

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE EXCHANGE OFFER MADE BY THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.



                  TABLE OF CONTENTS

                                                  Page
                                                  ----

AVAILABLE INFORMATION...........................    3
SUMMARY.........................................    4
USE OF PROCEEDS.................................   14
THE ORIGINAL OFFERING...........................   14
MOBIL CORPORATION...............................   17
MOBIL G.B. 388 FINANCE INC......................   17
RATIO OF EARNINGS TO FIXED CHARGES OF MOBIL
  CORPORATION...................................   18
SELECTED CONSOLIDATED FINANCIAL INFORMATION
  OF MOBIL CORPORATION..........................   18
THE EXCHANGE OFFER..............................   19
DESCRIPTION OF THE NEW CERTIFICATES.............   26
DESCRIPTION OF THE SECURED NOTES................   38
FEDERAL INCOME TAX CONSEQUENCES.................   53
CERTAIN UTAH TAXES..............................   56
ERISA CONSIDERATIONS............................   57
PLAN OF DISTRIBUTION............................   58
LEGAL MATTERS...................................   58
EXPERTS.........................................   59
DOCUMENTS INCORPORATED BY REFERENCE.............   59
GLOSSARY OF CERTAIN TERMS.......................   60


                                   SUMMARY

     The following summary does not purport to be complete and is qualified in its entirety by the detailed information appearing elsewhere or incorporated by reference herein.

                                    Mobil

     Mobil was incorporated in March, 1976 in the State of Delaware and operates primarily as a holding company. Mobil's principal business, which is conducted primarily through wholly owned subsidiaries, is in the United States and international energy industries. Mobil is also a manufacturer and marketer of petrochemicals, packaging films and specialty chemical products. Mobil, through its subsidiaries, has business interests in over 125 countries as of December 31, 1995. Mobil's principal executive offices are located at 3225 Gallows Road, Fairfax, Virginia 22037-0001, and its telephone number is
(703) 846-3000.

                                     MGB

     MGB is a wholly-owned special purpose finance subsidiary of Mobil. MGB was incorporated in the State of Delaware on March 10, 1994 under the name RTC
Two, Inc. On December 4, 1995 MGB filed a Certificate of Amendment with the State of Delaware changing its name to Mobil G.B. 388 Finance Inc. MGB has no business activities other than leasing the Undivided Interest (as defined herein) and subleasing the Undivided Interest as permitted by the Lease (as defined herein). MGB's offices are located at 3225 Gallows Road, Fairfax, Virginia 22037-0001, and its telephone number is (703) 846-3000.

                            The Original Offering

Glossary............................ Included at the end of this Prospectus as
                                       Appendix I is a Glossary of certain of
                                       the significant defined terms used
                                       herein.

Old Certificates.................... The Old Certificates were issued by
                                       Mobil and MGB on December 12, 1995 to
                                       MS&Co. (in such capacity, the "Placement
                                       Agent") pursuant to a Placement
                                       Agreement, dated as of December 6, 1995
                                       (the "Placement Agreement"). The
                                       Placement Agent subsequently resold the
                                       Old Certificates within the United States to qualified institutional buyers (as defined in Rule 144A under the Securities
                                       Act) ("QIBs") in compliance with Rule
                                       144A and to a limited number of
                                       institutional accredited investors that
                                       agreed to comply with certain transfer
                                       restrictions and other conditions and
                                       outside the United States to persons
                                       other than U.S. persons in reliance upon Regulation S under the Securities Act (the "Original Offering"). For the terms of the Old Certificates, including the principal amount and interest rate for each series of the Old Certificates, see "The Original Offering."

Registration Rights Agreement....... Pursuant to the Placement Agreement,
                                       Mobil, MGB and the Placement Agent
                                       entered into a Registration Rights
                                       Agreement, dated as of December 12, 1995
                                       (the "Registration Rights Agreement"),
                                       which grants the holders of the Old
                                       Certificates certain exchange and
                                       registration rights. The Exchange Offer
                                       is being made pursuant to the
                                       Registration Rights Agreement and such
                                       exchange rights terminate upon the
                                       consummation of the Exchange Offer.

                              The Exchange Offer

Securities Offered.................. $92,185,000 aggregate principal amount of
                                       Pass Through Certificates, Series 1995-B1 through 1995-B6 (the "New Certificates"), which have been registered under the Securities Act.

The Exchange Offer.................. $1,000 principal amount of New Certificates in exchange for each $1,000 principal
                                       amount of Old Certificates duly tendered and not withdrawn prior to acceptance thereof. The Pass Through Trustee will deliver the New Certificates to holders (who have properly tendered and not withdrawn their Old Certificates) as promptly as practicable after the Expiration Date.

Transferability of New Certificates
  Under Federal Securities Laws..... Based on an interpretation by the staff of the Commission set forth in no-action
                                       letters issued to unrelated parties,
                                       Mobil and MGB believe that the New
                                       Certificates issued pursuant to the
                                       Exchange Offer in exchange for Old
                                       Certificates may be offered for resale,
                                       resold and otherwise transferred by any
                                       holder thereof (other than broker-
                                       dealers, as set forth below, and any such holder that is an "affiliate" of Mobil within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Certificates are acquired in the ordinary course of such holder's business, that such holder has no arrangement or understanding with any person to participate in the distribution of such New Certificates and that such holder is not engaging in or intending to engage in the distribution of the New Certificates. Each broker-dealer that receives New Certificates for its own account in exchange for Old Certificates that were acquired as a result of market-making or other trading activity must acknowledge that it will deliver a prospectus in connection with any resale of such New Certificates. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, such broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by such broker-dealer in connection with resales of New Certificates received in exchange for Old Certificates where such New Certificates were acquired by such broker-dealer as a result of market-making activities or other trading activities. Mobil and MGB have agreed that, for a period of 90 days after the Expiration Date, they will make this Prospectus available to any such broker-dealer for use in connection with any such resale. See "Plan of Distribution." Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the New Certificates or who is an affiliate of Mobil or MGB may not rely on the position of the staff of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988) or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Failure to comply with such requirements in such instance may result in such holder incurring liability under the Securities Act for which the holder is not indemnified by Mobil or MGB.

                                     This Exchange Offer is not being made to,
                                       nor will the Pass Through Trustee accept surrenders for exchange from, any holder of Old Certificates in any jurisdiction in which this Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

Expiration Date..................... 5:00 p.m., New York City time, on the date that is 60 days after the date upon which notice of effectiveness of the Registration Statement is mailed to each Certificateholder, unless the Exchange Offer is extended by Mobil and MGB, in which case the term "Expiration Date" means the latest date and time to which the Exchange Offer is extended. Mobil and MGB have no current intention to extend the Exchange Offer. Any extension, if made, will be publicly announced through a release to the Dow Jones News Services and as otherwise required by applicable law or regulations.

Accrued Interest on the New
  Certificates and Old Certificates. Holders of Old Certificates that are accepted for exchange will not receive
                                       any accrued interest thereon. However,
                                       each New Certificate will bear interest
                                       from the most recent date to which
                                       interest has been paid on the Old
                                       Certificate for which such New
                                       Certificate was exchanged.

Conditions to the Exchange Offer.... The Exchange Offer is subject to certain customary conditions, which may be waived by Mobil and MGB. See "The Exchange Offer--Conditions to the Exchange Offer" and "--Terms of the Exchange Offer."

Procedures for Tendering
  Certificates...................... Each holder of an Old Certificate wishing to accept the Exchange Offer must
                                       complete, sign and date the Letter of
                                       Transmittal, or a facsimile thereof, in
                                       accordance with the instructions
                                       contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Old Certificates and any other required documentation to the Exchange Agent (as defined herein) at the address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date or comply with the procedure for book-entry transfer or the guaranteed delivery procedures described herein and in the Letter of Transmittal. See "The Exchange Offer--Procedures for Tendering."

                                     By executing a Letter of Transmittal,
                                       each holder represents to Mobil and MGB
                                       that, among other things, the New
                                       Certificates acquired pursuant to the
                                       Exchange Offer are being obtained in the ordinary course of business of the person receiving such new Certificates, whether or not such person is the holder, that neither the holders nor any such other person has any arrangement or understanding with any person to participate in the distribution of such New Certificates, that such holder is not engaging in or intending to engage in the distribution of the New Certificates and that neither the holder nor any such other person is an "affiliate" of Mobil, as defined under Rule 405 of the Securities Act. See "The Exchange Offer-- Purpose and Effect of the Exchange Offer."

Special Procedure for Beneficial
  Owners............................ Any beneficial owner whose Old Certificates are registered in the name of a broker,
                                       dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing a Letter of Transmittal and delivering Old Certificates, either make appropriate arrangements to register ownership of the Old Certificates in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date. See "The Exchange Offer--Procedures for Tendering."

Guaranteed Delivery Procedures...... Holders of Old Certificates who wish to tender their Old Certificates and whose
                                       Old Certificates are not immediately
                                       available or who cannot deliver their Old
                                       Certificates, a Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date, must tender their Old Certificates according to the guaranteed delivery procedures set forth in "The Exchange Offer--Procedures for Tendering."

Withdrawal Rights................... Subject to the conditions set forth herein, tenders of Old Certificates may
                                       be withdrawn at any time prior to 5:00
                                       p.m., New York City time, on the
                                       Expiration Date. See "The Exchange Offer
                                       --Withdrawal of Tenders."

Acceptance of Old Certificates
  and Delivery of New Certificates.. Subject to the terms and conditions of the
                                       Exchange Offer, including the reservation of certain rights by Mobil and MGB, the Pass Through Trustee will accept for exchange any and all Old Certificates which are properly tendered in the Exchange Offer, and not withdrawn, prior to 5:00 p.m., New York City time, on the Expiration Date. Subject to such terms and conditions, New Certificates issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "The Exchange Offer --Terms of the Exchange Offer" and "--Conditions to the Exchange Offer."

Exchange Agent...................... The First Security Bank of Utah, National
                                       Association, is serving as Exchange Agent
                                       (the "Exchange Agent") in connection with the Exchange Offer. The Exchange Agent's telephone number is (801) 246-5630.

Certain Federal Income
  Tax Considerations................ Each Pass Through Trust is classified as a grantor trust for federal income tax purposes. Thus, each Certificateholder will be treated as the owner of a pro rata undivided interest in the Secured Notes and any other property held in the related Pass Through Trust and will be required to report on its federal income tax return its pro rata share of income from such Secured Notes and any other property held in such Pass Through Trust in accordance with such
                                       Certificateholder's method of accounting.
                                       Certificateholders will not recognize
                                       gain or loss for federal income tax
                                       purposes in respect of the exchange of
                                       Old Certificates for New Certificates.
                                       Each Certificateholder will have the same adjusted tax basis in the New Certificate as it had in the Old Certificate exchanged therefor. Moreover, its holding period of each New Certificate will include its holding period for the Old Certificate exchanged therefor. Persons considering the exchange of Old Certificates for New Certificates should consult their tax advisors with regard to the application of the United States federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. See "Federal Income Tax Consequences."

Untendered Certificates............. Following the consummation of the Exchange
                                       Offer, holders of Old Certificates will
                                       not have any further registration rights and such Old Certificates will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Old Certificates will be adversely affected. Old Certificates that are not exchanged pursuant to the Exchange Offer will remain outstanding and continue to accrue interest and be entitled to distributions of principal and interest.

Consequences of Failure
  to Exchange....................... Old Certificates that are not exchanged pursuant to the Exchange Offer will
                                       remain restricted securities.
                                       Accordingly, such Old Certificates may be resold only (i) to Mobil or MGB, (ii) inside the United States pursuant to Rule 144A or Rule 144 under the Securities Act or pursuant to some other exemption from registration under the Securities Act,
                                       (iii) outside the United States to a
                                       foreign person pursuant to the
                                       requirements of Regulation S under the
                                       Securities Act or (iv) pursuant to an
                                       effective registration statement under
                                       the Securities Act. In addition, the
                                       provisions in the Old Certificates
                                       providing for an increase in the interest rate if the Exchange Offer is not timely commenced will no longer be applicable. See "The Exchange Offer--Other."

                               New Certificates

General............................. The form and terms of the New Certificates are the same as the form and terms of the Old Certificates (which they replace) except that (i) the New Certificates have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, (ii) the New Certificates do not include certain provisions providing for an increase in the interest rate if the Exchange Offer is not timely commenced and (iii) the holders of New Certificates will not be entitled to any rights under the Registration Rights Agreement, which rights will terminate when the Exchange Offer is commenced. New Certificates will evidence the same fractional undivided interest in one of six Mobil Corporation 1995-A Pass Through Trusts as Old Certificates and will be issued under and entitled to the benefits of the Agreements. See "Description of New Certificates."

Securities Offered.................. $92,185,000 aggregate principal amount of
                                       Pass Through Certificates, Series 1995-B1 through 1995-B6, which have been registered under the Securities Act.

Pass Through Trusts................. Each of the six Mobil Corporation 1995-A
                                       Pass Through Trusts (each a "Pass Through
                                       Trust"; collectively, the "Pass Through
                                       Trusts") was formed pursuant to one of
                                       six separate Pass Through Trust
                                       Agreements (the "Agreements") among
                                       Mobil, MGB and First Security Bank of
                                       Utah, National Association (the "Pass
                                       Through Trustee"), as trustee under each Pass Through Trust.

Pass Through Trust Property......... The property of each Pass Through Trust consists of one or more secured notes
                                       (each a "Secured Note"; collectively the "Secured Notes") issued on a nonrecourse basis by the owner trustee of an owner trust pursuant to a leveraged lease transaction which financed 72.83% of the Lessor's Cost of a 40% undivided interest (the "Undivided Interest") in an oil and gas drilling and production system (the "Production System") which was acquired by such owner trustee from MGB and leased to MGB. MGB has subleased the Undivided Interest to Mobil Producing Texas & New Mexico ("MPTN"). The remaining 60% undivided interest in the Production System is leased by Enserch Exploration, Inc., ("Enserch") pursuant to an unrelated transaction. Enserch also acts as the Operator (the "Operator") for the Production System pursuant to a Unit Operating Agreement between the Operator and MPTN (the "Unit Operating
                                       Agreement").

                                       The Undivided Interest securing the
                                       Secured Notes is described under "The
                                       Original Offering -- Use of Proceeds."
                                       Each Pass Through Trust acquired those
                                       Secured Notes having an interest rate
                                       corresponding with the interest rate
                                       applicable to the Old Certificates that
                                       were issued and the New Certificates that are issuable by such Pass Through Trust. The Secured Notes were issued in six series. The maturity dates of the Secured Notes acquired by each Pass Through Trust will occur on or before the final distribution date applicable to the New Certificates that are issuable by such Pass Through Trust. The aggregate principal amount of the Secured Notes purchased and held in each Pass Through Trust is the same as the aggregate principal amount of the New Certificates issuable by such Pass Through Trust.

New Certificates;
  Book-Entry Registration........... Each New Certificate will represent a fractional undivided interest in the
                                       related Pass Through Trust. The New
                                       Certificates will be issued in fully
                                       registered form and will be registered in the name of Cede & Co. ("Cede") as nominee of the Depository Trust Company ("DTC"). Certificateholders who are not permitted to hold New Certificates through DTC will be issued definitive New Certificates registered in the name of such person or their nominee. See "Description of New Certificates--Book-Entry; Delivery and Form."

Denominations....................... The New Certificates will be issued only in integral multiples of $1,000. The
                                       denomination signifies a
                                       Certificateholder's pro rata share of the aggregate principal amount of the Secured Notes held in the related Pass Through Trust. See "Description of the New Certificates."

Regular Distribution Dates.......... Each January 2 and July 2.

Special Distribution Dates.......... The second day of any month.

Record Dates........................ The fifteenth day preceding a Regular
                                       Distribution Date or a Special
                                       Distribution Date.

Distributions....................... All payments of principal, premium, if any, or interest received by the Pass
                                       Through Trustee on the Secured Notes held in the related Pass Through Trust will be distributed by the Pass Through Trustee to the Certificateholders on the date such receipt is confirmed by the Pass Through Trustee, except in certain cases where such Secured Notes are in default. Payments of principal and interest on the Secured Notes held in such Pass Through Trust are scheduled to be received in specified amounts by the Pass Through Trustee on the Regular Distribution Dates specified above and will be distributed to the Certificateholders when received on the corresponding Regular Distribution Date. Payments of principal of, premium, if any, and interest on the Secured Notes held in the related Pass Through Trust resulting from prepayments thereof, if any, will be distributed on a Special Distribution Date after not less than 20 days' notice from the Pass Through Trustee to the Certificateholders. For a discussion of distributions upon an Event of Default, see "Description of the New Certificates--Events of Default and Certain Rights Upon an Event of Default."

Method of Distributions............. Distributions by the Pass Through Trustee
                                       to Certificateholders, other than the
                                       final distribution, will be made (i) by a check mailed to the Certificateholder at such Certificateholder's registered address or (ii) upon application to the Pass Through Trustee, by wire transfer in immediately available funds to an account maintained by a Certificateholder with a bank. See "Description of the New Certificates--Payments and
                                       Distributions."

Principal........................... The Secured Notes purchased by Pass Through
                                       Trusts 1995-A1 through 1995-A5 pay
                                       interest only until they mature on
                                       January 2, 1997, January 2, 1998, January
                                       2, 1999, January 2, 2000 and January 2,
                                       2001, respectively. Pass Through Trust
                                       1995-A6 holds Secured Notes the principal of which is payable in scheduled amounts on January 2 or July 2 or both, commencing January 2, 2002, in accordance with the principal repayment schedule set forth below under "Description of the Secured Notes--Principal Payments."

Interest............................ Interest with respect to the New
                                       Certificates accrues from the last date
                                       on which interest is paid on the Old
                                       Certificate surrendered in exchange
                                       therefor. Interest is calculated on the
                                       basis of a 360-day year consisting of
                                       twelve 30-day months.

Initial Average Life Dates.......... Pass Through Trusts 1995-A1 through
                                       1995-A5 hold Secured Notes the principal of which is payable in full at their respective maturity dates. The initial average life date for New Certificates issuable by Pass Through Trust 1995-A6 is March 23, 2005. The average life date for New Certificates issuable by Pass Through Trust 1995-A6 will change after principal repayments of the related underlying Secured Notes commence.

Prepayment of the Secured Notes at
  a Premium......................... (a) Secured Notes held in Pass Through
                                         Trust 1995-A6 may be prepaid in whole
                                         on any Special Distribution Date,
                                         including upon the termination of the
                                         Lease, at a price equal to the
                                         aggregate unpaid principal amount
                                         thereof, together with accrued interest
                                         thereon, plus, if such prepayment is
                                         made prior to March 23, 2005, a premium
                                         equal to the Make-Whole Amount (as
                                         defined below), if any. See
                                         "Description of the Secured Notes--
                                         Prepayments" for a description of the
                                         events allowing the Lessee to terminate
                                         the Lease and the manner of computing
                                         the Make-Whole Amount. The Secured
                                         Notes held in Pass Through Trusts 1995-
                                         A1 through 1995-A5 are not subject to
                                         voluntary prepayment by MGB prior to
                                         maturity.

                                     (b) Secured Notes held in Pass Through
                                         Trust 1995-A6 may be prepaid in part on
                                         any Special Distribution Date upon the
                                         termination of the Lease with respect
                                         to a Significant Portion of the
                                         Undivided Interest, in a principal
                                         amount of Secured Notes which is equal
                                         to the product of (x) the entire
                                         principal amount of Secured Notes then
                                         outstanding and (y) a fraction, the
                                         numerator of which shall be the
                                         Original Cost of the Significant
                                         Portion and the denominator of which
                                         shall be the aggregate Lessor's Cost of
                                         the Undivided Interest, at a price
                                         equal to the aggregate unpaid principal
                                         amount thereof, together with accrued
                                         interest thereon, plus, if such
                                         prepayment is made prior to March 23,
                                         2005, a premium equal to the Make-Whole
                                         Amount (if any). See "Description of
                                         the Secured Notes--Prepayments."

                                     (c) If an Indenture Event of Default
                                         resulting from one or more Lease Events
                                         of Default shall have occurred and be
                                         continuing for less than 270 days
                                         during which time the Secured Notes
                                         could, but shall not, have been
                                         accelerated, the Owner Trustee (as
                                         hereinafter defined) or the Owner
                                         Participant (as hereinafter defined)
                                         may elect to purchase all of the
                                         outstanding Secured Notes at a price
                                         equal to the aggregate unpaid principal
                                         amount thereof, together with accrued
                                         interest thereon plus, if such
                                         prepayment is made prior to March 23,
                                         2005, a premium equal to the Make-Whole
                                         Amount (if any). See "Description of
                                         the Secured Notes--Prepayments."

Prepayment of the Secured Notes
  at Par............................ (a) Upon the occurrence of an Event of Loss with respect to the Production System
                                         or a Significant Portion thereof, then,
                                         unless, in the case of an Event of Loss
                                         with respect to a Significant Portion
                                         where such Significant Portion is
                                         rebuilt or replaced or the Lessee has
                                         elected to purchase the Undivided
                                         Interest, the Owner Trustee shall (i)
                                         if the Event of Loss shall have
                                         occurred with respect to the entire
                                         Production System, redeem the entire
                                         unpaid principal amount of the Secured
                                         Notes and (ii) if the Event of Loss
                                         shall have occurred with respect to a
                                         Significant Portion of the Production
                                         System, redeem such of the unpaid
                                         principal amount of the Secured Notes
                                         which is equal to the product of (x)
                                         the entire principal amount of Secured
                                         Notes then outstanding and (y) a
                                         fraction, the numerator of which shall
                                         be the Original Cost of the

                                         Significant Portion of the Undivided
                                         Interest suffering such Event of Loss
                                         and the denominator of which shall be
                                         the aggregate Lessor's Cost of the
                                         Undivided Interest, plus in each case
                                         accrued and unpaid interest in respect
                                         of the principal amount to be prepaid
                                         on such loss payment date, but without
                                         the payment of any Make-Whole Amount or
                                         other premium. See "Description of the
                                         Secured Notes--Prepayments."

                                     (b) If (i) an Indenture Event of Default
                                         resulting from one or more Lease Events
                                         of Default shall have occurred and be
                                         continuing for more than 270 days
                                         during which time the Secured Notes
                                         could, but shall not, have been
                                         accelerated, (ii) the Indenture Trustee
                                         (as defined herein) has given the Owner
                                         Trustee or the Owner Participant notice
                                         of its intent to accelerate the Secured
                                         Notes or (iii) the Secured Notes have
                                         been accelerated, the Owner Trustee or
                                         the Owner Participant may elect to
                                         purchase all of the then outstanding
                                         Secured Notes at a price equal to the
                                         aggregate unpaid principal amount
                                         thereof, together with accrued interest
                                         thereon, but without any Make-Whole
                                         Amount or other premium. See
                                         "Description of the Secured Notes--
                                         Prepayments."

Security for the Secured Notes...... The Secured Notes are secured by a mortgage on and security interest in the Undivided Interest and an assignment of the Owner Trustee's rights under the Lease, including the right to receive rentals payable in respect of the Undivided Interest and the Owner Trustee's rights under the Guaranty. See "Description of the New Certificates" and "Description of the Secured Notes-- Security."

                                       Although the Secured Notes are not direct obligations of, or guaranteed by, MGB or Mobil, the amounts unconditionally payable by MGB pursuant to the Lease of the Undivided Interest, which amounts are guaranteed by Mobil pursuant to the Guaranty, will be sufficient to pay in full when due all payments of principal of, premium, if any, and interest on the Secured Notes. See "Description of the Secured Notes--General."

Additional Notes.................... Under certain circumstances, additional notes ("Additional Notes") may be issued to persons or entities other than holders of the New Certificates to finance the Owner Trustee's 40% share of the cost of certain alterations, modifications, additions or improvements to the Production System. Such Additional Notes, if issued pursuant to the Trust Indenture, Mortgage, Assignment of Lease and Security Agreement, dated as of December 12, 1995, between the Owner Trustee and First Security Bank of Utah, National Association, as Indenture Trustee (the "Indenture Trustee") (the "Indenture"), will be equally and ratably secured with all outstanding Secured Notes. No holder of New Certificates, as such, will have any right to, or interest in, any Additional Note. See "Description of the Secured Notes--Additional Notes" and "--The Lease--Net Lease; Use and Maintenance" and "--Modifications and Additions."

Assumption of the Notes............. Under certain limited circumstances, MGB shall have the right (and under certain
                                       limited circumstances the obligation) to assume the obligations of the Lessor (as hereinafter defined) under the Secured Notes subject to, among other things, Mobil entering into a guaranty of the Secured Notes. In such event, the Secured Notes will become full recourse notes and will continue to be secured by a mortgage on the Undivided

                                       Interest. See "Description of the Secured
                                       Notes--Assumption of Secured Notes Under
                                       Certain Circumstances."

The Guaranty........................ Mobil has entered into the Guaranty pursuant to which it has irrevocably and unconditionally guaranteed all obligations of MGB under the Lease and the other Operative Documents. See "Description of Secured Notes--The Guaranty."

Use of Proceeds..................... Mobil and MGB will not receive any cash proceeds from the Exchange Offer. The net proceeds from the Original Offering were approximately $92.2 million and were used to purchase the Secured Notes from the Owner Trustee in order to finance 72.83% of the Lessor's Cost of the Undivided Interest, representing in the aggregate the entire debt portion of the leveraged lease transaction. See "The Original Offering--Use of Proceeds."

Pass Through Trustee................ First Security Bank of Utah, National
                                       Association, acts as trustee, paying
                                       agent and registrar for the New
                                       Certificates to be issued by each Pass
                                       Through Trust. First Security Bank of
                                       Utah, National Association, is indenture trustee for the Secured Notes.

ERISA Considerations................ New Certificates, with certain exceptions, are eligible for purchase by
                                       employee benefit plans.  See "ERISA
                                       Considerations."

                                USE OF PROCEEDS

     There will be no cash proceeds from the Exchange Offer. The net proceeds of the Original Offering were approximately $92.2 million and were used to finance the debt portion of a leverage lease transaction that was entered into by MGB with respect to the Undivided Interest. See "The Original Offering--Use of Proceeds."


                             THE ORIGINAL OFFERING

     The Original Offering of the Old Certificates was made pursuant to the Placement Agreement dated as of December 6, 1995 and closed on December 12, 1995. The Pass Through Trusts were formed pursuant to six separate Agreements among the Pass Through Trustee, Mobil and MGB. Concurrently with the execution and delivery of the Agreements, the Pass Through Trustee, on behalf of each Pass Through Trust, entered into a participation agreement with respect to the Undivided Interest (the "Participation Agreement"), pursuant to which the Pass Through Trustee, on behalf of each Pass Through Trust, purchased Secured Notes of one Series having an interest rate equal to the interest rate of the Old Certificates issued by the related Pass Through Trust as indicated below. The maturity date of the Secured Notes held in each Pass Through Trust will occur on or prior to the final distribution date of the Old Certificates issued by the related Pass Through Trust. A Certificateholder only has an ownership interest in the related Pass Through Trust which is the issuer of such Certificate. The Pass Through Trusts hold all of the Secured Notes originally issued, representing in the aggregate the entire debt portion of the leveraged lease transaction. The Pass Through Trustee distributes the amount of payments of principal, premium, if any, and interest received by it as holder of the Secured Notes to the Certificateholders of the Pass Through Trust in which such Secured Notes are held.


                     Principal   Interest        Initial Scheduled             Final
Old Certificates      Amount       Rate     Principal Distribution Date  Distribution Date
- ----------------    -----------  --------   ---------------------------  -----------------
    1995-A1         $ 4,917,000    5.52%          January 2, 1997         January 2, 1997
    1995-A2           5,173,000    5.57           January 2, 1998         January 2, 1998
    1995-A3           5,462,000    5.65           January 2, 1999         January 2, 1999
    1995-A4           5,770,000    5.74           January 2, 2000         January 2, 2000
    1995-A5           6,101,000    5.79           January 2, 2001         January 2, 2001
    1995-A6          64,762,000    6.15           January 2, 2002         July 2, 2008


Description of Payment Flows

     The following diagram illustrates certain aspects of the payment flows in the Original Offering among Mobil, MGB, the Owner Trustee, the Indenture Trustee, the Pass Through Trustee and the Certificateholders.

     MGB leased the Undivided Interest from the Owner Trustee under a Lease. Secured Notes were issued by the Owner Trustee and are secured by the Undivided Interest and by an assignment of the Lease and the Guaranty. Rent is payable under the Lease to the Owner Trustee; however, as a result of the assignment of the Lease, MGB makes rental payments directly to the Indenture Trustee. From these rental payments the Indenture Trustee first makes payments to the Pass Through Trustee on the Secured Notes held in the related Pass Through Trust and pays the remaining balance to the Owner Trustee for the benefit of the Owner Participant. The Pass Through Trustee distributes to the Certificateholders of each Pass Through Trust payments received on the Secured Notes held in the related Pass Through Trust. First Security Bank of Utah, National Association, currently acts as the Pass Through Trustee of each of the Pass Through Trusts and as Indenture Trustee under the Indenture. Mobil has entered into the Guaranty pursuant to which it irrevocably and unconditionally guarantees all obligations of MGB under the Lease.

                           MGB (with Mobil Guaranty)

                                         Lease Rental Payments Assigned
                                         by Owner Trustee

                                         Indenture Trustee

Excess Payments              Secured Note Payments

Owner                        Trustee for                  Trustees for
Trustee                      Pass Through                 Pass Through
                             Trust 1995-A1                Trusts 1995-A2
                                                          through -A6*


Excess                           1995-A Old Certificate
Payments                         Distributions


Owner                Holders of Old Certificates  Holders of Old Certificates
Participant          Series 1995-A1               Series 1995-A2 through -A6*

* Each of the 1995-A2 through 1995-A6 Trusts are separate Pass Through Trusts, pursuant to which distributions are made in the manner shown for the 1995-A1 Trust.

Use of Proceeds

     The Old Certificates were issued and sold in order to facilitate the financing of the debt portion of a leveraged lease transaction which was entered into by MGB, as Lessee, with respect to the Undivided Interest. MGB sold the Undivided Interest to Fleet National Bank of Connecticut, not in its individual capacity but solely as owner trustee (the "Owner Trustee") of a separate trust for the benefit of an institutional investor (the "Owner Participant"). The Owner Trustee leased the Undivided Interest to MGB pursuant to a Production System Lease Agreement (the "Lease") between the Owner Trustee and MGB. The Owner Participant financed 27.17% of the total cost to the Owner Trustee (such total cost is referred to herein as the "Lessor's Cost") of the Undivided Interest purchased by the Owner Trustee from MGB for a total purchase price of $126,569,018, and 72.83% of such cost was financed through the issuance by the Owner Trustee of Secured Notes pursuant to a separate Trust Indenture, Mortgage, Assignment of Lease and Security Agreement with respect to the Undivided Interest (the "Indenture") between the Owner Trustee and First Security Bank of Utah, National Association, as indenture trustee (in such capacity, the "Indenture Trustee"). The proceeds from the sale of the Old Certificates were used by the Pass Through Trustee, on behalf of each Pass Through Trust, to purchase the Secured Notes that were issued by the Owner Trustee pursuant to the Indenture.

Production System

     The Production System consists of a floating production and drilling platform (the "Platform"), a subsea template (the "Template"), a free standing production system (the "FSPR"), a subsea pipeline (the "Pipeline") and a shallow water processing facility (the "SWF").

Floating Production and Drilling Platform

     The Platform, designed by the Offshore Drilling and Exploration Company, was originally named the Glomar Biscay I and was built in Norway in 1974. Enserch purchased the rig from Exxon Corporation USA in December 1992 and had it towed from its location in Malta to be refurbished in Pascagoula, Mississippi. In order to reduce the cost of expensive drilling platforms and increase operating flexibility, the Platform was converted to allow for simultaneous drilling and production capabilities. In order to accommodate the added weight of the production equipment on the rig, pontoon extensions were added to the semisubmersible. The mooring system has been updated with a state-of-the-art 12 point mooring system to insure stability of operation in deep water. The Platform is capable of handling up to 40,000 barrels of oil per day ("BOPD") and 120 million cubic feet of gas per day ("MMCF/D").
As reconfigured, it can house 117 persons which accommodates personnel connected with the planned drilling and production activities of the Platform. The Platform was towed to the field location in May 1995 and its mooring system has been deployed.

Subsea Template

     The Template was built and installed on the sea floor in the Unit Area in August 1994. The Template provides the following functions: (1) a connection hub for the template and satellite wells; (2) a flow path for produced fluids and gasses to the FSPR; (3) a base for the FSPR; and (4) guidance for the drilling of development wells.

     The Template is designed to accommodate up to 24 wells, with the flexibility to handle 14 of those wells as satellite completions. The Template's dimensions are 180 feet long, 90 feet wide and 25 feet tall. The Template weighs 1,280 tons. The Template was set in 2,190 feet of water and fastened to the seabed using eight 42-inch piles. The piles provide a solid foundation for development wells and the FSPR.

Free Standing Production Riser System

    The FSPR is a Cooper/Cameron design that was used by Enserch and Placid Oil Company in the Green Canyon 29 project, also in the Gulf of Mexico.
Since then, the FSPR has been completely refurbished. Eleven new joints have been manufactured to make the FSPR usable in 2,200 feet of water. The FSPR is attached to the Platform and the Template.

     The FSPR is connected to the Template at the riser base. It provides two flow-lines per well and supports the subsea control umbilical. The FSPR is called "free standing" because it is buoyant and does not need the Platform for support. The FSPR is connected to the Platform by a tether system which insures that the top of the FSPR stays properly positioned below the Platform regardless of weather conditions. The top of the FSPR is 150 feet below the surface of the water. Production is transported through flexible flow-lines to the Platform from the top of the FSPR.

Subsea Pipeline

     The Pipeline was completed in the summer of 1994 with the installation of two 54-mile, 12-inch pipelines. The pipelines, one for oil production and one for natural gas production, run from the Template to the SWF located in the Eugene Island Block 315. The pipelines and export pipelines connecting the SWF to commercial pipelines were installed by the McDermott International Corporation.

Shallow Water Processing Facility

    The SWF was built in April 1995 to process oil and natural gas arriving through the pipelines from the Platform. The process equipment on the SWF is designed to handle 40,000 BOPD and 120 MMCF/D of natural gas. The oil will be de-watered and stabilized to the oil sales specifications, and then pumped through the oil export line to a commercial transport line near the SWF. Gas from the gathering line will flow through the gas export line to a commercial transport line, also near the SWF.

     The SWF was installed in the Eugene Island Block 315 because of the shallow water depth and its close proximity to both oil and gas commercial sales lines. The SWF has living accommodations for 22 persons.

Operation of the Production System

     MGB subleased the Undivided Interest to Mobil Producing Texas & New Mexico Inc. ("MPTN") pursuant to a Production System Sublease Agreement dated as of December 12, 1995 (the "Initial Sublease"). The remaining 60% undivided interest in the Production System is owned by State Street Bank and Trust Company of Connecticut, National Association ("State Street"), as trustee of the Garden Banks Trust under a separate funding agreement pursuant to which lenders made loans to the trustee to fund the acquisition and further construction of the Production System. Enserch leases this 60% undivided interest from the Garden Banks Trust. Exploration and production operations involving the Production System, are conducted by Enserch pursuant to the Unit Operating Agreement between MPTN and Enserch dated as of April 12, 1995. The Unit Operating Agreement prescribes the procedures under which decisions concerning the development and production of reserves in the Garden Banks 388 Unit Area (the "Unit Area") and management of facilities built for that purpose, including the Production System, are to be made. The Unit Area is located in the waters of the federally owned outer continental shelf (the "OCS"), approximately 250 miles southwest of New Orleans, Louisiana. The Unit Area is comprised of six contiguous leased blocks totaling 34,560 acres. Water depth throughout the Unit Area ranges between 2,100 feet and 2,400 feet. Enserch is obligated to perform its duties under the Unit Operating Agreement in a good and workmanlike manner, as would a prudent operator under the same or similar circumstances.

     The Unit Operating Agreement permits the financing by Mobil described herein, and requires that transferees of interests in the Production System, including the Owner Trustee, agree that the Production System remains subject to the Unit Operating Agreement and that they will not interfere with the use of the Production System in the production of reserves produced from the Unit Area. The Unit Operating Agreement will remain in effect, unless sooner terminated by agreement of the parties, until the agreement pursuant to which the Unit Area was created is cancelled and there is no longer any oil or gas production contractually committed to use the Production System.


                               MOBIL CORPORATION

     Mobil was incorporated in the State of Delaware in March 1976 and operates primarily as a holding company. Mobil's principal business, which is conducted primarily through wholly-owned subsidiaries, is in the United States and international energy industries. Mobil is also a manufacturer and marketer of petrochemicals, packaging films and specialty chemical products. Mobil, through its subsidiaries, has business interests in over 125 countries as at December 31, 1995. The principal executive offices of Mobil are located at 3225 Gallows Road, Fairfax, Virginia 22037-0001, and its telephone number is (703) 846-3000.


                          MOBIL G.B. 388 FINANCE INC.

     MGB is a wholly-owned special purpose finance subsidiary of Mobil. MGB was incorporated in the State of Delaware on March 10, 1994 under the name RTC Two, Inc. On December 4, 1995, MGB filed a Certificate of Amendment with the State of Delaware changing its name to Mobil G.B. 388 Finance Inc. MGB has no business activities other than leasing the Undivided Interest and subleasing the Undivided Interest as permitted by the Lease. MGB's offices are located at 3225 Gallows Road, Fairfax, Virginia 22037-0001, and its telephone number is (703) 846-3000.

            RATIO OF EARNINGS TO FIXED CHARGES OF MOBIL CORPORATION


                                          Year Ended December 31,
                                      1991  1992  1993   1994  1995
                                      ----  ----  ----   ----  ----
Ratio of Earnings to Fixed Charges     4.6   3.9  5.7(a)  5.3   5.9

              (a) Excludes the favorable effect of $205 million of interest benefits from the resolution of prior-period tax issues.

     For the purpose of computing the consolidated ratio of earnings to fixed charges, earnings represent income before change in accounting principle(s) decreased or increased by the excess or short-fall of earnings over dividends from equity affiliates plus income taxes and fixed charges, excluding capitalized interest. Fixed charges represent interest and amortization of debt discount expense (including capitalized interest) and the portion of rents deemed representative of the interest factor.


       SELECTED CONSOLIDATED FINANCIAL INFORMATION OF MOBIL CORPORATION

     The following selected financial data of Mobil for the five years ended December 31, 1995 are derived from its audited consolidated financial statements. The data should be read in conjunction with the consolidated financial statements, related notes, and other financial information incorporated by reference herein.

                                                  Year Ended December 31,
                                   -------------------------------------------------------
                                    1991       1992         1993       1994        1995
                                        (In millions, except for per-share amounts)
Revenues                            $63,311    $64,456      $63,975    $67,383     $75,370

Income Before Change in
  Accounting Principle(s)           $ 1,920    $ 1,308      $ 2,084    $ 1,759     $ 2,376
Cumulative Effect of Change in
  Accounting Principle(s)                --       (446)(a)       --       (680)(b)      --
                                   --------------------------------------------------------
Net Income                          $ 1,920  $   862        $ 2,084    $ 1,079     $ 2,376

Income per Common Share
  Income Before Change in
    Accounting Principle(s)         $  4.65    $  3.13      $  5.07    $  4.28     $  5.87
  Cumulative Effect of Change
    in Accounting Principle(s)           --      (1.12)(a)       --      (1.71)(b)      --
                                   --------------------------------------------------------
Net Income                          $  4.65    $  2.01      $  5.07    $  2.57     $  5.87

Total Assets                        $42,187    $40,561      $40,733    $41,542     $42,138
Long-term Debt                      $ 4,715    $ 5,042      $ 5,027    $ 4,714     $ 4,629

Common Stock Dividends per Share    $ 3.125    $  3.20      $  3.25    $  3.40     $ 3.625

_____________
Note:
(a) Effective January 1, 1992, Mobil adopted FAS 106, Employers' Accounting for Postretirement Benefits Other Than Pensions, and FAS 109, Accounting for Income Taxes.
(b) Effective January 1, 1994, Mobil changed the method of accounting it uses to apply the lower of cost or market test for its crude oil and product inventories.

                              THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

     The Old Certificates were issued by Mobil and MGB to the Placement Agent on December 12, 1995 pursuant to the Placement Agreement. The Placement Agent subsequently resold the Old Certificates within the United States to QIBs in compliance with Rule 144A and to a limited number of institutional accredited investors that agreed to comply with certain transfer restrictions and other conditions, and outside the United States to persons other than U.S. persons in reliance upon Regulation S under the Securities Act. In connection therewith, Mobil and MGB entered into the Registration Rights Agreement, which grants the holders of the Old Certificates certain exchange and registration rights. Mobil and MGB agreed to commence the Exchange Offer promptly after the Registration Statement has been declared effective. A copy of the form of Registration Rights Agreement has been filed as an exhibit to the Registration Statement and is available from Mobil and MGB upon request. See "Available Information." Unless the context requires otherwise, the term "Certificateholder" with respect to the Exchange Offer means any person in whose name Old Certificates are registered on the books of the Pass Through Trustee or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Old Certificates are held of record by DTC who desires to deliver such Old Certificates by book-entry transfer at DTC.

     Mobil and MGB have not requested, and do not intend to request, an interpretation by the staff of the Commission with respect to whether the New Certificates issued pursuant to the Exchange Offer in exchange for the Old Certificates may be offered for sale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. Based on an interpretation by the staff of the Commission set forth in no-action letters issued to unrelated parties, Mobil and MGB believe that the New Certificates issued pursuant to the Exchange Offer in exchange for Old Certificates may be offered for resale, resold and otherwise transferred by any Certificateholder of such New Certificates (other than any such Certificateholder that is an "affiliate" of Mobil within the meaning of Rule 405 under the Securities Act and except in the case of broker-dealers, as set forth below) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Certificates are acquired in the ordinary course of such Certificateholder's business, that such holder has no arrangement or understanding with any person to participate in the distribution of such New Certificates and that such holder is not engaging in or intending to engage in the distribution of the New Certificates. Any Certificateholder who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Certificates or who is an affiliate of Mobil may not rely on such interpretation by the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Each broker-dealer that receives New Certificates for its own account in exchange for Old Certificates, where such Old Certificates were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Certificates. Any resales or other transfers of New Certificates must also be conducted in compliance with applicable state securities or blue sky laws. See "Plan of Distribution."

     By tendering in the Exchange Offer, each Certificateholder of Old Certificates will represent to Mobil and MGB that, among other things,
(i) the New Certificates acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Certificates, whether or not such person is such Certificateholder,
(ii) neither the Certificateholder of Old Certificates nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Certificates, (iii) such Certificateholder is not engaging in or intending to engage in the distribution of the New
Certificates and (iv) neither the Certificateholder nor any such other person is an "affiliate" of Mobil or MGB within the meaning of Rule 405 under the Securities Act or, if such Certificateholder is an "affiliate," that such Certificateholder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If the tendering Certificateholder is a broker-dealer (whether or not it is also an "affiliate") that will receive New Certificates for its own account in exchange for Old Certificates that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such New Certificates.

    Following the consummation of the Exchange Offer, Certificateholders of Old Certificates not tendered will not have any further registration rights and the Old Certificates will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the Old Certificates will be adversely affected.

    This Prospectus, together with the Letter of Transmittal, is being sent to all registered Certificateholders as of ______________, 1996.

Terms of The Exchange Offer

    Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Pass Through Trustee will accept any and all Old Certificates validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. Subject to the minimum denomination requirements of the New Certificates, the Pass Through Trustee will issue $1,000 principal amount of New Certificates in exchange for each $1,000 principal amount of outstanding Old Certificates accepted in the Exchange Offer. Certificateholders may tender some or all of their Old Certificates pursuant to the Exchange Offer. However, Old Certificates may be tendered only in integral multiples of $1,000. The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Certificates being tendered for exchange. As of the date hereof, an aggregate of $92,185,000 principal amount of the Old Certificates are outstanding.

    The form and terms of the New Certificates will be identical in all material respects to the form and terms of the Old Certificates except that
(i) the New Certificates will have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, (ii) the New Certificates will not contain certain provisions included in the terms of the Old Certificates providing for an increase in the interest rate if the Exchange Offer is not timely commenced and (iii) the Certificateholders of New Certificates will not be entitled to any rights under the Registrations Rights Agreement. The New Certificates will evidence the same fractional undivided interest in one of the six Pass Through Trusts as the Old Certificates and will be issued under and entitled to the benefits of the Agreements.

    Certificateholders of Old Certificates do not have any appraisal or dissenters' rights under the General Corporation Law of the State of Delaware or the Agreements in connection with the Exchange Offer. Mobil and MGB intend to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

    The Pass Through Trustee shall be deemed to have accepted validly tendered Old Certificates when, as and if Mobil and MGB have given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Certificateholders for the purpose of receiving the New Certificates from the Pass Through Trustee. If any tendered Old Certificates are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, any such unaccepted Old Certificates will be returned, without expense, to the tendering Certificateholder thereof as promptly as practicable after the Expiration Date.

    Certificateholders who tender Old Certificates in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Certificates pursuant to the Exchange Offer. Mobil and MGB will pay certain charges and expenses in connection with the Exchange Offer as set forth more fully in "--Fees and Expenses."

Expiration Date; Extensions; Amendments

    The term "Expiration Date" shall mean 5:00 p.m., New York City time, on the date that is 60 days after the date upon which notice of effectiveness of the Registration Statement is mailed to each Certificateholder, unless Mobil and MGB, in their sole discretion, extend the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. Although Mobil and MGB have no current intention to extend the Exchange Offer, Mobil and MGB reserve the right to extend the Exchange Offer at any time and from time to time by giving oral or written notice to the Exchange Agent and by timely public announcement communicated, unless otherwise required by applicable law or regulation, by making a release to the Dow Jones New Service. During any extension of the Exchange Offer, all Old Certificates previously tendered pursuant to the Exchange Offer and not withdrawn will remain subject to the Exchange Offer.

    Mobil and MGB expressly reserve the right (i) to terminate the Exchange Offer and to cause the Pass Through Trustee to not accept for exchange any Old Certificates if any of the events set forth below under "Conditions to the Exchange Offer" shall have occurred and shall not have been waived by Mobil and MGB and (ii) to amend the terms of the Exchange Offer in any manner.


Interest on the New Certificates

    Certificateholders of Old Certificates that are accepted for exchange will not receive accrued interest thereon. However, each New Certificate will bear interest from the most recent date to which interest has been paid on the Old Certificate for which such New Certificate was exchanged.

Procedures for Tendering

    The tender to the Pass Through Trustee of Old Certificates by a Certificateholder thereof pursuant to one of the procedures set forth below will constitute an agreement among such Certificateholder, the Pass Through Trustee and Mobil and MGB in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal. A Certificateholder of the Old Certificates may tender the same by (i) properly completing and signing the Letter of Transmittal or a facsimile thereof (all references in this Prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with the certificate or certificates representing the Old Certificates being tendered (if in certificated form) and any required signature guarantees, to the Exchange Agent at its address set forth in the Letter of Transmittal on or prior to the Expiration Date (or complying with the procedure for book-entry transfer described below) or (ii) complying with the guaranteed delivery procedures described below.

    If tendered Old Certificates are registered in the name of the signer of the Letter of Transmittal and the New Certificates to be issued in exchange therefor are to be issued (and any untendered Old Certificates are to be reissued) in the name of the registered Certificateholder (which term, for the purposes described herein, shall include any participant in DTC whose name appears on a security listing as the owner of Old Certificates), the signature of such signer need not be guaranteed. In any other case, the tendered Old Certificates must be endorsed or accompanied by written instruments of transfer in form satisfactory to Mobil and MGB and duly executed by the registered Certificateholder and the signature on the endorsement or instrument of transfer must be guaranteed by a commercial bank or trust company located or having an office, branch, agency or correspondent in the United States, or by a member firm of a national securities exchange or of the National Association of Securities Dealers, Inc. (any of the foregoing hereinafter referred to as an "Eligible Institution"). If the New Certificates and/or Old Certificates not exchanged are to be delivered to an address other than that of the registered Certificateholder appearing on the register for the Old Certificates, the signature in the Letter of Transmittal must be guaranteed by an Eligible Institution.

    THE METHOD OF DELIVERY OF OLD CERTIFICATES AND ALL OTHER DOCUMENTS IS AT THE ELECTION AND RISK OF THE CERTIFICATEHOLDER. IF SENT BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, RETURN RECEIPT REQUESTED, BE USED, PRIOR INSURANCE OBTAINED, AND THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO PERMIT DELIVERY TO THE EXCHANGE AGENT ON OR BEFORE THE EXPIRATION DATE. AS AN ALTERNATIVE TO DELIVERY BY MAIL, CERTIFICATEHOLDERS MAY WISH TO CONSIDER OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD CERTIFICATES SHOULD BE SENT TO MOBIL OR MGB. CERTIFICATEHOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH CERTIFICATEHOLDERS.

    Any beneficial owner whose Old Certificates are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. See "Instruction to Registered Certificateholder and/or Book-Entry Transfer Facility Participant from Beneficial Owner" included with the Letter of Transmittal.

    Mobil and MGB understand that the Exchange Agent will make a request promptly after the date of this Prospectus to establish an account with respect to the Old Certificates at DTC for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in DTC's system may make book-entry delivery of Old Certificates by causing DTC to transfer such Old Certificates into the Exchange Agent's account with respect to the Old Certificates in accordance with DTC's procedure for such transfer. Although delivery of the Old Certificates may be effected through book-entry transfer into the Exchange Agent's account at DTC, an appropriate Letter of Transmittal with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at the address set forth in the Letter of Transmittal on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures.

    If the Certificateholder desires to accept the Exchange Offer and time will not permit a Letter of Transmittal or Old Certificates to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the Exchange Agent has received at its office on or prior to the Expiration Date, a letter, telegram or facsimile transmission from an Eligible Institution setting forth the name and address of the tendering Certificateholder, the name(s) in which the Old Certificates are registered and, if possible, the certificate number(s) of the Old Certificates to be tendered, and stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange trading days after the date of execution of such letter, telegram or facsimile transmission by the Eligible Institution, the Old Certificates, in proper form for transfer (or a confirmation of book-entry transfer of such Old Certificates into the Exchange Agent's account at DTC), will be delivered by such Eligible Institution together with a properly completed and duly executed Letter of Transmittal (and any other required documents). Unless Old Certificates being tendered by the above-described method are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents), Mobil and MGB may, at their option, cause the Pass Through Trustee to reject the tender. Copies of a Notice of Guaranteed Delivery which may be used by Eligible Institutions for the purposes described in this paragraph are available from the Exchange Agent.

    A tender will be deemed to have been received as of the date when (i) the tendered Certificateholder's properly completed and duly signed Letter of Transmittal (accompanied by the Old Certificates or a confirmation of book-entry transfer of such Old Certificates into the Exchange Agent's account at
DTC) is received by the Exchange Agent, or (ii) a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) from an Eligible Institution is received by the Exchange Agent. Issuances of New Certificates in exchange for Old Certificates tendered pursuant to a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) by an Eligible Institution will be made only against deposit of the Letter of Transmittal (and any other required documents) and the tendered Old Certificates.

    All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Old Certificates will be determined by Mobil and MGB, whose determination will be final and binding. Mobil and MGB reserve the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of Mobil's and MGB's counsel, be unlawful. Mobil and MGB also reserve the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any Old Certificates. None of Mobil, MGB, the Exchange Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

    In addition, Mobil and MGB reserve the right in their sole discretion to
(a) purchase or make offers for any Old Certificates that remain outstanding subsequent to the Expiration Date and (b) to the extent permitted by applicable law, purchase Old Certificates in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers will differ from the terms of the Exchange Offer.

Terms and Conditions of the Letter of Transmittal

    The Letter of Transmittal contains, among other things, the following terms and conditions, which are part of the Exchange Offer.

    The party tendering Old Certificates for exchange (the "Transferor") exchanges, assigns and transfers the Old Certificates to the Pass Through Trustee and irrevocably constitutes and appoints the Exchange Agent as the Transferor's agent and attorney-in-fact to cause the Old Certificates to be assigned, transferred and exchanged. The Transferor represents and warrants that it has full power and authority to tender, exchange, assign and transfer the Old Certificates and to acquire New Certificates issuable upon the exchange of such tendered Old Certificates, and that, when the same are accepted for exchange, the Pass Through Trustee will acquire good and unencumbered title to the tendered Old Certificates, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The Transferor also warrants that it will, upon request, execute and deliver any additional documents deemed by Mobil and MGB to be necessary or desirable to complete the exchange, assignment and transfer of tendered Old Certificates or transfer ownership of such Old Certificates on the account books maintained by DTC. All authority conferred by the Transferor will survive the death, bankruptcy or incapacity of the Transferor and every obligation of the Transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of such Transferor.

    By executing the Letter of Transmittal, each Certificateholder will make to Mobil, MGB and the Pass Through Trustee the representations set forth above under the heading "Purpose and Effect of the Exchange Offer."

Withdrawal of Tenders

    Tenders of Old Certificates pursuant to the Exchange Offer are irrevocable, except that Old Certificates tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date.

    To be effective, a written telegram, telex or facsimile transmission notice of withdrawal must be received by the Exchange Agent at the address set forth in the Letter of Transmittal not later than the close of business on the Expiration Date. Any such notice of withdrawal must specify the Certificateholder named in the Letter of Transmittal as having tendered Old Certificates to be withdrawn, the numbers of the Old Certificates to be withdrawn and the principal amount thereof, a statement that such Certificateholder is withdrawing his election to have such Old Certificates exchanged, and the name of the registered Certificateholder of such Old Certificates, and must be signed by the Certificateholder in the same manner as the original signature on the

Letter of Transmittal (including any required signature guarantees) or be accompanied by evidence satisfactory to Mobil and MGB that the person withdrawing the tender has succeeded to the beneficial ownership of the Old Certificates being withdrawn. The Exchange Agent will return the properly withdrawn Old Certificates promptly following receipt of notice of withdrawal. If Old Certificates have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Old Certificates or otherwise comply with DTC procedure. All questions as to the validity of notices of withdrawal, including time of receipt, will be determined by Mobil and MGB, and such determination will be final and binding on all parties.

Conditions to the Exchange Offer

    Notwithstanding any other provision of the Exchange Offer, or any extension of the Exchange Offer, the Pass Through Trustee will not be required to issue New Certificates in exchange for any properly tendered Old Certificates not previously accepted and Mobil and MGB may terminate the Exchange Offer (by oral or written notice to the Exchange Agent and by timely public announcement communicated, unless otherwise required by applicable law or regulation, by making a release to the Dow Jones News Service), or, at their option, modify or otherwise amend the Exchange Offer, if either of the following events occur:

        (a) any statute, rule or regulation shall have been enacted, or any action shall have been taken by any court or governmental authority, including the staff of the Commission, which, in the sole judgment of Mobil and MGB, would prohibit, restrict or otherwise render illegal consummation of the Exchange Offer, or

        (b) there shall occur a change in the current interpretation by the staff of the Commission which permits the New Certificates issued pursuant to the Exchange Offer in exchange for Old Certificates to be offered for resale, resold and otherwise transferred by Certificateholders thereof (other than broker-dealers and any such Certificateholder which is an "affiliate" of Mobil or MGB within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Certificates are acquired in the ordinary course of such Certificateholders' business and such Certificateholders have no arrangement or understanding with any person to participate in the distribution of such New Certificates.

    Mobil and MGB expressly reserve the right to terminate the Exchange Offer and not accept for exchange any Old Certificates upon the occurrence of either of the foregoing conditions. In addition, Mobil and MGB may amend the Exchange Offer at any time prior to the Expiration Date if either of the conditions set forth above occurs. Moreover, regardless of whether either of such conditions has occurred, Mobil and MGB may amend the Exchange Offer in any manner which, in their good faith judgment, is advantageous to Certificateholders of the Old Certificates.

    The foregoing conditions are for the sole benefit of Mobil and MGB and may be waived by Mobil and MGB, in whole or in part, in their sole discretion. The foregoing conditions must be either satisfied or waived prior to termination of the Exchange Offer. Any determination made by Mobil and MGB concerning an event, development or circumstance described or referred to above will be final and binding on all parties.

Exchange Agent

    First Security Bank of Utah, National Association, has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

By Mail (registered or certified mail recommended):
                                 By Overnight Courier or By Hand:

First Security Bank of Utah,     First Security Bank of Utah,
  National Association             National Association
79 South Main Street             79 South Main Street
Salt Lake City, Utah 84111       Salt Lake City, Utah 84111


By Facsimile:                    Confirm by Telephone:
       801-246-5053                      801-246-5630

    Delivery to an address other than as set forth above, or transmission of instructions via a facsimile number other than the one set forth above, will not constitute a valid delivery.

Fees and Expenses

    Mobil and MGB have agreed in the Registration Rights Agreement to pay all fees and expenses incident to the performance of the Registration Rights Agreement, including, without limitation, federal registration and filing fees with the SEC, stock exchange or National Association of Securities Dealers, Inc., fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements not to exceed $10,000 of counsel for any underwriters or holders in connection with blue sky qualification of any of the New Certificates), all expenses of any persons preparing the Registration Statement, any and all rating agency fees and the reasonable fees and disbursements of counsel for Mobil and MGB, Special Counsel to the holders of New Certificates (which shall not exceed $25,000) and of the independent auditors of Mobil, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, but neither of Mobil or MGB shall pay any fees of counsel to the underwriters or underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Certificates by Certificateholders in an underwritten offering. The principal solicitation is being made by mail; however, additional solicitation may be made by telephone or in person by officers and regular employees of Mobil and MGB and their affiliates. No additional compensation will be paid to any such officers and employees who engage in soliciting tenders.

    Mobil and MGB have not retained any dealer-manager or other soliciting agent in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. Mobil and MGB, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

Accounting Treatment

    The New Certificates will be recorded at the same carrying value as the Old Certificates as reflected in Mobil's and MGB's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized.

Other

    Participation in the Exchange Offer is voluntary and Certificateholders should carefully consider whether to accept. Certificateholders of the Old Certificates are urged to consult their financial advisor in making their own decisions on what action to take.

    No person has been authorized to give any information or to make any representations in connection with the Exchange Offer other than those contained in this Prospectus. If given or made, such information or representations should not be relied upon as having been authorized by Mobil or MGB. Neither the delivery of this Prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Mobil or MGB since the respective dates as of which information is given herein. The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) Certificateholders of Old Certificates in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, Mobil and MGB may, at their discretion, take such action as they may deem necessary to make the Exchange Offer in any such jurisdiction and cause the Pass Through Trustee to extend the Exchange Offer to Certificateholders of Old Certificates in such jurisdiction. In any jurisdiction the securities laws or blue sky laws of which require the Exchange Offer to be made by a licensed broker or dealer, the Exchange Offer is being made on behalf of Mobil and MGB by one or more registered brokers or dealers which are licensed under the laws of such jurisdiction.

    As a result of the making of the Exchange Offer, Mobil and MGB will have fulfilled a covenant in the terms of the Old Certificates and contained in the Registration Rights Agreement. Certificateholders of the Old Certificates who do not tender their certificates in the Exchange Offer will continue to hold such certificates and will be entitled to all the rights, and limitations applicable thereto under the Agreements except for certain registration rights under the Registration Rights Agreement and except that the Old Certificates will not be entitled to the increase in the interest rate provided for in the Old Certificates in the event of a failure to commence the Exchange Offer on a timely basis, and Certificateholders of New Certificates will not be entitled to any rights under the Registration Rights Agreement. All untendered Old Certificates will continue to be subject to the restrictions on transfer set forth in the Agreements and the Old Certificates. To the extent that Old Certificates are tendered and accepted in the Exchange Offer, liquidity in the trading market, if any, for untendered Old Certificates will be adversely affected.

   FOR INFORMATION CONCERNING THE TAX CONSEQUENCES OF THE EXCHANGE OFFER AND OF HOLDING THE NEW CERTIFICATES, SEE "FEDERAL INCOME TAX CONSIDERATIONS."


                      DESCRIPTION OF THE NEW CERTIFICATES

    The Old Certificates were issued and the New Certificates are issuable pursuant to six separate Agreements which were entered into among Mobil, MGB and the Pass Through Trustee. Each Agreement contains substantially the same terms and conditions, except that the interest rate and the maturity date applicable to the Secured Notes held in each Pass Through Trust, the aggregate principal amount of Secured Notes held in each Pass Through Trust, the principal amortization schedule of the Secured Notes held in each Pass Through Trust and the final distribution date applicable to each Pass Through Trust differ. The form and terms of the New Certificates will be identical in all material respects to the form and terms of the Old Certificates except that the New Certificates will have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof and will not contain certain provisions included in the Old Certificates relating to an increase in the interest rate in the event of a failure to commence the Exchange Offer on a timely basis, and Certificateholders of New Certificates will not be entitled to certain rights under the Registration Rights Agreement. The statements under this caption are a summary only and do not purport to be complete. The summary makes use of terms defined in and is qualified in its entirety by reference to all of the provisions of the Agreements, the Indenture, the Lease, the Participation Agreement and the other Operative Documents, the forms of each of which have been filed as an exhibit to the Registration Statement. Except as otherwise indicated, the following summaries relate to each of the six Agreements, the six Pass Through Trusts formed thereby and the Old Certificates issued and the New Certificates issuable by each Pass Through Trust. Citations to the relevant sections of the Agreements appear below in parentheses unless otherwise indicated.

General

    The Old Certificates were issued and the New Certificates are issuable in fully registered form. Each Old Certificate represents and each New Certificate will represent the same fractional, undivided interest in the Pass Through Trust created by the Agreement pursuant to which the Old Certificate was issued. The property of each Pass Through Trust includes one or more Secured Notes held in such Pass Through Trust, all monies at any time paid thereon, all monies due and to become due thereunder and funds from time to time deposited with the Pass Through Trustee in accounts relating to such Pass Through Trust. Each New Certificate corresponds to a pro rata share of the outstanding principal amount of the Secured Notes held in the related Pass Through Trust and is issuable in minimum denominations of $1,000 or any integral multiple of $1,000 in excess thereof. (Agreements, Sections 2.01 and 3.01) No person acquiring a beneficial interest in the New Certificates (a "Certificate Owner") will be entitled to receive a definitive certificate representing such person's interest in the New Certificates, except as set forth below under "--Registered Certificates." Unless and until Registered Certificates (as defined below) are issued under the limited circumstances described herein, all references to actions by Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders shall refer, as the case may be, to distributions, notices, reports and statements to DTC or its nominee, Cede, as the registered holder of the Certificates, or to DTC Participants for distribution to Certificate Owners in accordance with DTC procedures. See "--Book-Entry; Delivery and Form." (Agreements, Sections 3.01 and 3.09)

    Interest will be passed through to Certificateholders of each of the Pass Through Trusts at the rate per annum set forth below, calculated on the basis of a 360-day year of twelve 30-day months.

    The Certificates are subject to redemption when and to the extent that the related Secured Notes are redeemed. See "Description of the Secured Notes-- Prepayments."

    The Certificates represent interests in the Pass Through Trusts and do not represent an interest in or obligation of Mobil, MGB, the Pass Through Trustee, the Owner Trustee in its individual capacity, or any affiliate thereof. (Agreements, Section 3.08)

    The Agreements and the Indenture do not contain any (i) financial or operating covenants or (ii) "event risk" provisions specifically designed to afford Certificateholders protection in the event of a highly leveraged transaction that may or may not result in a change of control of Mobil or MGB. However, the Certificateholders have the benefit of a lien on the Undivided Interest securing the Secured Notes.

Book-Entry; Delivery and Form

    DTC is a limited-purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Direct Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers (including MS&Co.), banks, trust companies, clearing corporation and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

    The certificates representing the Old Certificates were issued in fully registered form without interest coupons. Old Certificates sold in offshore transactions in reliance on Regulation S are represented by a single, permanent global Old Certificate for each Pass Through Trust, in definitive, fully registered form without interest coupons (the "Regulation S Global Old Certificates") and were deposited with the Pass Through Trustee as custodian for DTC and registered in the name of Cede for the accounts of Morgan Guaranty Trust Company of

New York, Brussels Office, as operator of the Euroclear System ("Euroclear"), and Centrale de Livraison de Valeurs Mobilieres S.A. ("Cedel"). New Certificates replacing the Regulation S Global Old Certificates will be represented by a single, permanent global New Certificate for each Pass Through Trust, in definitive, fully registered form without interest coupons (the "Regulation S Global New Certificates").

    Old Certificates sold in reliance on Rule 144A were represented by a single, permanent global Old Certificate for each Pass Through Trust, in definitive, fully registered form without interest coupons (the "Restricted Global Old Certificates"), which were deposited with the Pass Through Trustee as custodian for DTC and registered in the name of Cede. New Certificates replacing the Restricted Global Old Certificates will be represented by a single, permanent global New Certificate for each Pass Through Trust, in definitive, fully registered form without interest coupons (the "Registered Global New Certificates") and will be similarly deposited. Except in the limited circumstances described below under "--The Global New Certificates," owners of beneficial interests in Global New Certificates will not be entitled to receive physical delivery of Certificated New Certificates (as defined below). The New Certificates will not be issuable in bearer form.

    Old Certificates originally held in or transferred to Institutional Accredited Investors who are not QIBs ("Non-Global Purchasers") were issued in registered form without coupons ("Certificated Old Certificates"). New Certificates replacing the Certificated Old Certificates will be issued in registered form without coupons ("Certificated New Certificates"). Certificated New Certificates replacing Certificated Old Certificates that were initially issued to a Non-Global Purchaser and were transferred to a QIB or in accordance with Regulation S, will, unless the relevant Global New Certificate has previously been exchanged in whole for Certificated New Certificates, be exchanged for an interest in the appropriate Global New Certificate.

    Purchases of New Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the New Certificates on DTC's records. The ownership interest of each Certificate Owner is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchase, but Certificate Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Certificate Owner entered into the transaction. Transfers of ownership interests in the New Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners.

    To facilitate subsequent transfers, all New Certificates deposited by Participants with DTC are registered in the name of Cede. The deposit of New Certificates with DTC and their registration in the name of Cede effect no change in beneficial ownership. DTC has no knowledge of the actual Certificate Owners; DTC's records reflect only the identity of the Direct Participants to whose accounts such New Certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

    Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Redemption notices shall be sent to Cede.

    Payments of principal, interest and premium, if any, on the New Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the payable date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Payments by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the Pass Through Trustee, MGB or Mobil, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, interest and premium, if any, to DTC is the responsibility of the Pass Through Trustee, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Certificate Owners shall be the responsibility of Direct and Indirect Participants.

    Because DTC can act only on behalf of Direct Participants, who in turn act on behalf of Indirect Participants and Certificate Owners, the ability of a Certificate Owner to pledge New Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such New Certificates, may be limited due to the lack of a physical certificate for such New Certificates.

    Transfers between Participants will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. If a Certificateholder requires physical delivery of a Certificated New Certificate for any reason, including to sell New Certificates to persons in states which require such delivery of such New Certificates or to pledge such New Certificates, such holder must transfer its interest in the Registered Global New Certificate in accordance with the normal procedures of DTC and the procedures set forth in the Agreements. Transfers between participants in Euroclear and Cedel will be effected in the ordinary way in accordance with their respective rules and operating procedures.

    The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Mobil and MGB believe to be reliable, but neither Mobil nor MGB takes any responsibility for the accuracy thereof.
None of Mobil, MGB or any Pass Through Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the New Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    Although DTC, Euroclear and Cedel have agreed to the foregoing procedures in order to facilitate transfers of interests in the Global New Certificates among participants of DTC, Euroclear and Cedel, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of Mobil, MGB or any Pass Through Trustee will have any responsibility for the performance by DTC, Euroclear or Cedel or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The Global New Certificates

    Upon the issuance of each Regulation S Global New Certificate and each Registered Global New Certificate with respect to each Pass Through Trust (each a "Global New Certificate" and together the "Global New Certificates"), DTC or its custodian will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global New Certificates to the accounts of persons who have accounts with such depositary. Such accounts initially will be designated by or on behalf of MS&Co. Ownership of beneficial interests in a Global New Certificate will be limited to Direct Participants or persons who hold interests through Direct Participants. Ownership of beneficial interests in a Global New Certificate will be shown on, and the transfer of that ownership will be effected only through records maintained by DTC or its nominee (with respect to interests of Direct Participants) and the records of Direct Participants (with respect to interests of persons other than Direct Participants). QIBs may hold their interests in a Global New Certificate directly through DTC if they are Direct Participants or indirectly through organizations which are Direct Participants.

    Investors may hold their interest in a Regulation S Global New Certificate directly through Cedel or Euroclear, if they are participants in such system, or indirectly through organizations that are participants in such system. Investors may also hold such interests through organizations other than Cedel or Euroclear that are Participants. Cedel and Euroclear will hold interests in a Regulation S Global New Certificate on behalf of their participants through DTC.

    So as long as DTC, or its nominee, is the registered owner or holder of a Global New Certificate, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the New Certificates represented by such Global New Certificate for all purposes under the Agreements and the New Certificates. No beneficial owner of an interest in a Global New Certificate will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Indenture and, if applicable, those of Euroclear and Cedel.

    Payments of the principal of, premium, if any, and interest on, each Global New Certificate will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of Mobil, MGB, the Pass Through Trustee or any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global New Certificates or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Registered Certificates

    The New Certificates will be issued in fully registered, certificated form ("Registered Certificates") to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) MGB advises the Pass Through Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the New Certificates and MGB is unable to locate a qualified successor, (ii) MGB, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default, Certificate Owners of New Certificates evidencing fractional undivided interests aggregating not less than a majority in interest in the applicable Pass Through Trust advise the Pass Through Trustee and DTC through Direct Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Certificate Owners' best interests. (Agreements, Section 3.09)

    Upon the occurrence of any event described in the immediately preceding paragraph, the Pass Through Trustee will be required to notify all Certificate Owners through Direct Participants of the availability of Registered Certificates. Upon surrender by DTC of the certificates representing the Certificates and receipt of instructions for re-registration, the Pass Through Trustee will reissue the Certificates as Registered Certificates to Certificate Owners. (Agreements, Section 3.09)

    Distributions of principal of, premium, if any, or interest on the New Certificates will thereafter be made by the Pass Through Trustee directly to holders of Registered Certificates in accordance with the procedures set forth in the Agreements. Such distributions will be made (i) by check mailed to the address of such holder as it appears on the register maintained by the Pass Through Trustee or (ii) upon application to the Pass Through Trustee, by wire transfer in immediately available funds to an account maintained by a holder of a Registered Certificate with a bank. The final payment on any New Certificate, however, will be made only upon presentation and surrender of such New Certificate at the office or agency specified in the notice of final distribution to certificateholders. (Agreements, Sections 4.02 and 11.01)

    Registered Certificates will be transferable and exchangeable at the office of the Pass Through Trustee upon compliance with the requirements set forth in the applicable Agreements. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any transfer tax or other governmental charge payable in connection therewith may be required. (Agreements, Section 3.04)

Same-Day Settlement and Payment

    All payments made by MGB under the Lease to the Indenture Trustee (as assignee of the Lessor) will be in immediately available funds and will be passed through to DTC in immediately available funds.

    Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearinghouse or next-day funds. In contrast, secondary trading in pass through certificates (such as the New Certificates offered hereby) is generally settled in immediately available funds. The New Certificates will trade in DTC's Same-Day Funds Settlement System until maturity, and secondary market trading activity in such New Certificates will therefore be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the New Certificates.

Payments and Distributions

    All Scheduled Payments (as defined below) of principal and interest on the Secured Notes held in the Pass Through Trusts received by the Pass Through Trustee will be distributed by the Pass Through Trustee to Certificateholders on the date such receipt is confirmed, except in certain cases when some or all of such Secured Notes are in default. See "--Events of Default and Certain Rights Upon an Event of Default." Payments of interest on the unpaid principal amount of the Secured Notes held in the Pass Through Trusts are scheduled to be received by the Pass Through Trustee on each January 2 and July 2 of each year, commencing July 2, 1996, at the applicable rate per annum for such Pass Through Trust until the final distribution date for each Pass Through Trust. The Secured Notes purchased by Pass Through Trusts 1995-A1 through 1995-A5 will pay interest only until they mature on January 2, 1997, January 2, 1998, January 2, 1999, January 2, 2000 and January 2, 2001,
respectively.  Payments of principal on the Secured Notes held in Pass
Through Trust 1995-A6 are scheduled to be received in specified amounts by the Pass Through Trustee on January 2 or July 2, or both, of each year, commencing January 2, 2002 (such scheduled payments of interest and principal on the Secured Notes are herein referred to as "Scheduled
Payments," and each January 2 and July 2 of each year, commencing July 2, 1996, are herein referred to as "Regular Distribution Dates"). Each Certificateholder is entitled to receive a pro rata share of any distribution in respect of Scheduled Payments of principal and interest made on the Secured Notes held in the related Pass Through Trust. Scheduled Payments of principal on the Secured Notes held in the Pass Through Trusts are set forth below under "Description of the Secured Notes--Principal Payments." The Pass Through Trustee will distribute on each Regular Distribution Date to the Certificateholders all Scheduled Payments the receipt of which is confirmed by the Pass Through Trustee on such Regular Distribution Date. Each such distribution of Scheduled Payments will be made by the Pass Through Trustee to the holders of record of the related New Certificates on the fifteenth day preceding such Regular Distribution Date, subject to certain exceptions. (Agreements, Sections 4.01, 4.02 and 4.03) If a Scheduled Payment is not received by the Pass Through Trustee on a Regular Distribution Date but is received within five days thereafter, it will be distributed on the date received to such holders of record. If it is received after such five-day period, it will be treated as a Special Payment and distributed as described below.

    In addition to Scheduled Payments with respect to principal, the Secured Notes, and consequently the New Certificates, are subject to partial or full prepayment under certain circumstances. See "Description of Secured Notes-- Prepayments." Payments of principal, premium, if any, and interest received by the Pass Through Trustee on account of a partial or full prepayment, if any, of the Secured Notes held in the related Pass Through Trust, and payments received by the Pass Through Trustee following a default in respect of the Secured Notes held in the related Pass Through Trust (including payments received by the Pass Through Trustee on account of the purchase by the Owner Trustee of such Secured Notes or payments received on account of the sale of such Secured Notes by the Pass Through Trustee) ("Special Payments") will be distributed on the second day of a month (a "Special Distribution Date"). The Pass Through Trustee will mail notice to the Certificateholders of record not less than 20 days prior to the Special Distribution Date on which any Special Payment is scheduled to be distributed by the Pass Through Trustee for each Pass Through Trust stating such anticipated Special Distribution Date. (Agreements, Section 4.02) Each distribution of a Special Payment on a Special Distribution Date for each Pass Through Trust will be made by the Pass Through Trustee to the holders of record of such New Certificates on the fifteenth day preceding such Special Distribution Date. See "Description of the Secured Notes--Prepayments" and "--Events of Default and Certain Rights Upon an Event of Default."

    After partial or full prepayment or default in respect of some or all of the Secured Notes or other Special Distribution, a Certificateholder should refer to the information with respect to the Pool Balance and the Pool Factor for the related Pass Through Trust reported periodically by the Pass Through Trustee. See "--Pool Factors" and "--Reports to Certificateholders."

    The Agreements require that the Pass Through Trustee establish and maintain with itself, for the Pass Through Trusts and for the benefit of the Certificateholders, one or more accounts (the "Certificate Account") for the deposit of payments representing Scheduled Payments on the Secured Notes held in the related Pass Through Trust. (Agreements, Section 4.01) The
Agreements also require that the Pass Through Trustee establish and maintain with itself, for each Pass Through Trust and for the benefit of the Certificateholders, one or more accounts (the "Special Payments Account") for the deposit of payments representing Special Payments. Pursuant to the terms of the Agreements, the Pass Through Trustee is required to deposit any Scheduled Payments received by it in the Certificate Account and to deposit any Special Payments so received by it in the Special Payments Account. (Agreements, Section 4.01) All amounts so deposited will be distributed by the Pass Through Trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate. (Agreements, Section 4.02)

    Distributions by the Pass Through Trustee from the Certificate Account or the Special Payments Account of the related Pass Through Trust on a Regular Distribution Date or a Special Distribution Date will be made by (i) check mailed to each Certificateholder of record on the applicable record date at its address appearing on the register maintained for the related Pass Through Trust or (ii) upon application to the Pass Through Trustee, by wire transfer in immediately available funds to an account maintained by a Certificateholder with a bank. (Agreements, Section 4.02) The final distribution for each Pass Through Trust, however, will be made only upon presentation and surrender of the New Certificates at the office or agency of the Pass Through Trustee specified in the notice given by such Pass Through Trustee of such final distribution. The applicable Pass Through Trustee will mail such notice of the final distribution to the Certificateholders, specifying the date set for such final distribution and the amount of such distribution. (Agreements, Section 11.01) See "--Termination of the Pass Through Trust."

    If any Regular Distribution Date or Special Distribution Date is not a Business Day, distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date may be made on the next succeeding Business Day without any additional interest accruing during the intervening period. (Agreements, Section 12.09)

Pool Factors

    Unless there has been a prepayment or a default in respect of the Secured Notes held in the related Pass Through Trust, the Pool Factor for such Pass Through Trust will decline in proportion to the scheduled repayments of principal on the Secured Notes held in such Pass Through Trust, as described under "Description of the Secured Notes--Principal Payments." In the event of partial or full prepayment or default or a Special Payment, if any, the Pool Factor and the Pool Balance of such Pass Through Trust will be recomputed after giving effect thereto and notice thereof will be mailed to Certificateholders.

    The "Pool Balance" for each Pass Through Trust indicates, as of any Regular Distribution Date or Special Distribution Date, if any, the aggregate unpaid principal amount of the Secured Notes held in the related Pass Through Trust on such date plus any amounts in respect of principal on such Secured Notes held by the Pass Through Trustee and not yet distributed. The Pool Balance for each Pass Through Trust as of any Regular Distribution Date or Special Distribution Date, if any, shall be computed after giving effect to the payment of principal, if any, of the Secured Notes held in the related Pass Through Trust and distribution thereof to be made on that date.

    The "Pool Factor" for each Pass Through Trust as of any regular Distribution Date or Special Distribution Date, if any, is the quotient (rounded to the seventh decimal place) computed by dividing (i) the aggregate unpaid principal amount of the Secured Notes held in such Pass Through Trust on such date plus any amounts in respect of principal on such Secured Notes held by the Pass Through Trustee and not yet distributed by (ii) the aggregate original principal amount of Certificates issued by such Pass Through Trust. The Pool Factor for each Pass Through Trust as of any Regular Distribution Date or Special Distribution Date, if any, shall be computed after giving effect to the payment of principal, if any, on the Secured Notes held in such Pass Through Trust and distribution thereof to be made on that date. The amount of a Certificateholder's pro rata share of the Pool Balance of such Pass Through Trust can be determined by multiplying the original denomination of the holder's Certificate by the Pool Factor as of the applicable Regular Distribution Date or Special Distribution Date, if any. The Pool Factor and the Pool Balance for each Pass Through Trust will be mailed to Certificateholders of record on each Regular Distribution Date and Special Distribution Date, if any.

    As of the date of issuance of the Old Certificates and assuming that no early redemption, default or purchase of any Secured Notes shall occur, the Pool Factor for each Pass Through Trust will initially be 1.0000000 and (i) with respect to Pass Through Trusts 1995-A1 through 1995-A5, will not decline until the single payment of principal of Secured Notes held in each such Pass Through Trust is distributed on the final distribution date applicable to such Pass Through Trust and (ii) the aggregate scheduled repayment of principal of the Secured Notes to be held in Pass Through Trust 1995-A6 and the resulting Pool Factor for such Pass Through Trust after taking into account each such repayment will be as follows:

                               Pass Through Trust 1995-A6
Regular                             Secured Notes                  Pass Through Trust 1995-A6
Distribution Dates            Scheduled Payments of Principal             Pool Factor
- ------------------            -------------------------------      --------------------------

January 2, 2002...................... $ 6,462,445...............................0.9002124
January 2, 2003........................ 9,171,023...............................0.7586012
January 2, 2004........................ 9,735,041...............................0.6082810
January 2, 2005........................10,333,746...............................0.4487160
January 2, 2006........................ 3,509,092...............................0.3945316
July 2, 2006........................... 9,343,261...............................0.2502608
July 2, 2007...........................12,123,211...............................0.0630645
July 2, 2008........................... 4,084,181...............................0.0000000


    The Pool Factors will be unaffected by the Exchange Offer or the exchange of Old Certificates for New Certificates pursuant thereto.

Reports to Certificateholders

    On each Regular Distribution Date and Special Distribution Date, if any, the Pass Through Trustee will include with each distribution of a Scheduled Payment or Special Payment, if any, to Certificateholders of record of the related Pass Through Trust a statement, giving effect to such distribution to be made on such Regular Distribution Date or Special Distribution Date, as the case may be, setting forth the following information (per $1,000 in aggregate principal amount New Certificate, as to (i) and (ii) below):

      (i) the amount of such distribution allocable to principal and the amount allocable to premium, if any;

     (ii)  the amount of such distribution allocable to interest; and

    (iii)  the Pool Balance and the Pool Factor for such Pass Through Trust.

    In addition, within a reasonable time after the end of each calendar year, the Pass Through Trustee will furnish to each Certificateholder of record at any time during the preceding calendar year a statement containing the sum of the amounts determined pursuant to clauses (i) and (ii) above with respect to the related Pass Through Trust for such calendar year or, in the event such person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to the Pass Through Trustee and which a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder's preparation of its federal income tax returns. (Agreements, Section 4.03) Such report and such other items shall be prepared on the basis of information supplied to the Pass Through Trustee by the

DTC Participants, and shall be delivered by the Pass Through Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners.

    At such time, if any, as the New Certificates are issued in the form of Registered Certificates, each Pass Through Trustee will prepare and deliver the information described above to each Certificateholder of record as the name and period of beneficial ownership of such Certificateholder appears on the records of the Registrar of the New Certificates.

    Mobil and MGB are each required to furnish annually to the Pass Through Trustee a statement as to the fulfillment of its covenants and obligations under the Agreements. (Agreements, Section 5.03)

Voting of Secured Notes

    The Pass Through Trustee of each Pass Through Trust, as holder of the Secured Notes in such Pass Through Trust, has the right under certain circumstances to vote and give consents and waivers in respect of the Secured Notes held in such Pass Through Trust under the Indenture. Each Agreement sets forth the circumstances in which the related Pass Through Trustee shall direct any action or cast any vote as the holder of the Secured Notes at its own discretion and the circumstances in which such Pass Through Trustee shall seek instructions from the Certificateholders. Prior to an Event of Default (as defined below) with respect to any Pass Through Trust, the principal amount of the Secured Notes held in the Pass Through Trust directing any action or being voted for or against any proposal shall be in proportion to the principal amount of Certificates held by the Certificateholders taking the corresponding position. (Agreements, Sections 6.01, 6.04, 6.05 and 10.01)

Events of Default and Certain Rights Upon an Event of Default

    An event of default under the Agreements (an "Event of Default") is defined as the occurrence and continuance of an event of default under the Indenture (an "Indenture Event of Default"). For a description of the Indenture Events of Default, see "Description of the Secured Notes--Indenture Events of Default, Notice and Waiver." A continuing Indenture Event of Default will result in an Event of Default under the Agreements. Under the Indenture, the Lessor has the right under certain circumstances to cure Indenture Events of Defaults that result from the occurrence of a Lease Event of Default. If the Lessor chooses to exercise such cure right, the Indenture Events of Default and consequently the Event of Default will be deemed to be cured.

    Each Agreement provides that, as long as an Indenture Event of Default shall have occurred and be continuing, the Pass Through Trustee may vote all of the Secured Notes that are held in the related Pass Through Trust, and upon the direction of the holders of Certificates evidencing fractional undivided interests aggregating not less than a majority in interest of the related Pass Through Trust, the Pass Through Trustee shall vote a corresponding majority of such Secured Notes in favor of directing the Indenture Trustee to declare the unpaid principal amount of all Secured Notes then outstanding and any accrued and unpaid interest thereon to be due and payable. Each Agreement in addition provides that, if an Indenture Event of Default shall have occurred and be continuing, the Pass Through Trustee may, and upon the direction of the holders of Certificates evidencing fractional undivided interests aggregating not less than a majority in interest of such Pass Through Trust shall, vote all of the Secured Notes that are held in such Pass Through Trust in favor of directing the Indenture Trustee as to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or of exercising any trust or power conferred on the Indenture Trustee, provided that if an Indenture Event of Default shall have occurred and be continuing, such direction by the Certificateholders shall not obligate the Pass Through Trustee to vote more than a corresponding majority of the Secured Notes held by the related Pass Through Trust in favor of directing any action by the Indenture Trustee with respect to such Indenture Event of Default. (Agreements, Sections 6.01 and 6.04)

    The Indenture provides that, if an Indenture Event of Default shall occur and be continuing thereunder, the Indenture Trustee will declare the unpaid principal amount of the Secured Notes to be due and payable, together with any accrued and unpaid interest thereon, upon the instructions of the holders of a majority in aggregate principal amount of the Secured Notes outstanding. (Indenture, Section 5.04) The Indenture further provides that, if an Indenture Event of Default shall occur and be continuing thereunder, the holders of a majority in aggregate principal amount of the Secured Notes outstanding may direct the Indenture Trustee with respect to the exercise of remedies thereunder. See "Description of the Secured Notes-- Remedies." Accordingly, the ability of the holders of the Certificates issued with respect to any one Pass Through Trust to cause the Indenture Trustee to accelerate the Secured Notes issued under the Indenture or to direct the exercise of remedies by the Indenture Trustee under the Indenture will depend, in part, upon the proportion between the aggregate principal amount of the Secured Notes issued under the Indenture and held in such Pass Through Trust and the aggregate principal amount of all Secured Notes issued under the Indenture. Each Pass Through Trust holds Secured Notes with different terms from the Secured Notes held in the other Pass Through Trusts and therefore the Certificateholders of one Pass Through Trust may have divergent or conflicting interests from those of the Certificateholders of the other Pass Through Trusts. In addition, so long as the same institution acts as Pass Through Trustee of each Pass Through Trust, in the absence of instructions from the Certificateholders of any such Pass Through Trust, the Pass Through Trustee for such Pass Through Trust could for the same reason be faced with a potential conflict of interest upon an Indenture Event of Default.

    As an additional remedy, if an Indenture Event of Default shall have occurred and be continuing, the Agreements provide that the Pass Through Trustee may, and upon the direction of the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest of the related Pass Through Trust shall, sell all or part of the Secured Notes that are held in such Pass Through Trust for cash to any person. (Agreements, Sections 6.01 and 6.02) In addition, if the Lessor elects to purchase or redeem the Secured Notes, the Pass Through Trustee shall sell the Secured Notes held in the related Pass Through Trust to the Lessor at a price equal to the unpaid principal amount thereof, together with accrued but unpaid interest thereon, plus any other amounts then due and payable with respect to the Secured Notes held in the related Pass Through Trust, plus, if such redemption is made prior to the Premium Termination Date, the Make-Whole Amount, if any; provided that no Make-Whole Amount shall be payable after the earlier of (i) the expiration of 270 days after an Indenture Event of Default has occurred during which time the Secured Notes held in the related Pass Through Trust could, but shall not, have been accelerated, (ii) the Indenture Trustee has given the Owner Trustee or Owner Participant notice of its intent to accelerate the Secured Notes and (iii) the Indenture Trustee has declared the unpaid amount of the Secured Notes to be immediately due and payable. (Indenture, Section 3.06). Any proceeds received by the Pass Through Trustee upon any such sale shall be deposited in the Special Payments Account with respect to such Pass Through Trust and shall be distributed to the Certificateholders with respect to such Pass Through Trust on a Special Distribution Date. The market for Secured Notes in default may be very limited and there can be no assurance that they could be sold for a reasonable price. If a Pass Through Trustee sells any such Secured Notes held in the related Pass Through Trust with respect to which an Indenture Event of Default exists for less than their outstanding principal amount, the Certificateholders with respect to such Pass Through Trust will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against MGB, the Owner Trustee or the Pass Through Trustee. Neither the Pass Through Trustee nor the Certificateholders, furthermore, could take any action with respect to any remaining Secured Notes held in the related Pass Through Trust so long as no Indenture Events of Default existed with respect thereto. (Agreements, Sections 4.01, 4.02 and 6.02)

    Any amount distributed to the Pass Through Trustee by the Indenture Trustee on account of the Secured Notes held in the related Pass Through Trust following an Indenture Event of Default shall be deposited in the Special Payments Account with respect to such Pass Through Trust and shall be distributed to the Certificateholders with respect to such Pass Through Trust on a Special Distribution Date. In addition, if, following an Indenture
Event of Default, the Owner Trustee or the Owner Participant exercises its option to purchase the outstanding Secured Notes held in the related Pass Through Trust as described below under "Description of the Secured Notes-- Prepayments," the purchase price paid by the Owner Trustee or the Owner Participant to the Pass Through Trustee for the Secured Notes held in such Pass Through Trust shall be deposited in the Special Payments Account with respect to such Pass Through Trust and shall be distributed to the

Certificateholders with respect to such Pass Through Trust on a Special Distribution Date. (Agreements, Sections 4.01 and 4.02)

    Any funds representing payments received with respect to any Secured Notes held in a Pass Through Trust in default, or the proceeds from the sale by the Pass Through Trustee of any such Secured Notes held by the Pass Through Trustee in the Special Payments Account with respect to such Pass Through Trust shall, to the extent practicable, be invested and reinvested by the Pass Through Trustee in Permitted Investments pending the distribution of such funds on a Special Distribution Date. Permitted Investments are defined as being obligations of the United States maturing in not more than 90 days or such lesser time as is required for the distribution of any such funds on a Special Distribution Date. (Agreements, Sections 4.01 and 4.04)

    Each Agreement provides that the Pass Through Trustee shall, within 90 days after the occurrence of a default (as defined below) in respect of the Pass Through Trust created under the Agreement, give to the Certificateholders notice, transmitted by mail, of all uncured or unwaived defaults under the Agreement known to it; provided that, except in the case of default in the payment of principal, premium, if any, or interest on any of the Secured
Notes held in such Pass Through Trust, the Pass Through Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders with respect to such Pass Through Trust. The term "default," for the purpose of the provision described in this paragraph only, shall mean the occurrence of any Event of Default under the Agreements specified above, except that in determining whether any Event of Default has occurred any grace period or notice in connection therewith shall be disregarded. (Agreements, Section 7.02)

    Each Agreement contains a provision entitling the Pass Through Trustee, subject to the duty of the Pass Through Trustee during a default to act with the required standard of care, to be indemnified by the Certificateholders before proceeding to exercise any right or power under the Agreement at the request of such Certificateholders. (Agreements, Sections 7.01 and 7.03)

    In certain cases, Certificateholders of a Pass Through Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Pass Through Trust may on behalf of all Certificateholders with respect to such Pass Through Trust waive any past default or Event of Default under the Agreement with respect to such Pass Through Trust and thereby annul any direction given by such holders to the Indenture Trustee with respect thereto, except (i) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution of any such payment, (ii) a default in payment of the principal of, premium, if any, or interest on, any of the Secured Notes and (iii) a default in respect of any covenant or provision of the Agreement that cannot be modified or amended without the consent of each Certificateholder affected thereby. (Agreements, Section 6.05) The Indenture provides that, with certain exceptions, the holders of a majority in aggregate unpaid principal amount of the Secured Notes may on behalf of all such holders waive any past default or Indenture Event of Default. (Indenture, Section 5.08) For a discussion of waivers of Indenture Events of Default, see "Description of the Secured Notes--Indenture Events of Default, Notice and Waiver."

Modification of the Agreements

    Each Agreement contains provisions permitting Mobil, MGB and the Pass Through Trustee to enter into a supplemental trust agreement, without the consent of any Certificateholders, (i) to evidence the succession of another corporation to Mobil or MGB and the assumption by such corporation of Mobil's or MGB's obligations under such Agreement, (ii) to add to the covenants of Mobil or MGB for the benefit of such Certificateholders, or (iii) to cure any ambiguity in, or to correct or supplement any defective or inconsistent provision of, the Agreement or any supplemental trust agreement, or to make such provisions with respect to matters or questions arising under the Agreement as may be necessary or desirable, provided such actions shall not adversely affect the interest of such Certificateholders. (Agreements, Section 9.01)

    Each Agreement also contains provisions permitting Mobil, MGB and the Pass Through Trustee, with the consent of the holders of Certificates evidencing fractional undivided interests aggregating not less than a majority in interest of the related Pass Through Trust, and with the consent of the Owner Trustee (such consent not to be unreasonably withheld), to execute supplemental trust agreements adding any provisions to or changing or eliminating any of the provisions of the Agreement or modifying the rights of the Certificateholders, except that no such supplemental trust agreement may, without the consent of each Certificateholder so affected, (a) reduce in any manner the amount of, or delay the timing of, any receipt by the Pass Through Trustee of payments on the Secured Notes held in such Pass Through Trust, or distributions in respect of any Certificate, or make distributions payable in coin or currency other than that provided for in the Certificates, or impair the right of any Certificateholder to institute suit for the enforcement of any such payment when due, (b) permit the disposition of any Secured Note held in the related Pass Through Trust, except as provided in such Agreement, or (c) reduce the percentage of the aggregate fractional undivided interest of the related Pass Through Trust provided for in the Agreement, the consent of the holders of which is required for any such supplemental trust agreement or for any waiver provided for in the Agreement. (Agreements, Section 9.02)

Modification of Leveraged Lease Agreements

    In the event that the Pass Through Trustee, as the holder of the Secured Notes held in a Pass Through Trust, receives a request for its consent to any amendment, modification, waiver or supplement under the Indenture, the Lease or other related document, the Pass Through Trustee shall mail a notice of such proposed amendment, modification, waiver or supplement to each Certificateholder of such Pass Through Trust of record as of such date. The Pass Through Trustee shall request instructions from the Certificateholders of such Pass Through Trust as to whether or not to consent to such amendment, modification, waiver or supplement. The Pass Through Trustee shall vote or consent with respect to the Secured Notes held in the related Pass Through Trust in the same proportion as the Certificates were actually voted by the Certificateholders of such Pass Through Trust by a certain date. Notwithstanding the foregoing, if an Event of Default under the Agreement shall have occurred and be continuing, the Pass Through Trustee, subject to the voting instructions referred to under "--Events of Default and Certain Rights Upon an Event of Default," may in its own discretion consent to such amendment, modification, waiver or supplement, and may so notify the Indenture Trustee. (Agreements, Section 10.01)

Termination of the Pass Through Trusts

    The obligations of Mobil, MGB and the Pass Through Trustee created by the Agreements, and the Pass Through Trusts, will terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreements and the disposition of all property held in the Pass Through Trusts. The Pass Through Trustee will mail to each Certificateholder of record notice of the termination of the related Pass Through Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Pass Through Trust. The final distribution to any Certificateholder will be made only upon surrender of such Certificateholder's Certificates at the office or agency of the Pass Through Trustee specified in such notice of termination. (Agreements, Section 11.01)

The Pass Through Trustee

    First Security Bank of Utah, National Association is the Pass Through Trustee for each Pass Through Trust. The Pass Through Trustee and any of its affiliates may hold Certificates in their own names. (Agreements, Section 7.05) With certain exceptions, the Pass Through Trustee makes no representations as to the validity or sufficiency of the Agreements, the New Certificates, the Secured Notes, the Indenture, the Lease or other related documents. (Agreements, Section 7.04) First Security Bank of Utah, National Association is also the Indenture Trustee for the Secured Notes issued with respect to the Undivided Interest under the Indenture.

    The Pass Through Trustee may resign with respect to any or all of the Pass Through Trusts at any time, in which event Mobil and MGB will be obligated to appoint a successor trustee. If the Pass Through Trustee ceases to be eligible to continue as such under the Agreements or becomes insolvent, Mobil and MGB may remove such Pass Through Trustee, or any Certificateholder which has held such Certificate for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Pass Through Trustee and the appointment of a successor trustee. Any resignation or removal of the Pass Through Trustee and appointment of a successor trustee for a Pass Through Trust does not become effective until acceptance of the appointment by the successor trustee. (Agreements, Sections 7.09 and 7.10)

    Each Agreement provides that Mobil and MGB will pay the Pass Through Trustee's fees and expenses. (Agreements, Section 7.07) Each Agreement further provides that the Pass Through Trustee will be entitled to indemnification by Mobil and MGB for, and will be held harmless against, any loss, liability or expense incurred by the Pass Through Trustee (other than through its own willful misconduct, bad faith or negligence or by reason of a breach of any of its representations or warranties set forth in the Agreement), except to the extent that such loss, liability or expense is for or with respect to taxes, in which case the Pass Through Trustee may be entitled to be reimbursed by the related Pass Through Trust. (Agreements, Section 7.07)


                       DESCRIPTION OF THE SECURED NOTES

    The statements under this caption are summaries and do not purport to be complete. The summaries make use of terms defined in and are qualified in their entirety by reference to all of the provisions of the Secured Notes, the Indenture, the Lease, and the Participation Agreement. Except as otherwise indicated, the following summaries relate to the Secured Notes, the Indenture, the Lease and the Participation Agreement.

General

    The Secured Notes were issued in six series under an Indenture between Fleet National Bank of Connecticut, as Owner Trustee of a Trust for the benefit of the Owner Participant who is the beneficial owner of the Undivided Interest, and First Security Bank of Utah, National Association, as Indenture Trustee.

    The Owner Trustee leased the Undivided Interest to MGB pursuant to a Lease between the Owner Trustee and MGB. MGB is obligated to make or cause to be made rental and other payments to the Owner Trustee under the Lease in amounts that will be at least sufficient to pay the principal of, premium, if any, and interest on the Secured Notes when and as due and payable, (except principal and interest payable upon an Indenture Event of Default that is not caused by a Lease Event of Default and except any premium payable by the Owner Participant or the Owner Trustee in connection with the election by the Owner Trustee or the Owner Participant to purchase or redeem the Secured
Notes upon the occurrence of a Lease Event of Default as described below in "Voluntary Prepayments"). The Secured Notes are not, however, direct obligations of, or guaranteed by, MGB (except to the extent that MGB may, in certain circumstances described herein, assume the obligations of the Owner Trustee thereunder) or Mobil. Payments under the Lease in excess of the amounts required to make required payments on the Secured Notes will be paid by the Indenture Trustee to the Owner Trustee for distribution to the Owner Participant and will not be available for distribution to the Certificateholders of the Pass Through Trusts except in certain cases upon the occurrence of an Indenture Event of Default. MGB's rental obligations under the Lease and the other Operative Documents to which it is a party are general obligations of MGB and are irrevocably and unconditionally guaranteed by Mobil under the Guaranty.

Principal Payments

    The aggregate principal amount of the Secured Notes held in each of the Pass Through Trusts are as follows:

         Pass             Pass         Pass         Pass         Pass         Pass
        Through         Through      Through      Through      Through      Through
         Trust           Trust        Trust        Trust        Trust        Trust
        1995-A1         1995-A2      1995-A3      1995-A4      1995-A5      1995-A6
         5.52%            5.57%        5.65%        5.74%        5.79%        6.15%
        Secured         Secured      Secured      Secured      Secured      Secured
         Notes            Notes        Notes        Notes        Notes        Notes       Total
        ----------   ----------   ----------   ----------   ----------   -----------   -----------
Total   $4,917,000   $5,173,000   $5,462,000   $5,770,000   $6,101,000   $64,762,000   $92,185,000
        ==========   ==========   ==========   ==========   ==========   ===========   ===========

    Interest will be payable on each Secured Note at the rate applicable to such Secured Note on the unpaid principal amount thereof on each January 2 and July 2 in each year, commencing July 2, 1996. Such interest will be computed on the basis of a 360-day year of twelve 30-day months.

    The principal of each Secured Note held in Pass Through Trusts 1995-A1 through 1995-A5 will be paid in full at maturity on January 2, 1997, January 2, 1998, January 2, 1999, January 2, 2000 and January 2, 2001, respectively. The principal of each Secured Note held in Pass Through Trust 1995-A6 will be payable as set forth below:

                          Pass Through Trust 1995-A6

                              6.15% Secured Notes

                     Regular Distribution Dates       Amount
                     --------------------------       ------
                     January 2, 2002..............  $ 6,462,445
                     January 2, 2003..............    9,171,023
                     January 2, 2004..............    9,735,041
                     January 2, 2005..............   10,333,746
                     January 2, 2006..............    3,509,092
                     July 2, 2006.................    9,343,261
                     July 2, 2007.................   12,123,211
                     July 2, 2008.................    4,084,181
                                                    -----------

                             Total................  $64,762,000
                                                    ===========

    If any date scheduled for any payment of principal of, premium, if any, or interest on the Secured Notes is not a Business Day, such payment may be made on the next succeeding Business Day without any additional interest. (Indenture, Section 2.03(b))

Prepayments

    Mandatory Prepayments. Upon the occurrence of an Event of Loss with respect to the Production System or a Significant Portion thereof, then, unless, in the case of an Event of Loss with respect to a Significant Portion where such Significant Portion is rebuilt or replaced or the Lessee has elected to purchase the Undivided Interest, the Owner Trustee shall (i) if the Event of Loss shall have occurred with respect to the entire Production System, redeem the entire unpaid principal amount of the Secured Notes and (ii) if the Event of Loss shall have occurred with respect to a Significant Portion, redeem such of the unpaid principal amount of the Secured Notes which is equal to the product of (x) the entire principal amount of Secured Notes then outstanding and (y) a fraction, the numerator of which shall be the Original Cost of the Significant Portion of the Undivided Interest suffering such Event of Loss and the denominator of which shall be the aggregate Lessor's
Cost of the Undivided Interest, plus in each case accrued and unpaid interest in respect of the principal amount to be prepaid on the loss payment date, but without the payment of any Make-Whole Amount or other premium.
(Indenture, Section 3.02)

    Voluntary Prepayment. Secured Notes held in Pass Through Trust A-6 are subject to prepayment prior to maturity, in whole only, at any time (i) after January 1, 2001 if MGB notifies the Lessor that it has determined that the Undivided Interest is obsolete, uneconomic or surplus to the needs of MGB for any reason or the parties to the Operating Agreement have determined to withdraw from or to terminate the Operating Agreement, (ii) at the option of MGB following its acquisition of the Undivided Interest, other than in connection with an Event of Loss described above and (iii) on any Special Distribution Date after January 1, 2001 upon the agreement of MGB and the Owner Trustee. Secured Notes held in Pass Through Trust A-6 are also subject to prepayment, in part, prior to maturity at any time after January 1, 2001, if MGB notifies the Lessor that it has determined that a Significant Portion of the Undivided Interest is obsolete, uneconomic or surplus to the needs of MGB for any reason, in which case the principal amount of Secured Notes to be redeemed will be equal to the product of (x) the entire principal amount of Secured Notes then outstanding and (y) a fraction, the numerator of which shall be the Original Cost of the Significant Portion and the denominator of which shall be the aggregate Lessor's Cost of the Undivided Interest. The prepayment price of the Secured Notes in any such events shall be equal to the unpaid principal amount thereof, together with accrued but unpaid interest thereon, plus if such redemption is prior to the Premium Termination Date, the Make-Whole Amount, if any. (Indenture, Section 3.02; Lease, Sections 6 and 7)

   In addition, the Secured Notes are subject to purchase or prepayment in whole by the Owner Trustee or the Owner Participant, on any Special Distribution Date, if (i) an Indenture Event of Default resulting from one or more Lease Events of Default shall have occurred and be continuing for less than 270 days during which time the Secured Notes could, but shall not have been, accelerated, at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon plus a premium equal to the Make-Whole Amount (if any) or (ii) (x) an Indenture Event of Default resulting from one or more Lease Events of Default shall have occurred and be continuing for more than 270 days during which time the Secured Notes could, but shall not have been, accelerated, (y) the Indenture Trustee has given the Owner Trustee or Owner Participant notice of its intent to accelerate the Secured Notes, or (z) the Secured Notes have been accelerated, at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon, but without any Make-Whole Amount or other premium. (Indenture, Section 3.06)

    The "Make-Whole Amount," if any, with respect to the Secured Notes, shall be determined as of the fourth Business Day prior to the applicable Redemption Date and shall equal (a) with respect to any Secured Note to be redeemed in whole or purchased, the excess, if any, of (i) the sum of the present values of all remaining scheduled payments of principal and interest from the applicable Redemption Date to maturity of the Secured Notes, discounted semiannually on each January 2 and July 2 at a rate equal to the Treasury Rate (as defined below) plus .10%, based on a 360-day year of twelve 30-day months, over (ii) the aggregate unpaid principal amount of the Secured Notes plus accrued but unpaid interest on the Secured Notes (but not any accrued interest in default) to the Redemption Date and (b) with respect to the principal amount of any Secured Notes to be redeemed, in part, the excess, if any, of (x) the sum of that portion of all of the remaining scheduled payments of principal and interest from the Redemption Date to maturity of such Secured Notes representing the principal that is to be redeemed on such Redemption Date and the interest that would have accrued thereon, discounted semi-annually on each January 2 and July 2 at a rate equal to the Treasury Rate plus .10%, based on a 360-day year of twelve 30-day months, over (y) an amount equal to the principal amount of such Secured Notes to be redeemed plus accrued but unpaid interest on such principal amount (but not any accrued interest in default) to the Redemption Date. The Make-Whole Amount premium, if any, payable with respect to the Secured Notes will be determined by an independent investment banking institution of national standing (the "Investment Banker") selected by MGB.

    The "Treasury Rate" means, with respect to each Secured Note to be prepaid, a per annum rate (expressed as a semiannual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity of United States Treasury securities maturing on the Average Life
Date (as defined below) of such Secured Note, as determined by interpolation between the most recent weekly average yields to maturity for two series of United States Treasury securities (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Secured Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Secured Note, in each case as published in the most recent H.15(519) (or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Secured Note is reported in the most recent H.15(519), as published in H.15(519)). H.15(519) means "Statistical Release H.15(519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve
System. The most recent H.15(519) means the latest H.15(519) which is published prior to the close of business on the fourth Business Day prior to the prepayment date.

   The "Average Life Date" for any Secured Note to be prepaid shall be the date which follows the prepayment date by a period equal to the Remaining Weighted Average Life at the prepayment date of such Secured Note. The "Remaining Weighted Average Life" of such Secured Note, at the prepayment date of such Secured Note, is the number of days determined by dividing
(A) the sum of the products obtained by multiplying (1) the amount of each remaining principal payment on such Secured Note by (2) the number of days from and including the prepayment date to but excluding the scheduled payment date of such principal payment by (B) the then unpaid principal amount of such Secured Note.

Security

    The Secured Notes are secured by, among other things, (i) an assignment by the Lessor to the Indenture Trustee of the Lessor's rights under the Lease including the right to receive payments of Rent thereunder (other than certain Excepted Payments reserved to the Lessor) and the Lessor's rights under the Guaranty and (ii) a mortgage of the Undivided Interest. (Indenture, Granting Clause)

    So long as no Indenture Event of Default shall have occurred and be continuing, the Lessor is entitled to exercise all of the rights of the Lessor under the Operative Documents, subject to certain specific exceptions (including with respect to amendments, waivers, modifications and consents under specified provisions of certain of the Operative Documents). The Lessor's rights, however, do not include the right to receive payments of Basic Rent and Supplemental Rent (other than Excepted Payments) due under the Lease, which payments will be made directly to the Indenture Trustee. The assignment by the Lessor to the Indenture Trustee of its rights under the Lease and the other Operative Documents also excludes certain rights of the Lessor, including rights relating to indemnification by the Lessee for certain matters and insurance proceeds payable to the Lessor under liability insurance maintained by the Lessee under the Lease. (Indenture, Granting Clause) For a description of certain other rights of the Lessor, see "--The Lease--Lease Events of Default."

    Funds, if any, held from time to time by the Indenture Trustee pursuant to the Operative Documents will be invested and reinvested by the Indenture Trustee, so long as no Indenture Event of Default has occurred and is continuing, at the direction of MGB acting as agent of the Lessor in Permitted Investments. MGB, on behalf and as agent of the Lessor, is required on demand to pay to the Indenture Trustee the amount of any loss resulting from any such investment. So long as no Lease Event of Default has occurred and is continuing, MGB is entitled to receive any profit made from any such investment. (Lease, Section 19.7; Indenture, Section 7.04)

Additional Notes

    Additional Notes may be issued under and secured by the Indenture, at any time and from time to time, for the purpose of providing funds to finance the cost of the Lessor's Share of certain modifications, alterations, additions and improvements to the Production System (the "Modifications"). The Owner Participant will have the right to participate in the financing of any such Modifications on terms and conditions mutually acceptable to the Owner Participant and MGB. If mutually acceptable terms and conditions are not agreed to by the Owner Participant and MGB, MGB may cause the financing of such cost through the issuance and sale by the Owner Trustee of Additional Notes provided that certain conditions set forth in the Participation Agreement and the Indenture are satisfied, including, among other things, that (i) the principal amount of all Secured Notes after the issuance of such Additional Notes shall not exceed 85% of the Fair Market Sales Value of the Undivided Interest (taking into account such Modifications), (ii) the date of maturity of such Additional Notes shall not extend beyond the end of the Basic Term of the Lease (January 2, 2011), (iii) the Owner Participant will not suffer any adverse consequences resulting from the issuance of such Additional Notes or the Owner Participant shall have received an indemnity from the Lessee with respect to any such adverse consequences, (iv) no Lease Event of Default or Indenture Event of Default shall have occurred and be continuing on the date of issuance of the Additional Notes, (v) the Owner Participant shall have received an opinion to the effect that the issuance of the Additional Notes will not result in any unindemnified adverse tax consequences to the Owner Participant and (vi) the terms of such Additional Notes, except for the terms of payment, shall be substantially the same as the Secured Notes. (Indenture, Section 2.08; Participation Agreement, Section
14)

    The terms, conditions and designations of such Additional Notes will be set forth in a supplement to the Indenture. (Indenture, Section 2.08) In addition, Basic Rent and other amounts payable by MGB under the Lease will be adjusted to the extent necessary to provide for Basic Rent payments and certain other payments sufficient to provide for the payment, when due, of all scheduled payments of principal of, premium (except for those instances where MGB shall not be responsible for such premium), if any, and interest on the Secured Notes as well as any Additional Notes. (Participation Agreement,
Section 14) All Secured Notes issued and outstanding under the Indenture, including any Additional Notes, will be equally and ratably secured thereunder, without preference, priority or distinction. (Indenture, Section
2.10)

Limitation of Liability

    The Secured Notes are not direct obligations of, or guaranteed by, Mobil, MGB or the Owner Trustee. None of the Owner Trustee, the Owner Participant or the Indenture Trustee, or any affiliates thereof, shall be personally liable to any holder of a Secured Note or, in the case of the Owner Trustee and the Owner Participant, to the Indenture Trustee for any amounts payable under the Secured Notes or, except as provided in the Indenture, for any liability under the Indenture. All payments of principal of, premium, if any, and interest on the Secured Notes (other than payments made in connection with an optional redemption or purchase by the Owner Trustee or the Owner Participant) will be made only from the assets subject to the Lien of the Indenture or the income and proceeds received by the Indenture Trustee therefrom (including Rent payable by MGB under the Lease and payments made by Mobil under the Guaranty). (Indenture, Section 2.02)

    Except as otherwise provided in the Indenture, neither the Indenture Trustee nor the Owner Trustee in its individual capacity shall be answerable or accountable under the Indenture or under the Secured Notes under any circumstances except for, when applicable to either the Indenture Trustee or the Owner Trustee (a) its own willful misconduct or gross negligence,
(b) failure to exercise reasonable care in safeguarding securities held by it under the Indenture, (c) in case of any inaccuracy of any representation or warranty made by the Indenture Trustee under the Operative Documents, (d) for any tax based on or measured by any fees, commissions or compensation received by it for acting as trustee, (e) subject to certain exceptions, for failure to use reasonable care in disbursing funds in accordance with the Indenture and (f) for failure to remove certain liens in accordance with the Participation Agreement. (Indenture, Sections 7.01 and 7.03; Participation Agreement, Sections 11.4 and 17.10). The Owner Participant will not have any duty or responsibility under the Indenture or the Secured Notes to the Indenture Trustee or to any holder of any Secured Notes. (Indenture, Section 2.02)

Merger, Consolidation and Transfer of Assets

    MGB is prohibited from consolidating with or merging into any other corporation or transferring substantially all of its assets to another corporation unless MGB is the continuing corporation or, among other things,
(a) the successor corporation shall be a corporation organized and existing under the laws of the United States or any State or the District of Columbia,
(b) shall expressly assume the due and punctual performance and observance of all the covenants and conditions of the Operative Documents to which MGB is a party and which are to be performed by MGB, (c) immediately after giving effect to such transaction, no Lease Event of Default shall be continuing, and (d) after giving effect to such transaction the Guaranty remains in full force and effect and constitutes a full and unconditional guaranty of the successor corporation's obligation under the Operative Documents to which it is a party. (Participation Agreement, Section 10.4)

Indenture Events of Default, Notice and Waiver

    Indenture Events of Default include: (a) a Lease Event of Default (other than nonpayment of any Excepted Payment) that shall have occurred and be continuing, (b) default by the Owner Trustee in making payments when due of principal of, premium, if any, or interest on any Secured Note and continuance of that default for 10 Business Days, (c) failure by the Owner Trustee or the Owner Participant to perform or observe in any material respect any covenant or agreement contained in the Indenture or any other Operative Document
(other than the Tax Indemnity Agreement) which shall have continued for a period of 30 days after receipt of notice by the Owner Trustee or the Owner Participant from the Indenture Trustee or the Pass Through Trustee specifying such failure and requiring it to be remedied (or if such failure is remediable and the Owner Participant or the Owner Trustee is diligently attempting to remedy such failure, such failure shall continue for a period of 180 days after receipt of notice thereof), (d) any representation or warranty made by the Owner Trustee or the Owner Participant in the Participation Agreement being inaccurate in any material respect as of the date made unless such inaccurate representation or warranty shall not be material to the recipient thereof at the time the notice referred to below is received by the Owner Participant or the Owner Trustee or any material adverse effect is cured or corrected within 30 days after receipt of written notice by the Owner Trustee and the Owner Participant from the Indenture Trustee; provided that if such material adverse effect is capable of being remedied and the Owner Participant or the Owner Trustee is diligently attempting to remedy such effect, the Owner Participant or Owner Trustee shall have 90 days after receipt of written notice thereof to remedy such material adverse effect, and (e) the occurrence of certain events of bankruptcy, reorganization or insolvency of the Owner Participant or the Owner Trustee. (Indenture, Section 5.02)

    If MGB fails to make any Basic Rent payment within ten Business Days after the same shall become due, the Indenture Trustee shall not exercise remedies under the Lease or declare the Secured Notes to be due and payable or exercise other remedies under the Indenture until eleven days after the tenth Business Day of such failure. If the Lessor furnishes to the Indenture
Trustee the amount of such Basic Rent payment, together with any interest thereon on account of the delayed payment thereof, within such eleven day period, the Indenture Trustee and the holders of outstanding Secured Notes may not exercise any remedies otherwise available under the Indenture or the Lease as the result of such failure to make such rental payment. The Lessor's rights to cure an Indenture Event of Default resulting from the failure by MGB to pay Basic Rent is limited to the right to cure an aggregate of six such defaults, or three consecutive such defaults, under the Lease and may only be exercised as long as no other Indenture Event of Default has occurred and is continuing. The Lessor may also cure any other default by MGB in the performance of its obligations under the Lease and the other Operative Documents and any other Lease Event of Default if (but only if) the performance or observance of such obligations or the cure of such Lease Event of Default can be effected by the payment of money alone. Such cure rights may be exercised as long as no other Indenture Event of Default has occurred and is continuing at any time prior to the day which is the later of (x) the 11th day subsequent to notice of such default or such Lease Event of Default by the Indenture Trustee to the Owner Trustee or the Owner Participant and
(y) the 11th day subsequent to the expiration of the grace period, if any, provided with respect to such default or such Lease Event of Default. During such eleven day period, the Indenture Trustee may not exercise remedies under the Lease or declare the Secured Notes payable or exercise other remedies under the Indenture. Neither the Lessor nor the Owner Participant shall have the right to cure any such Lease Event of Default if the total amount outstanding and not reimbursed to such parties exceeds in the aggregate $10,000,000. (Indenture, Section 5.03)

    During the occurrence and continuance of an Indenture Event of Default of which the Indenture Trustee has actual knowledge, the Indenture Trustee shall withhold any portion of the Basic Rent otherwise payable to the Lessor until the earlier to occur of (i) the first Business Day following the date that is 180 days after the Indenture Trustee shall have received such amount and
(ii) the date there shall no longer be continuing an Indenture Event of Default (in each of which cases described in clauses (i) and (ii) such Basic Rent shall be distributed to the Lessor, unless, prior thereto, the Secured Notes shall have been accelerated or the Indenture Trustee has given notice to declare the Lease to be in default (in which case such amounts shall be applied as provided in the Indenture)). (Indenture, Section 4.01(c))

    The holders of a majority in aggregate principal amount of the outstanding Secured Notes, by written directive to the Indenture Trustee, may on behalf of all holders of Secured Notes direct the Indenture Trustee to waive any past default under the Indenture, except a default in the payment of the principal of, premium, if any, interest on, or other amounts due under, any Secured Note or a default in respect of any covenant or provision of the Indenture that cannot be modified or amended without the consent of each holder of a Secured Note. (Indenture, Section 5.08)

    The Indenture provides that the Owner Trustee shall, upon the occurrence of any subsisting event known to it that is an Indenture Event of Default, or that after notice or lapse of time or both would become an Indenture Event of Default give notice thereof to MGB, the Indenture Trustee and the Owner Trustee. (Indenture, Section 5.01)

Remedies

    If an Indenture Event of Default (other than certain Lease Events of Default) shall occur and be continuing, the Indenture Trustee may, and when instructed by the holders of a majority in aggregate principal amount of the Secured Notes outstanding under such Indenture shall, declare the unpaid principal of all such Secured Notes issued thereunder due and payable, together with all accrued but unpaid interest thereon. (Indenture, Section 5.04) The holders of a majority in aggregate principal amount of Secured Notes outstanding under such Indenture may rescind and annul any such declaration by the Indenture Trustee at any time before any judgment or decree for the payment of the moneys due, or any portion thereof, shall be entered, if (i) there has been paid to or deposited with the Indenture Trustee an amount sufficient to pay all overdue installments of principal of, premium, if any, and interest on any Secured Notes that have become due otherwise than by such declaration of acceleration and (ii) all other Indenture Events of Default have been cured or waived. (Indenture, Section 5.04(c))

    The Indenture provides that, if an Indenture Event of Default has occurred and is continuing, the Indenture Trustee may exercise certain rights or remedies available to it under applicable law, including (if the Lease has been declared in default) one or more of the remedies under the Indenture or the Lease with respect to the Indenture Estate subject to the Lease. The Indenture Trustee's right to exercise foreclosure remedies under the Indenture is subject in certain circumstances to its having proceeded to exercise one or more material remedies under the Lease seeking to dispossess the Lessee under the Lease, unless at the time, the Indenture Trustee is stayed or otherwise prevented from doing so by operation of law, in which case the Indenture Trustee has agreed to refrain from exercising remedies under the Indenture for a period of 180 days from the date of the commencement of such prohibition. If MGB were a debtor in a proceeding under Title 11, United States Code (the "Bankruptcy Code") during a Lease Event of Default, the condition described in the immediately preceding sentence could not be met by the Indenture Trustee during the period when certain actions against the bankrupt

Lessee, including action to dispossess the Lessee, would be barred by the automatic stay provisions of the Bankruptcy Code. See "--The Lease--Lease Events of Default." In addition, the Indenture Trustee is not allowed to sell, assign, transfer or deliver any of the Indenture Estate or take possession of the Indenture Estate unless the Secured Notes shall have been accelerated. The Indenture Trustee is required to give the Owner Trustee 10 Business Days' advance notice (five Business Days' advance notice of its intent to accelerate the Secured Notes except in the case of certain bankruptcy accelerations) of its intent to exercise remedies. Remedies under the Lease may be exercised by the Indenture Trustee to the exclusion of the Owner Trustee. The sale of the Indenture Estate in the exercise of such remedies will be free and clear of any rights of those parties including the rights of MGB under the Lease with respect to the Undivided Interest; provided that no exercise of any remedies by the Indenture Trustee may affect the rights of MGB under the Lease unless a Lease Event of Default has occurred and is continuing and the Lease shall have been declared in default in accordance therewith. (Indenture, Sections 5.04, 5.05 and 5.09; Lease, Sections 9 and 16.1)

    The holders of a majority in aggregate principal amount of the Secured Notes outstanding under the Indenture may instruct the Indenture Trustee to give such notice, direction or consent, or exercise such right, remedy or power under the Indenture or Lease or in respect of the Indenture Estate or take such other action as shall be specified in such instructions, but in such event the Indenture Trustee shall not be required to take or refrain from taking any action in connection therewith if it shall have reasonable grounds for believing that adequate indemnity against such risk is not assured to it. (Indenture, Sections 6.02 and 6.04)

    If an Indenture Event of Default occurs and is continuing and the Indenture Trustee (as security assignee) has declared the Lease to be in default or the Secured Notes have been accelerated, any sums held or received by the Indenture Trustee may be applied to reimburse the Indenture Trustee for any tax, expense or other loss incurred by it and to pay any other amounts then due the Indenture Trustee prior to any payments to holders of the Secured Notes. (Indenture, Section 4.03)

    Although the Lessor has been structured as a special-purpose entity the activities of which are expressly limited to the sale-leaseback transaction contemplated by the Operative Documents, it is not impossible that the Lessor could become the subject of a proceeding under the Bankruptcy Code. In such event, receipt of payments by the Indenture Trustee under the Lease and the Secured Notes may be interrupted and the exercise of remedies by the Indenture Trustee, including foreclosure of the Indenture, would be stayed during the pendency of the bankruptcy proceedings. Subject to certain procedural and substantive safeguards provided by the Bankruptcy Code (such as the requirement that the debtor-in-possession or trustee provide adequate protection of the interests of the holders of the Secured Notes), a bankruptcy court could permit the use or disposition of Rent payments and the Indenture Estate for purposes other than making payments on the Secured Notes or could modify the interest rate, maturity and payment terms of the Secured Notes.

    In the event of the bankruptcy of the Owner Participant, it is possible that, notwithstanding that the Undivided Interest is owned by the Owner Trustee in trust, such Undivided Interest, the Lease, the Guaranty and the Secured Notes might become part of the bankruptcy proceeding. In such event, payments under the Lease or the Guaranty or on the Secured Notes might be interrupted and the ability of the Indenture Trustee to exercise its remedies under the Indenture might be restricted, although the Indenture Trustee would retain its status as a secured creditor in respect of the Lease, the Guaranty and the Undivided Interest.

Possible Rejection of the Lease by a Trustee in Bankruptcy

    If MGB were to become a debtor in a liquidation or reorganization case under the Bankruptcy Code, MGB or its bankruptcy trustee could seek to reject the Lease. Rejection of the Lease would constitute a breach of the Lease and, as provided in applicable nonbankruptcy law, deprive MGB of the use of the Undivided Interest. If the Lease were rejected, rental payments thereunder would terminate, thereby leaving the Lessor or the Indenture Trustee without regular rent payments and with a claim for damages for breach of the Lease. There can be no assurance that any such claim for damages that would, if the bankruptcy court treated the Lease as a true lease and authorized its rejection, be sufficient to provide for the repayment of the Secured Notes. Section

502(b)(6) of the Bankruptcy Code limits the claim of lessors under unexpired leases of real property. If the argument were made and sustained that the Lease is a lease of real property, the Owner Trustee's claim in the bankruptcy proceeding of MGB would be limited to an amount equal to the rent reserved under the Lease, without acceleration, for the greater of one year or 15% (but not more than three years) of the remaining term of the Lease, plus rent already due but unpaid. The Indenture Trustee could also, subject to the limitation discussed below, realize upon its lien on and security interest in the Undivided Interest, which would not be affected by such rejection, to recover any additional unpaid amounts on the Secured Notes. Since the Undivided Interest represents a 40% undivided interest in the Production System, any realization upon the lien and security interest of the Indenture Trustee in the Undivided Interest would be limited because the Undivided Interest is subject to the rights of Enserch under the Operating Agreement pursuant to which the parties have agreed to waive their right to any partition of the property included in the Production System and have covenanted that the financing arrangements made by one party thereto with respect to the Production System will not interfere with the other party's use of the Production System or with their ability to provide clear title to their respective interests in the Production System in connection with any withdrawal, abandonment or termination under the Operating Agreement. Mobil has guaranteed the obligations of MGB under the Lease, and therefore, the bankruptcy of MGB should not affect the ability of the Lessor or Indenture Trustee to receive rental payments from Mobil.

Modification of Lease, Indenture and Participation Agreement

    Without the consent of holders of a majority in aggregate principal amount of the Secured Notes outstanding under the Indenture, the provisions of the Indenture and the Lease and the Participation Agreement may not be amended or modified, except to the extent indicated below.

    Certain provisions of the Indenture, the Lease and the Participation Agreement may be amended or modified by the parties thereto without the consent of any holders of the Secured Notes outstanding under the Indenture so long as no Indenture Event of Default shall have occurred and be continuing. In the case of the Lease, such provisions include, among others, provisions relating to (i) rental payments and other payments, except to the extent indicated in clause (a) of the following paragraph, (ii) the maintenance of the Undivided Interest, modifications to the Production System and the return to the Owner Trustee of the Undivided Interest at the end of the term of the Lease and (iii) the renewal of the Lease. (Indenture, Section 9.02)

    Without the consent of the holder of each Secured Note outstanding under the Indenture, no amendment or modification of the Indenture may (a) reduce the principal amount of, or premium, if any, or interest payable on any Secured Notes issued under the Indenture or impair the right to institute suit for the enforcement of any such payment or change the date on which any principal or premium, if any, or interest is due and payable, (b) create any lien with respect to the property subject to the Lien of the Indenture ranking prior to or on a parity with the security interest created by the Indenture, except as permitted in the Indenture, or deprive any holder of a Secured Note issued under the Indenture of the benefit of the Lien of the Indenture or (c) reduce the percentage in principal amount of outstanding Secured Notes issued under the Indenture necessary to modify or amend any provision of the Indenture or to waive compliance therewith. (Indenture, Section 9.02(b))

Assumption of Secured Notes Under Certain Circumstances

    If MGB purchases the Undivided Interest upon the exercise of its purchase options described below under "--The Lease--MGB Purchase Options," MGB may (and if it purchases the Undivided Interest prior to January 2, 2001, shall) assume all of the rights and obligations of the Lessor under the Indenture with respect to the Secured Notes. Such assumption shall be subject to certain terms and conditions, including, among other things, that (i) MGB shall pay all Rent and any other amounts due to the Lessor under the Operative Documents through the date of such assumption; (ii) MGB shall execute, acknowledge and deliver to the Indenture Trustee, and cause to be recorded, a supplement to the indenture (the "Indenture Supplement") whereby, among other things, MGB shall assume all the obligations of the Lessor with respect to the Secured Notes as full recourse obligations of MGB and MGB will agree that it is purchasing the Undivided Interest subject to the mortgage lien

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

and security interest on the Undivided Interest in favor of the Indenture Trustee; (iii) MGB shall deliver or cause to be delivered to the Indenture Trustee an opinion of counsel to the effect that, among other things, the Indenture, as amended by the Indenture Supplement, has been accomplished and all filings and recordings and other actions necessary or appropriate to protect the interests of the Indenture Trustee have been accomplished; and
(iv) Mobil shall have entered into a full and unconditional guaranty of MGB's obligations under the Secured Notes. After giving effect to such assumption, no lien, other than certain permitted liens, shall exist on the Undivided Interest. In such event, certain relevant provisions of the Lease, including (among others) provisions relating to maintenance, possession and use of the Undivided Interest, Liens, insurance and events of default will be incorporated into the Indenture, and the outstanding Secured Notes issued under the Indenture will not be redeemed and will continue to be secured by the Undivided Interest. Upon such assumption the Lessor will be released from all obligations with respect to the Secured Notes. MGB may not effect such assumption if any event which constitutes an Indenture Event of Default shall be continuing after giving effect to such assumption. (Indenture, Section 3.04; Participation Agreement, Section 11.6)

The Guaranty

    Pursuant to the Guaranty, Mobil has irrevocably and unconditionally guaranteed the full and prompt payment of all amounts payable by MGB under the Lease, the Participation Agreement and the other Operative Documents when and as the same shall become due and payable. The Guaranty is enforceable without any need first to enforce the Lease against MGB.

The Lease

    Term and Rent. The Lessor leased the Undivided Interest to MGB pursuant to the Lease for a term commencing on December 12, 1995 and expiring on January
2, 2011, unless earlier terminated as described herein or extended as described herein. (Lease, Section 2.1) MGB has, subject to Mobil's obligations under the Guaranty, the sole responsibility and obligation to make all payments due under the Lease, including any and all payments of Basic Rent, Supplemental Rent, Stipulated Loss Value and Termination Value. (Lease, Section 3.6)

    Interest expense on the Secured Notes accrued during the Interim Lease Term was paid by the Owner Trustee from amounts contributed by the Owner
Participant and not derived from Basic Rent under the Lease. Payments of Basic Rent under the Lease will be payable on January 2 and July 2 (or, if such day is not a Business Day, on the next succeeding Business Day without interest) commencing July 2, 1996, and will be paid directly to the Indenture Trustee as assignee of the Lessor. (Lease, Section 3.1) Such payments will be used to make payments of principal (other than principal due by reason of prepayment or acceleration) and accrued interest (as well as interest on overdue principal) then due and unpaid on the Secured Notes, which in turn will furnish the funds to be distributed to the Pass Through Trustee and thereafter to the Certificateholders. Amounts payable under the Lease will be sufficient to pay in full all payments of principal of, premium, if any, and interest on, the Secured Notes (except where MGB is not responsible for such payments as described in "--General" above). In certain cases, the semi-annual Basic Rent payments under the Lease may be adjusted, but adjusted
Basic Rent payments may never be less than the scheduled payments of principal of and interest on the Secured Notes. (Lease, Sections 4.1 and 4.2) The balance of any payments of Basic Rent under the Lease, after payment of the principal and interest payments on the Secured Notes, will be paid by the Indenture Trustee to the Lessor or as the Lessor may direct. (Indenture, Section 4.01) MGB's obligation to pay Rent and to cause other payments to be made under the Lease is an absolute, irrevocable and unconditional obligation of MGB, not subject to any set-off, abatement, defense or counterclaim
(except as expressly provided in the Lease). (Lease, Section 3.6)

    Net Lease; Use and Maintenance. The obligations of MGB under the Lease are those of a lessee under a "net lease," and MGB is obligated, at its expense, to pay all costs and expenses of operating and maintaining the Production System. (Lease, Section 11.1) MGB must, so long as the Operating Agreement is in effect, cause MPTN to use reasonable efforts to enforce the Operator's obligations thereunder with respect to the maintenance and operation of the Production System. At all other times, MGB must maintain the Production
System as may
be required to (a) comply with all Government Rules and Government Actions (except to the extent (i) MGB is permitted to contest such Government Rules and Government Actions, (ii) an exemption from compliance therewith is obtained, (iii) good faith efforts and appropriate steps to comply are taken and such compliance is effected prior to the date the Undivided Interest is returned to the Lessor, or (iv) noncompliance does not result in any material adverse consequence to the Lessee; so long as, in the case of clauses
(i)-(iv), that such contest or failure or failure of compliance does not result in any material risk of (x) the sale, forfeiture or loss of any material part of or interest in the Production System or the Undivided Interest, the Trust Estate or the Indenture Estate, (y) interference of Rent Payments when due or
(z) any criminal liability on the part of or other material adverse effect on the Lessor, the Owner Participant, the Trust Estate, the Indenture Estate or the Undivided Interest) and (b) keep the Undivided Interest in good working order and condition (ordinary wear and tear excepted). (Lease, Section 11.1)

    Modifications and Additions--Alterations to the Property. So long as the Operating Agreement is in effect, MGB shall have the right to propose or approve all Modifications to the Production System in accordance with the provisions of the Operating Agreement, and MGB shall cause to be taken all actions thereunder which may be required to permit the Operator to make (or cause to be made) all Severable and Nonseverable Modifications to the Production System as may be required from time to time to comply in all material respects with the requirements of all applicable Governmental Rules and Governmental Actions. At all other times, MGB shall make (or cause to be made) all Modifications to the Production System as may be required from time to time to meet its maintenance requirements under the Lease or to maintain any insurance coverage required under the Lease unless MGB shall have elected to terminate the Lease. So long as the Operating Agreement is in effect, MGB shall, at its own expense, use reasonable efforts to cause MPTN to enforce the obligations of the Operator thereunder with respect to such Modifications. At all other times, MGB shall complete all such Modifications in a good and workmanlike manner, with reasonable dispatch and in a manner which does not decrease the Fair Market Sales Value of the Production System or decrease the remaining useful life or utility of the Production System or cause the Production System to become "limited use property." MGB may make (or allow to be made) other Modifications to the Production System, at its own cost and expense and without the consent of the Lessor, provided that
(i) such other Modifications do not reduce the Fair Market Sales Value of the Production System below such value immediately prior to the other Modifications being made and (ii) such Modifications do not cause the Production System to become "limited use property" or reduce its useful life.

    Sublease and Assignment. MGB may, without the consent of the Lessor, the Indenture Trustee, the Owner Participant or the Pass Through Trustee, at any time and from time to time, assign the Lease and its interests and rights thereunder to any Person so long as, (i) after giving effect to such assignment, the Guaranty remains in full force and effect and constitutes a full and unconditional guaranty of the obligations of the assignee under the Lease to the same extent as the guaranty of MGB's obligations under the Lease prior to giving effect to any such assignment, (ii) certain material Lease Events of Default and bankruptcy Lease Defaults are not continuing on the date any such assignment to any Affiliate of MGB is effected and no Lease Event of Default is continuing on the date such assignment to any other Person is effected and (iii) such assignment does not result in any unindemnified tax on the Lessor or the Owner Participant or subject the Lessor or the Owner Participant to regulation by any Governmental Authority to which the Owner Participant would not have been subject but for such assignment. MGB may, without the consent of the Lessor, the Indenture Trustee, the Owner Participant or the Pass Through Trustee, at any time and from time to time, sublease the Undivided Interest to another Person; provided that (i) such sublease is expressly subject and subordinate to the Lease (and such sublease contains a provision providing that any sublease permitted thereunder shall be so subject and subordinate) and in no event continues beyond the Lease Term, (ii) MGB remains primarily liable under the Lease as though no such sublease was in existence, (iii) the Guaranty remains in full force and effect, (iv) such sublease does not result in any unindemnified tax on the Lessor or the Owner Participant or subject the Lessor or the Owner Participant to regulation by any Governmental Authority to which the Owner Participant would not have been subject but for such sublease and (v) certain Lease Events of Default and bankruptcy Lease Defaults are not continuing at the commencement of such sublease. Any sublessee under a sublease permitted under the Lease may sub-sublease the Undivided Interest to another Person under a sub-sublease that otherwise complies with the provisions of the Lease applicable to a sublease thereunder. MGB has subleased the Undivided Interest to MPTN pursuant to the Initial Sublease.

    Liens.  The Undivided Interest will be maintained free of Liens other than
(a) the respective rights and interests of MGB, the Owner Participant, the Lessor, the Indenture Trustee and the holders of the Secured Notes, as provided in the Operative Documents, (b) Lessor's Liens, Owner Participant's Liens and Indenture Trustee's Liens, (c) Liens for Taxes either not delinquent or being contested in good faith and by appropriate proceedings, so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of any part of the Production System, the Trust Estate or the Indenture Estate, or title thereto or any interest therein or any material danger of the interference with the payment of Rent,
(d) materialmen's, mechanics', workers', repairmen's, employees' or other like Liens, arising in the ordinary course of business, or arising in the course of constructing, repairing, equipping or installing, modifying or expanding the Production System or any part thereof, for amounts either not more than 60 days past due or being contested in good faith and by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of any part of the Production System, the Trust Estate or the Indenture Estate, or title thereto or any interest therein and any material danger of the interference with the payment of Rent, (e) Liens arising out of judgments or awards against MGB with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith so long as such judgment, award or appeal does not involve any material danger of the sale, forfeiture or loss of any part of the Production System, the Trust Estate or the Indenture Estate, or title thereto or any interest therein or any material danger of the interference with the payment of Rent,
(f) the rights and interests of any Governmental Authority of the United States pursuant to the Federal Leases, (g) Liens for current crew's wages, for general average or salvage (including contract salvage) or for wages of stevedores employed directly by MGB, MPTN, the Operator, or the operator, agent or master of the Platform which in each case (A) are unclaimed or covered by insurance or (B) for amounts either not more than 60 days past due or being contested in good faith and by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of any part of the Production System, the Trust Estate or the Indenture Estate, or title thereto or any interest therein or any material danger of the interference with the payment of Rent and Liens which, under the laws of Panama, take priority over a duly registered first naval mortgage and which are for amounts either not more than 60 days past due or being contested in good faith and by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of any part of the Production System, the Trust Estate or the Indenture Estate, or title thereto or any interest therein and any material danger of the interference with the payment of Rent, (h) Liens, assignments and subleases permitted by the Lease and the rights of MPTN under the Initial Sublease and the rights of any other sublessee or any sub-sublessor under any other sublease (or sub-sublease) permitted by the Lease and (i) the Operating Agreement and the rights of the Operator and the other owner of the undivided interest in the Production System thereunder and the rights of their successors, assigns or mortgagees.

    Insurance. MGB will, at its cost and expense, maintain (i) "all-risk" (including fire and lightning) property insurance with respect to the Undivided Interest, in such amounts and forms consistent with MPTN's practice for similar properties owned or leased by MPTN and (ii) public liability, including personal injury and property damage, and comprehensive general liability insurance applicable to the Undivided Interest, including, without limitation, environmental claims arising out of or connected with the possession, use, leasing, operation or condition of the Undivided Interest in such amounts and in such forms as is consistent with MPTN's practice for other properties similar to the Undivided Interest owned or leased by MPTN. Any insurance policy maintained by or on behalf of MGB shall name the Indenture Trustee and the Pass Through Trustee as Additional Insureds, unless such endorsement will result in material cost to MGB or the Operator. All proceeds of insurance on account of any damage or destruction of the Undivided Interest or any part thereof shall be paid over to MGB or as it may direct. In addition, the Lessor, MGB, the Owner Participant and the Indenture Trustee are each entitled to maintain additional insurance coverage with respect to the Undivided Interest for its own benefit and at its own expense. (Lease, Section 13)

    Voluntary Termination. (i) Obsolescence Termination. At any time following January 1, 2001 MGB has the right, upon at least 90 days' prior written notice to the Lessor, to terminate the Lease with respect to the

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

Undivided Interest or, subject to certain constraints, a Significant Portion thereof, on any Basic Rent Payment Date (a "Termination Date") if MGB determines in good faith that the Undivided Interest or such Significant Portion thereof is obsolete, uneconomic or surplus to the needs of MGB for any reason. If MGB elects so to terminate the Lease, MGB shall, as agent for the Lessor, use reasonable efforts to solicit bids for the cash purchase of the Undivided Interest or the Significant Portion thereof, as the case may be, on the Termination Date. On the Termination Date, the Lessor is obligated to transfer its interest in the Undivided Interest or the Significant Portion thereof to the highest bona fide cash bidder, unless in the case of MGB's election to terminate the Lease with respect to the Undivided Interest, the Lessor has duly elected to retain its interest in the Undivided Interest. If the Undivided Interest or a Significant Portion thereof is sold, the Lessor retains the total net sales price thereof and in addition MGB is obligated to pay to the Lessor an amount equal to the excess of the Termination Value of the Undivided Interest or the Significant Portion thereof over the net proceeds realized from the sale thereof. MGB is also obligated to pay to the Lessor (or, in the case of Supplemental Rent, to the Person entitled thereto) on the Termination Date all accrued, due and unpaid Basic Rent and all Supplemental Rent then due and owing (including the Make-Whole Amount, if any). If the Lessor elects to retain the Undivided Interest, MGB is only obligated to pay all accrued, due and unpaid Basic Rent and all Supplemental Rent then due and owing (including the Make-Whole Amount, if any), and the Lessor is obligated to pay to the Indenture Trustee an amount equal to the unpaid principal on the Secured Notes. If the Lessor fails to make such payment, MGB's termination election is deemed to have been revoked. All funds to be paid or deposited with the Lessor as described in this paragraph shall, so long as the Indenture shall not have been discharged be deposited directly with the Indenture Trustee and shall be applied to prepay all or a portion of the Secured Notes as provided in the Indenture. Amounts in excess of amounts applied to prepay the Secured Notes in accordance with the Indenture will be distributed by the Indenture Trustee in accordance with the terms of the Indenture. The Lien of the Indenture will terminate with respect to the Undivided Interest or the Significant Portion thereof after full payment of the Termination Value thereof and all other amounts then due and payable have been paid and, if all amounts due the Owner Participant have also been paid, the Lease shall also terminate with respect to the Undivided Interest or such Significant Portion. MGB is entitled, subject to certain limitations to revoke its termination election prior to the Termination Date.

    If no sale or retention of the Undivided Interest or the Significant Portion thereof shall have occurred by the Termination Date, the Lease will continue in full force and effect.

    (ii) Special Terminations. At any time following January 2, 2001, MGB shall have the right, upon 90 days' prior written notice to the Lessor, to terminate the Lease with respect to the Undivided Interest if the parties to the Operating Agreement have determined to withdraw from or terminate the Operating Agreement. If MGB elects so to terminate the Lease, on the Termination Date, the Lessor is obligated to transfer the Undivided Interest to MGB (or its designee) upon receipt by the Lessor (or, in the case of Supplemental Rent, to the Person entitled thereto) of the Termination Value for the Undivided Interest, the payment of all accrued, due and unpaid Basic Rent, and the payment of all Supplemental Rent then due (including the Make-Whole Amount, if any). All funds to be paid or deposited with the Lessor as described in this paragraph shall, so long as the Indenture shall not have been discharged be deposited directly with the Indenture Trustee and shall be applied to prepay all or a portion of the Secured Notes as provided in the Indenture. Amounts in excess of amounts applied to prepay the Secured Notes in accordance with the Indenture will be distributed by the Indenture Trustee in accordance with the terms of the Indenture. The Lien of the Indenture will terminate with respect to the Undivided Interest after full payment of the Termination Value thereof and all other amounts then due and payable have been paid and, if all amounts due the Owner Participant have also been paid, the Lease shall also terminate with respect to the Undivided Interest. Any election by MGB to terminate the Lease as described in this paragraph is, subject to certain limitations, revocable.

    (iii) MGB Purchase Options. MGB has several options to purchase the Undivided Interest including the right to purchase the Undivided Interest:

             (i) on January 2, 2001, January 2, 2006 or January 2, 2008;

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

            (ii) on any one of several Special Distribution Dates following notice by MGB to the Lessor that certain Modifications are proposed to be made with respect to the Production System and either (x) such Modifications will not be financed through the issuance of Additional Notes, or (y) the issuance of Additional Notes with respect to such Modifications would result in an unfavorable adjustment of the Basic Rent percentages due to certain tax constraints, or (z) such Modifications are prohibited by the terms of the Lease or are not permitted by a certain published Revenue Procedure;

           (iii) on any one of several Special Distribution Dates following the Production System or any portion thereof having suffered material damage not constituting an Event of Loss with respect to which the Operator has elected not to repair, restore or rebuild the Production System as required by the Lease; or

            (iv) on certain Basic Rent Payment Dates following the election by MGB to pay Stipulated Loss Value with respect to a Significant Portion of the Undivided Interest that has suffered an Event of Loss if such election is deemed revoked pursuant to the Lease due to the constraints set forth therein.

In each case the purchase price payable by MGB, together with the other amounts payable by MGB in connection with such purchase shall be sufficient to pay the unpaid principal of, accrued interest on and the Make-Whole Amount, if any, on the Secured Notes.

    Upon the exercise by MGB of any of the purchase options set forth above, the Lessor is obligated to transfer the Undivided Interest to MGB upon receipt by the Lessor (or, in the case of Supplemental Rent, by the Person entitled thereto) of the purchase price therefor, all accrued, due and unpaid Basic Rent and all Supplemental Rent then due and owing (including, the Make-Whole Amount, if any, on the Secured Notes, provided that no Make-Whole Amount or other premium shall be payable in connection with the purchase options described in (iv) above). In the case of the exercise of the purchase option on the second date set forth in paragraph (i) above, MGB is entitled to pay the purchase price in installments. The first installment will be sufficient to pay in full all unpaid principal and interest accrued on the Secured Notes.

    Event of Loss. In the event the Undivided Interest suffers an Event of Loss, MGB is obligated to purchase the Undivided Interest for the applicable Stipulated Loss Value thereof. In the event a Significant Portion of the Undivided Interest suffers an Event of Loss, MGB is obligated either to (i) restore or repair the portion of the Production System suffering the Event of Loss or (ii) purchase the Significant Portion of the Undivided Interest suffering the Event of Loss at the Stipulated Loss Value thereof. MGB is obligated to determine whether it will repair or restore the Production System or purchase such Significant Portion within 120 days of the occurrence of the Event of Loss. MGB's right to repair or restore the Production System is conditioned on the absence of certain Lease Events of Default and Lease Defaults. In addition, MGB's right to purchase such Significant Portion is subject to certain constraints. If an Event of Default shall be continuing and MGB is prohibited from purchasing such Significant Portion due to such constraints, the Undivided Interest will be deemed to have suffered an Event of Loss. All funds to be paid or deposited with the Lessor as described in this paragraph shall, so long as the Indenture shall not have been discharged be deposited directly with the Indenture Trustee and shall be applied to prepay all or a portion of the Secured Notes as provided in the Indenture. Amounts in excess of amounts applied to prepay the Secured Notes in accordance with the Indenture will be distributed by the Indenture Trustee in accordance with the terms of the Indenture. The Lien of the Indenture will terminate with respect to the Undivided Interest or the Significant Portion thereof after full payment of the Stipulated Loss Value thereof and all other amounts then due and payable have been paid and, if all amounts due the Owner Participant have also been paid, the Lease shall also terminate with respect to the Undivided Interest or such Significant Portion.

    Event of Loss is defined to include (a) the loss, theft, destruction or disappearance of, or the occurrence of damage (which, in the Lessee's reasonable, good faith opinion, renders repair or replacement uneconomic) to, the Production System (or substantially the entirety of the Production System) or a Significant Portion thereof;

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

(b) the permanent condemnation, confiscation or seizure of, or requisition of title to, the Production System or a Significant Portion thereof by any Governmental Authority; (c) the requisition of use of the Production System or a Significant Portion thereof by any Governmental Authority for a period
(i) which exceeds the remaining portion of the Lease Term or (ii) which is longer than three years and which extends beyond the date which is twelve months prior to the scheduled expiration of the Lease Term; (d) the receipt of insurance proceeds based upon an actual or constructive total loss of the Production System or a Significant Portion thereof; (e) at any time after January 1, 2001, the parties to the Operating Agreement have determined to abandon the Production System or a Significant Portion thereof; or (f) at any time after January 1, 1998 and prior to January 2, 2001, the parties to the Operating Agreement have determined to abandon the Production System or a Significant Portion thereof after MPTN has taken all commercially reasonable steps to exercise its rights under the Operating Agreement to prevent such abandonment.

    Lease Events of Default. Lease Events of Default include, among other things: (a) the failure to make any payment of Basic Rent, Stipulated Loss Value, Termination Value or purchase price payable pursuant to the Lease and such failure shall continue for 10 Business Days after the date such payment was due, (b) the failure to make payments of Supplemental Rent or any other payment (other than Basic Rent, Stipulated Loss Value, Termination Value or purchase price payable pursuant to the Lease or Excepted Payments (unless the Lessor elects to make the failure to make such Excepted Payment constitute a Lease Event or Default)) or any other amount payable under the Lease and such failure continues for a period of 15 Business Days after notice of such failure to MGB from the Lessor or the Indenture Trustee, (c) failure by MGB to perform or observe any material covenant or agreement (not included in clause (a) or (b) above) to be performed or observed by it under any Operative Document other than any covenant or agreement to make an Excepted Payment (unless the Lessor elects to make the failure to make such Excepted Payment constitute a Lease Event of Default) and such failure shall continue for a period of thirty (30) days after written notice thereof from the Lessor or the Indenture Trustee (or 365 days after such notice, if such default is susceptible of cure and MGB is diligently attempting to cure such default),
(d) failure by Mobil to perform or observe any covenant or agreement to be performed or observed by it hereunder or under the Guaranty in any material respect (other than any covenant or agreement in respect of the Lessee's obligations under the Operative Documents) and such failure shall continue for a period of 30 days after written notice thereof from the Lessor or the Indenture Trustee (or 365 days after such notice, if such default is susceptible of cure and Mobil is diligently attempting to cure such default),
(e) the occurrence of certain events of bankruptcy, reorganization or insolvency of MGB or Mobil, (f) any material representation or warranty made by MGB or Mobil in certain sections of the Participation Agreement or in the Guaranty or in certain certificates delivered pursuant to the Participation Agreement shall have been materially false when made and any material adverse impact thereof shall remain incorrect for 30 days after notice thereof from the Lessor or the Indenture Trustee (or 365 days after such notice if such material adverse impact is susceptible of cure, so long as MGB or Mobil, as applicable, is diligently attempting to cure such misrepresentation) unless such inaccuracy shall not be material to the recipient of the representation or warranty at the time such notice was received, (g) the Guaranty shall cease to be in full force and effect or to be the valid, binding and enforceable agreement of the Guarantor or (h) the Lessee shall fail to maintain the insurance policies required by the Lease. (Lease, Section 15)

    Upon the occurrence and continuance of any Lease Event of Default, the Lessor may declare the Lease to be in default. Except as provided below, the Lessor may at any time thereafter exercise one or more of the remedies set forth in the Lease, including the right to terminate the Lease, repossess the Undivided Interest, to sell the Undivided Interest or any part thereof free and clear of MGB's rights, except MGB's rights under the Agency and Support Agreement, and, under certain circumstances, retain the proceeds, and, so long as the Undivided Interest has not been sold, to require MGB to pay as liquidated damages unpaid Rent and accrued interest plus any one of the following: (a) an amount equal to the excess of the Stipulated Loss Value over the Fair Market Sales Value of the Undivided Interest, as of the payment date specified by the Lessor by written notice to the Lessee (or the last day of the Basic Lease Term, if earlier), (b) an amount equal to the excess of the Stipulated Loss Value as of such date over the present value of the Fair Market Rental Value of the Undivided Interest, for the balance of the Basic Term (discounted semi-annually at the Debt Rate), (c) an amount equal to the excess of the present value as of such date of all installments of Basic Rent payable on or after such date during the remaining balance of the Basic Lease Term (or any Renewal Term then in effect), (discounted semiannually at the Debt Rate) over the present value as of such date of the Fair Market Rental Value of the Undivided Interest during the remaining balance of the Basic Lease Term (or any Renewal Term then in effect), (discounted semiannually at the Debt Rate), or (d) an amount equal to the greatest of (A) Stipulated Loss Value for the Undivided Interest determined as of such date, (B) the discounted Fair Market Rental Value of the Undivided Interest for the remaining useful life thereof (discounted semiannually at the Debt Rate), and (C) the Fair Market Sales Value of the Undivided Interest upon which payment, in the case of this clause (d), the Lessor shall convey the Undivided Interest to MGB. If the Undivided Interest has been sold, the Lessor may require MGB to pay as liquidated damages an amount equal to the sum of (x) all accrued and unpaid Rent, plus (y) the amount of any excess of the Stipulated Loss Value over the net proceeds of such sale, plus (z) interest at the Overdue Rate plus 3% on all of the foregoing amounts from the date of such sale until the date of payment. (Lease, Section 16)

The Ship Mortgage

    The Platform is considered a ship under applicable law. The Owner Trustee has granted to the Indenture Trustee a first priority naval mortgage (the "Ship Mortgage") in the Owner Trustee's 40% undivided interest in the Platform to secure the payment of the Secured Notes. Upon a default under the Indenture, the Ship Mortgage gives the Indenture Trustee the rights and remedies provided in the Indenture as well as the remedies established by the laws of the Republic of Panama where the Platform is registered. The Ship Mortgage and the estate and rights contained therein terminate upon the satisfaction and discharge of the Secured Notes.

The Participation Agreement

    MGB is required to indemnify the Owner Participant, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee for certain losses, fees and expenses and for certain other matters. (Participation Agreement, Section 12.1) In addition, MGB is required to indemnify the Owner Participant for certain taxes in connection with the ownership, lease, sale or use of the Production System. (Participation Agreement, Section 12.2)


                        FEDERAL INCOME TAX CONSEQUENCES

    The following is a general discussion of the anticipated material federal income tax consequences of the exchange, purchase, ownership and disposition of the New Certificates. This summary is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change by legislative, administrative or judicial action. The discussion below does not purport to address federal income tax consequences applicable to particular categories of investors, some of which (for example, insurance companies or foreign investors) may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the New Certificates, including the advisability of making any election discussed below. The Pass Through Trust is not indemnified for any federal income taxes that may be imposed upon it, and the imposition of any such taxes could result in a reduction in the amounts available for distribution to the Certificateholders of a Pass Through Trust. Dewey Ballantine, counsel to Mobil and MGB, is of the opinion that, based upon currently applicable law, the following discussion properly describes in general the principal United States federal income tax consequences of acquiring, holding and disposing of the New Certificates. This discussion applies only to a holder of Old Certificates that acquired such Old Certificates in the Original Offering and that will be an initial holder of New Certificates pursuant to the exchange of the Old Certificates for the New Certificates hereunder.

General

    Each Pass Through Trust is classified as a grantor trust and each Certificateholder is treated as the owner of a pro rata undivided interest in the Secured Notes or any other property held in each such Pass Through Trust. Each Certificateholder is required to report on its federal income tax return its pro rata share of the entire income from the Secured Note and any other property in the applicable Pass Through Trust, in accordance with such Certificateholder's method of accounting. Thus, a Certificateholder using the cash method of accounting should take into account its pro rata share of income as and when received by the Pass Through Trustee in respect of the applicable Pass Through Trust while a Certificateholder using an accrual method of accounting should take into account its pro rata share of income as it accrues or is received by the Pass Through Trustee in respect of the applicable Pass Through Trust, whichever is earlier.

Exchange of Old Certificates for New Certificates

    A holder of Old Certificates will not recognize gain or loss for federal income tax purposes in respect of the exchange of Old Certificates for New Certificates. Each New Certificate received in such exchange will have the same adjusted tax basis as the Old Certificate exchanged therefor. The holding period of each such New Certificate will include the holding period of the Old Certificate exchanged therefor.

Sales of New Certificates

    A Certificateholder that sells or exchanges a New Certificate will recognize gain or loss (in the aggregate) equal to the difference between the amount realized on the sale (except to the extent attributable to accrued interest, which should be taxable as interest income) and its adjusted tax basis in the New Certificate. Subject to the market discount provisions of the Code (described below), any such gain or loss will be capital gain or loss provided if the New Certificate was held as a capital asset and, if the New Certificate was held for more than one year, will be long-term capital gain or loss. Any long-term capital gains realized will be taxable to corporate taxpayers at the rates applicable to ordinary income, and to individual taxpayers at a maximum marginal rate of 28%. Any capital losses realized will be deductible by a corporate taxpayer only to the extent of capital gains and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

Market Discount

    A purchaser of a Certificate (other than an original purchaser of an Old Certificate) will be considered to have acquired an interest in the Secured Notes held in the applicable Pass Through Trust at a "market discount" to the extent the remaining principal amount of such Secured Notes allocable to such Certificate exceeds the purchaser's tax basis allocable to such Note, unless the excess does not exceed a prescribed de minimis amount. In the event such excess exceeds the de minimis amount, the Certificateholder will be subject to the market discount rules with regard to its interest in the Secured Note.

    In the case of a sale or other disposition of indebtedness subject to the market discount rules, gain, if any, from such sale or disposition is treated as ordinary income to the extent such gain represents market discount that has accrued during the period in which the indebtedness was held. If such indebtedness is disposed of in a nontaxable transaction, the accrued market discount (subject to certain exceptions) will be includible as ordinary income as if the Certificateholder had sold the New Certificate at its then market value.

    In the case of a partial principal payment on indebtedness subject to the market discount rules, such payment must be included in gross income as ordinary income to the extent such payment does not exceed the market discount that has accrued during the period such indebtedness was held. The amount of any accrued market discount later required to be included in income upon a disposition or subsequent partial principal payment will be reduced by the amount of accrued market discount previously included in income.

    Generally, market discount accrues under a straight line method, or, at the election of the taxpayer, under a constant interest method. However, in the case of amortizing obligations (such as the Secured Notes held by Pass
Through Trust A-6), until Treasury regulations are issued, the explanatory Conference Committee Report to the Tax Reform Act of 1986 (the "Conference Report") indicates that holders of amortizing obligations with market discount (that do not also have original issue discount) may elect to accrue market discount either on the basis of a constant interest rate or as follows: the amount of market discount that is deemed to accrue is the amount of market discount that bears the same ratio to the total amount of remaining market discount that the amount of stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the amortizing obligation as of the beginning of such period.

    If in any taxable year interest paid or accrued on indebtedness incurred or continued to purchase or carry indebtedness subject to the market discount rules exceeds the interest currently includible in income with respect to such indebtedness, deduction of the excess interest must be deferred to the extent of the market discount allocable to the taxable year. The deferred portion of any interest expense will generally be deductible when such market discount is included in income upon the sale or other disposition (including repayment) of the indebtedness.

    A taxpayer may elect to include market discount in its gross income currently. If such election is made, the rules described above relating to deferral of interest expense will not apply to the taxpayer.

Premium

    A Certificateholder will be considered to have acquired an interest in the Secured Notes held in the applicable Pass Through Trust at a premium to the extent the Certificateholder's tax basis allocable to such interest exceeds the remaining principal amount of the Secured Notes allocable to such interest. In that event, a Certificateholder who holds a New Certificate as a capital asset may elect to amortize that premium as an offset to interest income with corresponding reductions in the Certificateholder's tax basis in its interest in the Secured Notes. This election is made by claiming the bond premium on the Certificateholder's tax return. If the election is not made, the premium represents an increase in the tax basis of the Certificate and is therefore accounted for under general tax principles only when the Certificate is sold or redeemed. Generally, if the foregoing election is made such amortization is taken on a constant yield basis. However, in the case of amortizing obligations (such as one of the Secured Notes) the Conference Report indicates a Congressional intent that amortization should be in accordance with the same rules that apply to the accrual of market discount on amortizing obligations. See "Market Discount."

    In the case of obligations that may be called at a premium prior to maturity (such as the Secured Notes held by Pass Through Trust A-6), amortizable bond premium may be determined by reference to an early call date. Due to the complexities of the amortizable premium rules, particularly where there is more than one possible call date and the amount of any premium is uncertain, Certificateholders are urged to consult their own tax advisors as to the amount of any such amortizable premium.

Assumption of Secured Notes

    Under certain circumstances, beneficial ownership of the Undivided Interest may be transferred by the original Owner Participant to another owner participant. In addition, under certain limited circumstances, MGB may assume the obligations of the Lessor under the Secured Notes. In such event, the Secured Notes will become full recourse notes, will continue to be secured by a mortgage on the Production System and will be guaranteed directly by Mobil. See "Description of the Secured Notes--Assumption of Secured Notes Under Certain Circumstances."

    A number of federal income tax considerations are raised by such transfer or assumption of the Secured Notes including whether that event would be a taxable event in which a Certificateholder would recognize gain or loss, the determination of the amount realized upon such events and whether any original issue discount would arise upon such events. There is substantial support, including certain proposed regulations (which are not yet effective, however), for the position that the transfer of the interest of an Owner Participant in the Owner Trust to another owner participant should not be treated as a taxable event to a Certificateholder. Under the proposed regulations, an assumption of the Secured Notes by MGB should not be treated as a taxable event. However, until such time as these proposed regulations become effective, there is a material risk that such assumption would be a taxable event to the Certificateholders. In light of the foregoing, each Certificateholder should consult its own tax advisor as to the potential tax consequences of such events.

Backup Withholding

    Payments made on the New Certificates, and proceeds from the sale of the New Certificates to or through certain brokers, may be subject to a "backup" withholding tax of 31% unless the Certificateholder complies with certain reporting procedures or is exempt from such requirements. Any such withheld amounts are allowed as a credit against the Certificateholder's federal income tax and may entitle such Certificateholder to a refund, provided the required information is furnished to the Internal Revenue Service ("the IRS"). Furthermore, certain penalties may be imposed by the IRS on a Certificateholder who is required to supply information but who does not do so in the proper manner.

Pending Legislation

    The Revenue Reconciliation Act of 1995 ("RRA") would allow individuals a deduction equal to 50 percent of net capital gain (which is the excess of net long term capital gains over net short term capital losses for the taxable year). The effect of this provision would be to reduce the tax rate on net capital gains of individuals from a maximum rate of 28 percent to a maximum rate of 19.8 percent. As described above, under current law up to $3,000 of ordinary income of an individual may be offset, on a dollar-for-dollar basis, by long term capital losses. The RRA would require that in allowing such offset two dollars of such capital losses would be required to offset each dollar of ordinary income ("2 for 1 rule"). The provisions would generally be applicable to sales or exchanges after December 31, 1994, except that the 2 for 1 rule would not apply to capital losses arising in taxable years beginning before 1996. At the present time, it is not clear whether the RRA will be enacted, or, if it is not enacted, whether similar provisions will be included in subsequent legislation.

    THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR CERTIFICATEHOLDER IN LIGHT OF ITS CIRCUMSTANCES AND INCOME TAX SITUATION. EACH CERTIFICATEHOLDER SHOULD CONSULT ITS TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO SUCH CERTIFICATEHOLDER OF THE OWNERSHIP AND DISPOSITION OF THE NEW CERTIFICATES, INCLUDING THE PROPRIETY OF MAKING ANY ELECTION DESCRIBED ABOVE AND THE APPLICATION AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.


                              CERTAIN UTAH TAXES

    The Pass Through Trustee is a national banking association with its corporate trust office at 79 South Main Street, Salt Lake City, Utah. Ray, Quinney & Nebeker, counsel to the Pass Through Trustee, has advised Mobil that, in its opinion, under currently applicable law, assuming that the Pass Through Trust will not be taxable as a corporation, but, rather, will be classified as a grantor trust for federal income tax purposes, (i) the Pass Through Trust will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Utah or any political subdivision thereof and (ii) Certificateholders who are not residents of or otherwise subject to tax in Utah will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital franchise or doing business tax), fee or other governmental charge under the laws of the State of Utah or any political subdivision thereof as a result of acquiring pursuant to the Exchange Offer, purchasing, holding (including receiving payments with respect to) or selling a New Certificate. Neither the Pass Through Trusts nor the Certificateholders will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on any Pass Through Trust could result in a reduction in the amounts available for distribution to the Certificateholders of such Pass Through Trust. In general, should a Certificateholder or the Pass Through Trust be subject to any state or local tax which would not be imposed if the Pass Through Trustee were located in a different jurisdiction in the United States, the Pass Through Trustee will resign and a new Pass Through Trustee in such other jurisdiction will be appointed.

                             ERISA CONSIDERATIONS

    New Certificates may be purchased by an employee benefit plan (a "Plan") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). A fiduciary of a Plan must determine that the purchase of a New Certificate is consistent with its fiduciary duties under ERISA and does not result in a non-exempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the fiduciary responsibility provisions of ERISA. Any Plan that purchases a New Certificate must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities Act.

    The United States Department of Labor (the "DOL") has granted to MS&Co. an administrative exemption (Prohibited Transaction Exemption 90-24 et al., Exemption Application No. D-8019 et al., 55 Fed. Reg. 20,548 (1990)) (the "Exemption") from certain of the prohibited transaction rules of ERISA and the Code with respect to the initial purchase, the holding, and the subsequent resale by a Plan (including an individual retirement account or other plan subject to Section 4975 of the Code) of certificates in certain pass through trusts, the assets of which pass through trusts consist of obligations that bear interest or are purchased at a discount and which are secured by commercial real property (including obligations secured by leasehold interests on commercial real property) or by equipment. The limited relief provided by the DOL in the Exemption from certain provisions of ERISA and the Code is subject to several other conditions, including a requirement that New Certificates acquired by a Plan under the Exemption have received a rating at the time of acquisition by the Plan that is in one of the three highest rating categories from either Standard & Poor's, Moody's Investors Service, Inc., Fitch Investors Service, Inc. or Duff & Phelps Inc. The New Certificates have received such a rating from Moody's and Standard & Poor's. The Exemption also requires that the acquisition of New Certificates by a Plan be on terms (including the price for the New Certificates) that are at least as favorable to a Plan as they would be in an arm's length transaction with an unrelated party.

    Each fiduciary of a Plan should independently determine if its purchase or holding of a New Certificate will require an exemption, and if so, whether the Exemption applies to such purchase or holding, or whether any other prohibited transaction exemption is available.

    A fiduciary should also be aware that under regulations promulgated by the DOL, 29 C.F.R. Section 2510.3-101 (the "Regulation"), if a Plan acquires a
New Certificate, then the Plan's assets may include both the New Certificate it acquires and an undivided interest in the underlying assets of the related Pass Through Trust (because such Pass Through Trust is deemed to hold assets of the Plan) unless the actual level of investment by employee benefit plans (and certain entities in which employee benefit plans invest) in the New Certificates is not "significant" within the meaning of the Regulation.

    Under the terms of the Regulation, if a Pass Through Trust were deemed to hold assets of an employee benefit plan by reason of a Plan's investment in a New Certificate, such plan assets would include an undivided interest in such Pass Through Trust, the Secured Notes and other assets held by such Pass Through Trust. In such an event, the persons providing services with respect to the assets of such Pass Through Trust, including the Secured Notes, may be subject to the fiduciary responsibility provisions of Title I of ERISA and be subject to the prohibited transaction provisions of ERISA and the Code with respect to transactions involving such assets unless such transactions are subject to a statutory or administrative exemption. The Exemption may provide prohibited transaction relief under these circumstances.

    The foregoing discussion is general in nature and is not intended to be all inclusive. Any fiduciary of a Plan considering the purchase of New
Certificates should consult its legal advisors regarding the consequences of such purchase under ERISA and the Code (and, particularly in the case of non-ERISA plans, concerning any state law consideration).

                             PLAN OF DISTRIBUTION

    Except as described below, a broker-dealer may not participate in the Exchange Offer in connection with a distribution of the New Certificates. Such broker-dealer would be deemed an underwriter in connection with such distribution, and such broker-dealer would be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transactions. A broker-dealer may, however, receive New Certificates for its own account pursuant to the Exchange Offer in exchange for Old Certificates where such Old Certificates were acquired as a result of market-making activities or other trading activities. Each such broker-dealer must acknowledge that it will deliver a prospectus in connection with any resale of such New Certificates. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer (other than an "affiliate" of Mobil or MGB) in connection with resales of such New Certificates. Mobil and MGB have agreed that, for a period of 90 days after the Expiration Date, they will make this Prospectus available to any such broker-dealer for use in connection with any such resale.

    Mobil and MGB will not receive any proceeds from any sale of New Certificates by broker-dealers. New Certificates received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Certificates or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Certificates. Any broker-dealer that resells New Certificates that were received by it for its own account pursuant to the Exchange Offer may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    For a period of 90 days after the Expiration Date, Mobil and MGB will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal.

    MS&Co. has indicated to Mobil and MGB that it intends to effect offers and sales of the New Certificates in market-making transactions at negotiated prices related to prevailing market prices at the time of sale, but is not obligated to do so and such market-making activities may be discontinued at any time. MS&Co. may act as principal or agent in such transactions. There can be no assurance that an active market for the New Certificates will develop.


                                 LEGAL MATTERS

    Certain legal matters with respect to the New Certificates offered in exchange hereby will be passed upon for Mobil and MGB by Ralph N. Johanson, Jr., Assistant General Counsel of Mobil, and by Dewey Ballantine, New York, New York, and by Ray, Quinney & Nebeker, Salt Lake City, Utah.

                                    EXPERTS

    The consolidated financial statements of Mobil incorporated by reference in Mobil's Annual Report (Form 10-K) for the year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                      DOCUMENTS INCORPORATED BY REFERENCE

    Mobil's Annual Report on Form 10-K for the year ended December 31, 1995, and its Current Reports on Form 8-K filed on January 22, 1996, February 14, 1996, February 29, 1996 and April 23, 1996 heretofore filed with the Commission pursuant to the Exchange Act are hereby incorporated by reference.

    All documents filed by Mobil pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the New Certificates offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    Mobil will provide without charge to each person to whom this Prospectus is delivered, upon the request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits unless specifically incorporated therein). Requests for such documents should be directed to Mobil Corporation, 3225 Gallows Road, Fairfax, Virginia 22037-0001, Attention: Secretary (telephone
(703) 846-3000).

                                                                    APPENDIX I

                           GLOSSARY OF CERTAIN TERMS

    The following is a glossary of certain terms used in this Prospectus. The definitions of terms used in this glossary that are also used in the Agreement, Indenture, Lease or Participation Agreement are qualified in their entirety by reference to the definitions of such terms contained therein.

    "Agreement" means each Pass Through Trust Agreement among First Security Bank of Utah, National Association, as Pass Through Trustee, Mobil and MGB pursuant to which the Mobil Corporation 1995-A Pass Through Trusts were formed.

   "Certificate Account" means the one or more accounts established and maintained pursuant to the Agreement by the Pass Through Trustee with itself for the related Pass Through Trust and for the benefit of the Certificateholders, for the deposit of payments representing Scheduled Payments on the Secured Notes held in such Pass Through Trust.

    "Certificateholder" means any holder of a New Certificate or Old
Certificate.

    "Code" means the United States Internal Revenue Code of 1986, as amended.

    "Event of Default" means, with respect to the Agreement, the occurrence and continuance of an Indenture Event of Default.

    "Event of Loss" means each of the events designated as such in the Lease. Certain other events specified in the Lease constitute a deemed Event of Loss. Upon the occurrence of an Event of Loss or deemed Event of Loss with respect to a Significant Portion of the Production System, MGB is obligated to either rebuild such Significant Portion or pay the applicable Stipulated Loss Value for such Significant Portion. For a description of certain events constituting an Event of Loss or deemed Event of Loss, see "Description of the Secured Notes--The Lease--Events of Loss."

    "Guaranty" means the Guaranty entered into with respect to MGB's payment and other obligations under the leveraged lease transaction by Mobil in favor of the Owner Trustee, the Indenture Trustee, the Pass Through Trustee and the holders from time to time of any New Certificate or Old Certificate.

    "Indenture" means the Trust Indenture, Mortgage, Assignment of Lease and Security Agreement entered into with respect to the Undivided Interest between the Owner Trustee and the Indenture Trustee and pursuant to which the Owner Trustee has issued the Secured Notes with respect to the Undivided Interest, as such Trust Indenture, Mortgage, Assignment of Lease and Security Agreement may from time to time be amended or supplemented.

    "Indenture Estate" means a security interest in and mortgage on all the right, title and interest of the Owner Trustee in certain property, rights, interests and privileges, including without limitation the Undivided Interest, the Lease and the Guaranty.

    "Indenture Event of Default" means each of the events designated as an event of default in the Indenture. For a description of certain events constituting Indenture Events of Default, see "Description of the Secured Notes--Indenture Events of Default, Notice and Waiver."

    "Indenture Trustee" means First Security Bank of Utah, National Association, in its capacity as Indenture Trustee under the Indenture, and its successors and assigns thereunder.

    "Lease" means the Production System Lease Agreement entered into with respect to the Undivided Interest between the Owner Trustee and MGB, as such Lease Agreement may from time to time be amended or supplemented.

    "Lease Event of Default" means each of the events designated as an event of default in the Lease. For a description of certain events constituting Lease Events of Default, see "Description of the Secured Notes--The Lease--Lease Events of Default."

    "Lessor's Cost" means the cost to the Owner Trustee of the Undivided Interest purchased by it from MGB, as it may be adjusted as the result of a termination of the Lease with respect to a Significant Portion of the Undivided Interest in respect of which Stipulated Loss Value or Termination Value has been paid.

    "New Certificate" means the Pass Through Certificates, Series 1995-B that were issued in exchange for the Pass Through Certificates, Series 1995-A pursuant to the Exchange Offer.

    "Old Certificate" means the Pass Through Certificates, Series 1995-A that were issued by the Pass Through Trustee pursuant to the Agreements.

    "Operator" means Enserch Exploration, Inc., as the operator of the Production System pursuant to the Unit Operating Agreement.

    "Owner Participant" means the owner participant for whose benefit the Owner Trustee holds legal title to the Undivided Interest leased to MGB pursuant to the Lease and its permitted successors and assigns.

    "Owner Trustee" means Fleet National Bank of Connecticut, not in its individual capacity but solely as trustee of the owner trust for the benefit of the Owner Participant, and its successors and assigns.

    "Participation Agreement" means the Participation Agreement entered into in connection with the leveraged lease financing of the Undivided Interest.

    "Pass Through Trusts" means the Mobil Corporation 1995-A Pass Through Trusts formed pursuant to the Agreements.

    "Pass Through Trustee" means First Security Bank of Utah, National Association, in its capacity as Pass Through Trustee under each Agreement and its successors and assigns thereunder.

    "Pool Balance" means for each Pass Through Trust, as of any Regular Distribution Date or Special Distribution Date, if any, the aggregate unpaid principal amount of the Secured Notes held in such Pass Through Trust plus any amounts in respect of principal on the Secured Notes held by the Pass Through Trustee and not yet distributed. The Pool Balance as of any Regular Distribution Date or Special Distribution Date, if any, shall be computed after giving effect to the payment of principal, if any, of the Secured Notes and distribution thereof to be made on that date.

    "Pool Factor" means for each Pass Through Trust, as of any Regular Distribution Date or Special Distribution Date, if any, the quotient (rounded to the seventh decimal place) computed by dividing (i) the aggregate unpaid principal amount of the Secured Notes held in such Pass Through Trust on such date, plus any amounts in respect of principal on such Secured Notes held by the Pass Through Trustee and not yet distributed by (ii) the aggregate original principal amount of New Certificates issued by such Pass Through Trust. The Pool Factor for each Pass Through Trust as of any Regular Distribution Date or Special Distribution Date, if any, shall be computed after giving effect to the payment of principal, if any, on the Secured Notes held in such Pass Through Trust and distribution thereof to be made on that date.

    "Regular Distribution Date" means each January 2 and July 2 of each year, commencing July 2, 1996.

    "Secured Notes" means the Secured Notes issued on a nonrecourse basis by the Owner Trustee pursuant to the Indenture.

    "Scheduled Payment" means each payment of principal of or interest on a Secured Note scheduled to be received by the Pass Through Trustee on each January 2 or July 2 of each year commencing July 2, 1996, until the final distribution date for the relevant Pass Through Trust which payment represents the payment of principal at stated maturity of, or the scheduled repayment of principal of such Secured Note, or the regularly scheduled payment of interest accrued on such Secured Note.

    "Special Distribution Date" means the date on which a Special Payment will be distributed, which date will be the second day of a month.

    "Special Payment" means any payment of principal, premium, if any, and interest received by the Pass Through Trustee on account of the prepayment, if any, of the Secured Notes held in the related Pass Through Trust; any payment received by the Pass Through Trustee following an Indenture Event of Default in respect of the Secured Notes held in such Pass Through Trust, including payments received by the Pass Through Trustee on account of the purchase by the Owner Trustee of such Secured Notes and payments received by the Pass Through Trustee on account of the sale by it of such Secured Notes; and any Scheduled Payment which is not in fact paid within five days of the Regular Distribution Date applicable thereto.

    "Special Payments Account" means the one or more accounts established and maintained pursuant to an Agreement by the Pass Through Trustee thereunder with itself, for the Pass Through Trust created by such Agreement and for the benefit of the Certificateholders of such Pass Through Trust, for the deposit of payments representing Special Payments.

    "Specified Investments" means (i) direct obligations of the United States of America and agencies thereof for which the full faith and credit of the United States is pledged, (ii) obligations fully guaranteed by the United States of America, (iii) certificates of deposit issued by, or bankers' acceptances of, or time deposits with any bank, trust company or national banking association incorporated or doing business under the laws of the United States of America or one of the states thereof having combined capital and surplus and retained earnings of at least $500,000,000 (including any Indenture Trustee or Owner Trustee if such conditions are met),
(iv) commercial paper of companies, banks, trust companies or national banking associations incorporated or doing business under the laws of the United States of America or one of the states thereof and in each case having a rating assigned to such commercial paper by Standard & Poor's Corporation or Moody's Investors Service, Inc. (or, if neither such organization shall rate such commercial paper at any time, by any nationally recognized rating organization in the United States of America) equal to the highest rating assigned by such organization, and (v) purchase agreements with any financial institution having a combined capital and surplus of at least $750,000,000 fully collateralized by obligations of the type described in clauses
(i) through (iv) above; provided that if all of the above investments are unavailable, the entire amount to be invested may be used to purchase Federal Funds from an entity described in (iii) above; and provided further that no investment shall be eligible as a "Specified Investment" unless the final maturity or date of return of such investment is 91 days or less from the date of purchase thereof.

    "Stipulated Loss Value" means the amount payable under the Lease upon the occurrence of an Event of Loss with respect to the Production System or a Significant Portion thereof, which amount shall in all circumstances be at least sufficient together with other amounts then due under the Lease to pay in full as of the date of payment thereof the aggregate unpaid principal of the outstanding Secured Notes issued with respect to the Undivided Interest (or in the case of an Event of Loss with respect to a Significant Portion of the Undivided Interest, the portion of aggregate unpaid principal of the outstanding Secured Notes relating to such Significant Portion), together with all unpaid interest thereon accrued and to accrue to such date of payment.

  "Termination Value" means the amount required to be received by the Owner Trustee under the Lease following certain early terminations of the Lease, which amount shall in all circumstances be at least sufficient together with other amounts then due under the Lease to pay in full as of the date of payment thereof the aggregate unpaid principal of the outstanding Secured Notes with respect to the Undivided Interest (or, in the case of a termination with respect to a Significant Portion of the Undivided Interest, the portion of the aggregate unpaid principal of the outstanding Secured Notes relating to such Significant Portion), together with all unpaid interest thereon accrued and to accrue to such date of payment. The Owner Trustee may receive Termination Value either from the proceeds of the sale of the Undivided Interest or such Significant Portion upon termination of the Lease or, if such proceeds are insufficient, from payments by MGB.

    "Undivided Interest" means the 40% undivided interest in the Production System.

    "Unit Operating Agreement" means the agreement between the Operator and MPTN, dated as of April 12, 1995, pursuant to which the Operator operates the Production System.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Reference is made to the provisions of Article VI of Mobil's By-Laws, as amended to June 14, 1995, incorporated by reference to Exhibit 3(ii) to Mobil's Form 8-K, dated as of July 6, 1995. Reference is also made to the provisions of Article V of MGB's By-Laws, a copy of which is filed as Exhibit
3.2 hereto.

    Section 145 of the General Corporation Law of Delaware (the "Delaware Law"), to which reference is hereby made, contains provisions for the indemnification of directors and officers on terms substantially identical to those contained in Mobil's By-Laws. Article V of MGB's By-Laws provides for indemnification of the directors and certain officers of MGB to the full extent permitted by Section 145 of the Delaware Law.

    Mobil has obtained a Directors and Officers liability insurance policy, effective November 1, 1995, issued by National Union Fire Insurance Company, and excess insurance policies issued by various commercial underwriters and mutual insurers effective the same date, pursuant to which the directors and certain officers of Mobil and the directors and officers of MGB are insured against certain liabilities they may incur in their respective capacities.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)  Exhibits

     3.1     Certificate of Incorporation, as amended of Mobil G.B. 388 Finance
             Inc.

     3.2     By-Laws of Mobil G.B. 388 Finance Inc.

     4.1(a) Form of Pass Through Trust Agreements 1995-A1 through A5, dated as of December 12, 1995, among Mobil Corporation, Mobil G.B. 388 Finance Inc. and First Security Bank of Utah, National Association, as Trustee for the Mobil Corporation 1995-A1 through A5 Pass Through Trusts (including Form of Pass Through Certificates, Series 1995-A1 through A5).

     4.1(b) Pass Through Trust Agreement, dated as of December 12, 1995, among Mobil Corporation, Mobil G.B. 388 Finance Inc. and First Security Bank of Utah, National Association, as Trustee for the Mobil Corporation 1995-A6 Pass Through Trust (including Form of Pass Through Certificate, Series 1995-A6).

     4.2(a)  Form of Pass Through Certificate, Series 1995-B1.

        (b)  Form of Pass Through Certificate, Series 1995-B2.

        (c)  Form of Pass Through Certificate, Series 1995-B3.

        (d)  Form of Pass Through Certificate, Series 1995-B4.

        (e)  Form of Pass Through Certificate, Series 1995-B5.

        (f)  Form of Pass Through Certificate, Series 1995-B6.

     4.3 Trust Indenture, Mortgage, Assignment of Lease and Security Agreement, dated as of December 12, 1995, among Fleet National Bank of Connecticut, solely as Corporate Owner Trustee, Michael M. Hopkins, solely as Individual Owner Trustee, First Security Bank of Utah, National Association, solely as Corporate Indenture Trustee and Val T. Orton, solely as Individual Indenture Trustee.

     4.4(a) Form of Series 1995-A1 through A5 Secured Non-Recourse Notes dated December 12, 1995.

     4.4(b)  Series 1995-A6 Secured Non-Recourse Note dated December 12, 1995.

     4.5 Participation Agreement, dated as of December 12, 1995, among Mobil G.B. 388 Finance Inc., General Electric Credit Corporation of Georgia, as Owner Participant, First Security Bank of Utah, National Association, as Pass Through Trustee and Loan Participant, Fleet National Bank of Connecticut, solely as Corporate Owner Trustee, Michael M. Hopkins, solely as Individual Owner Trustee, First Security Bank of Utah, National Association, solely as Corporate Indenture Trustee and Val T. Orton, Individual Indenture Trustee and all exhibits attached thereto.

     4.6 Trust Agreement, dated as of December 12, 1995, among General Electric Credit Corporation of Georgia, as Owner Participant and Fleet
          National Bank of Connecticut, as Corporate Owner Trustee and
          Michael M. Hopkins, as Individual Owner Trustee.

     4.7 Mobil Guaranty, dated as of December 12, 1995, by and among Mobil Corporation, Fleet National Bank of Connecticut, as the Corporate Owner Trustee, in both its individual capacity and as Corporate
          Owner Trustee, Michael M. Hopkins, in both his individual capacity and as Individual Owner Trustee, First Security Bank of Utah, National Association, in both its individual capacity and Corporate Indenture Trustee, Val T. Orton, in both its individual capacity and as Corporate Indenture Trustee, First Security Bank of Utah, National Association, in both its individual capacity and as Pass Through Trustee and as Loan Participants, and General Electric Credit Corporation of Georgia, as Owner Participant, and Letter of Mobil Corporation dated April 17, 1996, with respect to that certain Mobil Guaranty dated as of December 12, 1995.

     4.8 Production System Lease Agreement, dated as of December 12, 1995, among Fleet National Bank of Connecticut, solely as Corporate Owner Trustee and Michael M. Hopkins, solely as Individual Owner Trustee, collectively, as Lessor and Mobil G.B. 388 Finance Inc., as Lessee.

     4.9 First Priority Naval Mortgage, dated as of December 12, 1995, by Fleet National Bank of Connecticut, not in its individual capacity but solely as Owner Trustee under a Trust Agreement, dated as of December 12, 1995, for the benefit of the Owner Participant named therein, to First Security Bank of Utah, National Association, not in its individual capacity but solely as Indenture Trustee under a Trust Indenture, dated as of December 12, 1995.

     4.10 Placement Agreement, dated December 6, 1995, among Mobil Corporation, Mobil G.B. 388 Finance Inc. and Morgan Stanley & Co. Incorporated.

     4.11 Registration Rights Agreement, dated as of December 12, 1995, among Mobil Corporation, Mobil G.B. 388 Finance Inc. and Morgan Stanley & Co. Incorporated.

     5.1  Opinion of Dewey Ballantine.

     5.2 Opinion of Ralph N. Johanson, Jr., Assistant General Counsel of Mobil Corporation.

     5.3  Opinion of Ray, Quinney & Nebeker.

     8.1  Tax Opinion of Dewey Ballantine - Included in Exhibit 5.1.

     8.2  Tax Opinion of Ray, Quinney & Nebeker - Included in Exhibit 5.3.

     12   Computation of Ratio of Earnings to Fixed Charges.

     23.1 Consent of Dewey Ballantine - Included in Exhibit 5.1.

     23.2 Consent of Ralph N. Johanson, Jr., Assistant General Counsel of Mobil Corporation - Included in Exhibit 5.2.

     23.3 Consent of Ernst & Young LLP, Independent Auditors.

     23.4 Consent of Ray, Quinney & Nebeker - Included in Exhibit 5.3.

     24.1 Power of Attorney - Mobil Corporation.

     24.2 Power of Attorney - Mobil G.B. 388 Finance Inc.

     25   Statement of Eligibility of Pass Through Trustee on Form T-1.

     99.1 Form of Letter of Transmittal.

     99.2 Form of Instructions to Registered Certificateholder.

     99.3 Form of Notice of Guaranteed Delivery.

     99.4 Exchange Agent Agreement dated as of May 1, 1996, among Mobil Corporation, Mobil G.B. 388 Finance Inc. and First Security Bank of Utah, National Association.


(b)  Financial Statement Schedules

          Not Applicable.


ITEM 22.  UNDERTAKINGS.

    The undersigned registrants hereby undertake:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act") unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in this registration statement;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act, and incorporated by reference in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (5) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

    (6) That, for purposes of determining any liability under the Securities Act, each filing of Mobil's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrants pursuant to the foregoing provisions (except for the insurance referred to in the third paragraph of Item 20), or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange
Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, EACH REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF FAIRFAX, COMMONWEALTH OF VIRGINIA, ON MAY 8, 1996.

MOBIL G.B. 388 FINANCE                     MOBIL CORPORATION


By:   /s/ Gordon G. Garney                 By:  /s/ Gordon G. Garney
- -------------------------------------           --------------------------------
Gordon G. Garney, as Attorney-In-Fact      Gordon G. Garney, as Attorney-In-Fact


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


MOBIL CORPORATION

PRINCIPAL EXECUTIVE OFFICER:
                                  Director and Chairman of the Board,
Lucio A. Noto*                    President and Chief Executive Officer



PRINCIPAL FINANCIAL OFFICER:
                                  Senior Vice President and Chief
Thomas C. DeLoach, Jr.*           Financial Officer



PRINCIPAL ACCOUNTING OFFICER:
                                  Acting Controller
George Broadhead*



DIRECTORS:

Lewis M. Branscomb*

Donald V. Fites*

Charles A. Heimbold, Jr.*

Paul J. Hoenmans*

Allen F. Jacobson*

Samuel C. Johnson*

Helene L. Kaplan*

J. Richard Munro*

Lucio A. Noto*

MOBIL CORPORATION

Aulana L. Peters*

Eugene A. Renna*

Charles S. Sanford, Jr.*

Robert G. Schwartz*

Robert O. Swanson*

- -------------------------
* By power of attorney authorizing Gordon G. Garney to execute the Registration Statement and amendments and/or post-effective amendments and supplements thereto on behalf of Mobil and its Directors and Officers.

MOBIL G.B. 388 FINANCE INC.

PRINCIPAL EXECUTIVE OFFICER:

Walter R. Arnheim*                Director and President


PRINCIPAL FINANCIAL OFFICER:

Richard E. Sliwinski*             Treasurer


PRINCIPAL ACCOUNTING OFFICER:

George Broadhead*                 Controller


DIRECTORS:

Walter R. Arnheim*

Ralph N. Johanson, Jr.*

Richard E. Sliwinski*

- ------------------------
* By power of attorney authorizing Gordon G. Garney to execute the Registration Statement and amendments and/or post-effective amendments and supplements thereto on behalf of Mobil G.B. 388 Finance Inc. and its Directors and Officers.

                                 EXHIBIT INDEX

EXHIBIT                                                                                     FILING
NUMBER                             DESCRIPTION                                              METHOD
- -------                            -----------                                              ------
3.1      Certificate of Incorporation, as amended of Mobil G.B. Finance Inc.                 ELECTRONIC

3.2      By-Laws of Mobil G.B. 388 Finance Inc.                                              ELECTRONIC

4.1(a)   Pass Through Trust Agreement 1995-A1 through A5, dated as of
         December 12, 1995, among Mobil Corporation, Mobil G.B. 388 Finance Inc. and
         First Security Bank of Utah, National Association, as Trustee for the Mobil
         Corporation 1995-A1 through A5 Pass Through Trusts (including Form of Pass Through
         Certificates, Series 1995-A1 through A5).                                           ELECTRONIC

4.1(b)   Pass Through Trust Agreement, dated as of December 12, 1995, among
         Mobil Corporation, Mobil G.B. 388 Finance Inc. and First Security
         Bank of Utah, National Association, as Trustee for the Mobil Corporation
         1995-A6 Pass Through Trust (including Form of Pass Through Certificate,
         Series 1995-A6)                                                                     ELECTRONIC

4.2(a)   Form of Pass Through Certificate, Series 1995-B1.                                   ELECTRONIC

   (b)   Form of Pass Through Certificate, Series 1995-B2.                                   ELECTRONIC

   (c)   Form of Pass Through Certificate, Series 1995-B3.                                   ELECTRONIC

   (d)   Form of Pass Through Certificate, Series 1995-B4.                                   ELECTRONIC

   (e)   Form of Pass Through Certificate, Series 1995-B5.                                   ELECTRONIC

   (f)   Form of Pass Through Certificate, Series 1995-B6.                                   ELECTRONIC

4.3      Trust Indenture, Mortgage, Assignment of Lease and Security Agreement,
         dated December 12, 1995, among Fleet National Bank of Connecticut, solely as Corporate Owner Trustee, Michael M. Hopkins, solely as Individual Owner
         Trustee, First Security Bank of Utah, National Association, solely as Corporate
         Indenture Trustee and Val T. Orton, solely as Individual Indenture Trustee.         ELECTRONIC

4.4(a)   Form of Series 1995-A1 through A5 Secured Non-Recourse Notes dated
         December 12, 1995.                                                                  ELECTRONIC

4.4(b)   Series 1995-A6 Secured Non-Recourse Note dated December 12, 1995.                        ELECTRONIC

4.5      Participation Agreement, dated as of December 12, 1995, among Mobil G.B.
         388 Finance Inc., General Electric Credit Corporation of Georgia, as Owner
         Participant, First Security Bank of Utah, National Association, as Pass Through
         Trustee and Loan Participant, Fleet National Bank of Connecticut, solely as
         Corporate Owner Trustee, First Security Bank of Utah, National Association,
         solely as Corporate Indenture Trustee, Michael M. Hopkins, solely as
         Individual Owner Trustee, and Val Orton, Individual Indenture Trustee and all
         exhibits attached thereto.                                                          ELECTRONIC

4.6      Trust Agreement, dated as of December 12, 1995, among General Electric
         Credit Corporation of Georgia, as Owner Participant and Fleet National Bank
         of Connecticut, as Corporate Owner Trustee and Michael M. Hopkins, as
         Individual Owner Trustee.                                                           ELECTRONIC

4.7      Mobil Guaranty, dated as of December 12, 1995, by and among Mobil
         Corporation, Fleet National Bank of Connecticut, as the Corporate Owner
         Trustee, in both its individual capacity and as Corporate Owner Trustee,
         Michael M. Hopkins, in both his individual capacity and as Individual Owner
         Trustee, First Security Bank of Utah, National Association, in both its individual capacity and as Corporate Indenture Trustee, Val T. Orton, in both its individual capacity and as Corporate Indenture Trustee, First Security Bank
         of Utah, National Association, in both its individual capacity and as Pass
         Through Trustee and as Loan Participants, and General Electric Credit
         Corporation of Georgia, as Owner Participant, and Letter of Mobil Corporation
         dated April 17, 1996, with respect to that certain Mobil Guaranty
         dated as of December 12, 1995.                                                      ELECTRONIC

4.8      Production System Lease Agreement, dated as of December 12, 1995, among
         Fleet National Bank of Connecticut, solely as Corporate Owner Trustee and
         Michael M. Hopkins, solely as Individual Owner Trustee, collectively, as
         Lessor and Mobil G.B. 388 Finance Inc., as Lessee.                                  ELECTRONIC

4.9   First Priority Naval Mortgage, dated as of December 12, 1995, by Fleet
      National Bank of Connecticut, not in its individual capacity but solely as
      Owner Trustee under a Trust Agreement, dated as of December 12, 1995, for the benefit of the Owner Participant named therein, to First Security Bank of
      Utah, National Association, not in its individual capacity but solely as
      Indenture Trustee under a Trust Indenture, dated as of December 12, 1995.           ELECTRONIC

4.10  Placement Agreement, dated December 6, 1995, among Mobil Corporation,
      Mobil G.B. 388 Finance Inc. and Morgan Stanley & Co. Incorporated.                  ELECTRONIC

4.11  Registration Rights Agreement, dated as of December 12, 1995, among Mobil
      Corporation, Mobil G.B. 388 Finance Inc. and Morgan Stanley & Co.                   ELECTRONIC
      Incorporated.

5.1   Opinion of Dewey Ballantine.                                                        ELECTRONIC

5.2   Opinion of Ralph N. Johanson, Jr., Assistant General Counsel of Mobil
      Corporation.                                                                        ELECTRONIC

5.3   Opinion of Ray, Quinney & Nebeker.                                                  ELECTRONIC

8.1   Tax Opinion of Dewey Ballantine - Included in Exhibit 5.1.                          ELECTRONIC

8.2   Tax Opinion of Ray, Quinney & Nebeker - Included in Exhibit 5.3.                    ELECTRONIC

12    Computation of Ratio of Earnings to Fixed Charges.                                  ELECTRONIC

23.1  Consent of Dewey Ballantine - Included in Exhibit 5.1.                              ELECTRONIC

23.2  Consent of Ralph N. Johanson, Jr., Assistant General Counsel of Mobil
      Corporation - Included in Exhibit 5.2.                                              ELECTRONIC

23.3  Consent of Ernst & Young LLP, Independent Auditors.                                 ELECTRONIC

23.4  Consent of Ray, Quinney & Nebeker - Included in Exhibit 5.3.                        ELECTRONIC

24.1  Power of Attorney - Mobil Corporation.                                              ELECTRONIC

24.2  Power of Attorney - Mobil G.B. 388 Finance Inc.                                     ELECTRONIC

25    Statement of Eligibility of Pass Through Trustee on Form T-1.                       ELECTRONIC

99.1  Form of Letter of Transmittal.                                                      ELECTRONIC

99.2  Form of Instructions to Registered Certificateholder.                               ELECTRONIC

99.3  Form of Notice of Guaranteed Delivery.                                              ELECTRONIC

99.4  Exchange Agent Agreement dated as of May 1, 1996, among Mobil Corporation,
      Mobil G.B. 388 Finance Inc. and First Security Bank of Utah,
      National Association.                                                               ELECTRONIC

                                      II-8